As filed with the Securities and Exchange Commission November 12, 2009  Registration No. 33-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

REGISTRATION STATEMENT
ON FORM S-1
UNDER THE SECURITIES ACT OF 1933

PHYHEALTH CORPORATION
(Exact name or Registrant as specified in its charter)

Delaware	8000	26-1772160
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

700 South Poinciana Boulevard -- Suite 506
Miami, Florida 33166
(305) 779-1760
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices.)

Robert L. Trinka, Chairman, President and Chief Executive Officer
Phyhealth Corporation
700 South Poinciana Boulevard -- Suite 506
Miami, Florida 33166
(305) 779-1760
(Name, address including zip code, and telephone number, including area code, of agent for service)

Copy To:
Carl N. Duncan, Esq.
Carl N. Duncan, Esq., LLC
5718 Tanglewood Drive
Bethesda, Maryland 20817
(301) 263-0500

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (1)

Common Stock, par value $0.0001 per share	34,724,183 shares	$0.025	$868,104.57	$55.80

(1)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based on the average high and low prices of PHYH common shares, par value $0.0001 per share, as reported on Pink Sheets.com on November 6, 2009.

(2)
Computed based on a pro forma number of shares outstanding (fully diluted), assuming a 1 to 50 dividend by Phyhealth Corporation (“Phyhealth” or “Registrant”) as follows: (i) 3,118,510  shares of Phyhealth common stock on the 155,925,507 outstanding common shares of  Physicians Healthcare Management Group, Inc. ( “PHYH”); (ii) 3,240,000 of Registrant’s Series A Preferred Convertible shares (which are convertible into 3,240,000 common shares) on the 162,000,000 Series A Preferred Convertible shares of PHYH; (iii) 622,324 of Registrant’s Series B Preferred Convertible shares which are convertible into 24,892,941 Registrant’s common shares on the 31,116,176 Preferred B shares of PHYH; and (iv) 3,472,713 common shares (10% of Registrant’s new capitalization, fully diluted) to be retained by PHYH, currently Phyhealth’s parent.

NO SHARES OF REGISTRANT’S COMMON STOCK WILL BE ISSUED TO ANY HOLDER OF SHARES OF PARENT IN ANY JURISDICTION IN WHICH SUCH ISSU-ANCE WOULD NOT COMPLY WITH THE LAWS OF THAT JURISDICTION.

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

 As soon as practicable after the effective date of the Registration Statement

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicated by check mark whether the Registrant is large accelerated filer, an accelerated filer, a non-accelerated filer or a small reporting company as defined in Rule 12b-2 of the Securities Exchange Act of 1934.  (Check one unless a smaller reporting company.)

Large Accelerated Filer ☐	Accelerated Filer ☐

Non-accelerated Filer ☐	Smaller Reporting Company ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file an amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed.  We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective.  This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus	$868,104.57	January __, 2010

6,591,223 SHARES OF COMMON STOCK, PAR VALUE $0.0001 PAR VALUE,
3,240,000 OF SERIES A PREFERRED CONVERTIBLE SHARES AND 622,324 OF
SERIES B PREFERRED CONVERTIBLE SHARES
OF PHYHEALTH CORPORATION
BEING SPUN-OFF BY ITS PARENT,
PHYSICIANS HEALTHCARE MANAGEMENT GROUP, INC.

6,591,223 shares of common stock, par value $0.0001, 3,240,000 of Series A Preferred Convertible Shares and 622,324 of Series B Preferred Convertible Shares (the “Shares”) of Phyhealth Corporation (“Phyhealth” or “Registrant”) are being spun-off hereby by Physicians Healthcare Management Group, Inc., a Nevada corporation (“PHYH”).  Phyhealth is currently a wholly-owned subsidiary of PHYH.  Phyhealth will assume all the businesses, assets and liabilities of PHYH at the time of or prior to the spin-off.  This Prospectus is being furnished in connection with the planned spin-off of Phyhealth from PHYH and the issuance of Phyhealth common stock in the spin-off, which we expect will be effective on January __ , 2010, referred to herein as the “spin-off date.”  Following the registered spin-off, each of Phyhealth and PHYH will be independent, publicly-traded companies.

PHYH is effecting the spin-off pursuant to the terms of the PHYH Board of Directors’ July 31, 2009 resolution.  PHYH currently owns all of the Registrant’s 1,000 common shares issued and outstanding. PHYH currently has 155,925,507 common shares, 162,000,000 Series A Preferred Convertible Shares and 622,324 Series B Preferred Convertible Shares outstanding.  Phyhealth Shares are being issued on a 1 for 50 basis, for every common and preferred share of PHYH outstanding, as November 30, 2009.  On the spin-off date, the Registrant is issuing an additional 3,471,713 shares of common stock to PHYH, and all PHYH’s common and preferred shareholders as of November 30, 2009 will receive 1 share of Phyhealth for every 50 shares (or their equivalent) of PHYH held.  Phyhealth expects to issue 3,118,510 common shares, 3,240,000 Series A Preferred Convertible Shares and 622,324 Series B Preferred Convertible Shares to the PHYH shareholders on a prorata basis.  PHYH will retain 3,472,713 Phyhealth common shares and two Phyhealth officers will retain options to purchase 800,000 shares of Phyhealth common stock.

Since there are 155,925,507 PHYH common shares outstanding, 1/ 50th, or 3,118,510 Phyhealth common shares will be issued to the PHYH common shareholders; since there are 162,000,000 Series A Preferred Convertible PHYH Shares outstanding (each convertible into one share of PHYH common stock), 1/ 50th, or 3,240,000 Series A Preferred Convertible shares will be issued to the Series A Preferred Convertible PHYH shareholders; since there are 31,116,176 Series B Preferred Convertible PHYH Shares outstanding, 1/50th or 622,324 Phyhealth Series B Preferred Convertible shares will be issued to the Series B Preferred Convertible PHYH shareholders; and since there are 40,000,000 options to purchase 40,000,000 common shares, 1/50th or options on 800,000 common shares will be issued.

Reason for Furnishing this Prospectus

We are furnishing this Prospectus to provide information to holders of PHYH who will be issued Phyhealth shares in the spin-off. It is not, and is not to be construed as, an inducement or encouragement to buy or sell any of Phyhealth’s securities or those of PHYH. The information contained in this Prospectus is believed by us to be accurate as of the date set forth on its cover. Changes may occur after that date, and neither Phyhealth nor PHYH are required to update the information except in the normal course of our public disclosure obligations and practices.

No stockholder approval of the spin-off is required, and none is being sought.  Neither PHYH nor Phyhealth are asking you for a proxy.

There is currently a relatively illiquid trading market for PHYH common stock, the Pink Sheets trading symbol for which is PHYH. Following the spin-off, PHYH expects that its common stock will continue to be listed on the Pink Sheets as PHYH and Phyhealth common stock is expected to qualify for and be traded on the Over-the-Counter Bulletin Board (the “OTCBB”) under a symbol yet to be determined.

It is also the current intent of Phyhealth to file, shortly after the spin-off date, for an initial public offering of up to $10,000,000.  Any such IPO would be the subject of a post-effective amendment to this Registration Statement pursuant to Rule 429 under the Securities Act of 1933, thereby incorporating by reference the materials constituting this registered filing.

IN REVIEWING THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DESCRIBED UNDER THE CAPTION “RISK FACTORS” BEGINNING ON PAGE 9.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION NOT CONTAINED IN THE PROSPECTUS IN CONNECTION WITH THIS OFFERING AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

UNTIL APRIL ___, 2010 (90 DAYS AFTER THE DATE HEREOF), ANY BROKER-DEALER EFFECTING TRANSACTIONS IN THE SHARES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A CURRENT COPY OF THIS PROSPECTUS.  THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A COPY OF THIS PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO ANY UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere or incorporated by reference in this Prospectus.  All references in this Prospectus to Shares are as of October 31, 2009, unless otherwise specified.  Prospective investors should carefully consider the information set forth under the heading “Risk Factors.”

The Offering

The following is a summary of some of the information contained in this Prospectus. In addition to this Summary, Phyhealth urges you to read the entire prospectus carefully, including the risks of investing in its common stock discussed under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Phyhealth’s and PHYH’s financial statements and the notes thereto included in this Prospectus. As used in this Prospectus, references to “PHYH” refer to Physicians Healthcare Management Group, Inc. and references to “Phyhealth” refer to Phyhealth Corporation.

PHYH (See p. 26)
Physicians Healthcare Management Group, Inc. (“PHYH”) is a Nevada corporation located at 700 South Poinciana Boulevard, Suite 506, Miami, Florida 33166 (Telephone: 305-779-1760).  PHYH’s business model consists of developing community health plans in partnership with physicians, which intend to offer various government and commercial health insurance products.   PHYH through its subsidiary, Phyhealth Underwriters, Inc. (“Underwriters”) and its affiliate Physhield Insurance Exchange, a Risk Retention Group (“Physhield”), are in the business of medical professional liability insurance (medical malpractice).  PHYH’s success relies largely on the profitable management of insured risks.

Relationship between PHYH and Phyhealth Before the Spin-off (See p. 26)

Currently Phyhealth is a wholly-owned subsidiary of PHYH. On or prior to the spin-off date, PHYH will transfer to Phyhealth any and all of the assets and liabilities employed in PHYH’s business operations to Phyhealth (cumulatively referred to in this Prospectus as the “restructuring”).  After the spin-off, Phyhealth will be an independent public company, any relationship thereafter limited to the terms of the respective Separation Agreement and Tax Matters Agreement outlined below and PHYH’s continuing economic interest in Phyhealth through its 3,472,713 post-spin-off share ownership.  For a more detailed description of these relationships, see the section entitled “Relationship Between Phyhealth and PHYH Following the Spin-Off.”

Recent Developments

On February 27, 2009, PHYH paid $590,000 for:

•	1,062 shares (42.5% ) of Phyhealth Underwriters, Inc. (“Underwriters”) common stock,
•	$600,000 surplus note payable by Physhield with $45,707 of accrued interest.
•	$100,000 start-up loan plus $25,824 of accrued interest.
•	Accrued interest of $104,331 due to a 10% guarantee on a $600,000 surplus note owed by Underwriters.

After this purchase, PHYH owns 92.5% of Underwriters and has consolidated Underwriters starting in its June 30, 2009 consolidated financial statements.

The Spin-Off (See p. 18)

See “The Spin-Off,” beginning on page 18, for a more detailed description of the matters described below.

Shares Issued
Phyhealth will issue to all PHYH shareholders on the effective date of the spin-off a pro rata distribution of the following (based on the number of shares outstanding as of November 30, 2009  upon  the assumption of and in dividend for the following: (i) 3,118,510 shares of Phyhealth common stock on the 155,925,507 outstanding common shares of PHYH; (ii) 3,240,000 Phyhealth Series A Preferred Convertible shares on the 162,000,000 Series A Preferred Convertible shares of PHYH; (iii) 622,324 Phyhealth Series B Preferred Convertible shares of the 31,116,176 Series B Preferred Convertible shares of PHYH currently outstanding; and  (iv) 3,472,713 common   shares (approximately 9.8% of Phyhealth’s new capitalization, fully diluted) to be issued to and retained by PHYH (this is inclusive of the 1,000 shares of Phyhealth stock currently held by PHYH).

Spin-Off Date

The spin-off date is January ____, 2010.  Holders of record of PHYH at the close of business on November 30, 2009 will become entitled to receive the Phyhealth common shares as outlined above.  In addition, their rights as holders of common shares of PHYH will continue.

Spin-Off Ratio

Pursuant to the Phyhealth common stock spin-off and associated distributions outlined above, there will be a dividend to PHYH shareholders of Phyhealth capital stock based on 1 for 50 (2%) of the outstanding common and preferred shares in PHYH. .

Securities to be Distributed
Based on the information available to us as of November 30, 2009, Phyhealth estimates that approximately 3,118,510 shares of Phyhealth common stock will be issued on approximately 155,925,507 PHYH common shares outstanding; 3,240,000 Phyhealth Series A Preferred Convertible shares will be issued on the 162,000,000 Series A Preferred Convertible shares of PHYH outstanding; 622,324 Phyhealth Series B Preferred Convertible shares will be issued on the 31,116,176 Series B Preferred Convertible shares of PHYH currently outstanding. The exact number of shares of Phyhealth common stock, Series A Preferred and Series B Preferred shares to be distributed in connection with this spin-off will be determined based on the number of shares of PHYH outstanding on the spin-off date.

Phyhealth will also issue an additional 3,471,713 shares to PHYH, after which PHYH will own a total of 3,472,713 common shares of Phyhealth.

As part of the spin-off, Phyhealth will be adopting a book-entry share transfer and registration system for its common and preferred stock. Instead of receiving physical share certificates, registered holders who currently hold certificates representing PHYH will receive, for every 50 shares of  PHYH held on the spin-off date, one share of Phyhealth common or preferred stock credited to book-entry accounts established for them by Phyhealth’s transfer agent.

Holders of PHYH who hold shares in book-entry registered form do not need to take any action to receive their Phyhealth shares.

Phyhealth’s transfer agent will mail an account statement to each registered holder stating the number of shares of Phyhealth common stock credited to such holder’s account.  After the distribution, such holders may request that their shares of Phyhealth common stock be transferred to a brokerage or other account at any time without charge. For stockholders who own PHYH shares through a broker or other nominee, their shares of Phyhealth common stock will be credited to their account by the broker or other nominee.

Certain U.S. Federal Income Tax Consequences of the Spin-Off	The spin-off is taxable to the recipient, as with any dividend.
Secondary Market

While there is a public market for shares of PHYH (trading on Pink Sheets.com), there is currently no public market for Phyhealth common stock.  Phyhealth intends to apply to list its common stock on the OTCBB under a symbol yet to be determined.  Phyhealth expects that trading on the OTCBB in Phyhealth common stock will begin on the effective date of the spin-off.

Relationship Between Phyhealth and PHYH Following the Spin-Off

Phyhealth and PHYH have entered into a respective Separation Agreement and a Tax Matters Agreement in connection with the spin-off.  These agreements provide for completion of the spin-off, and will govern the relationship between Phyhealth and PHYH after the spin-off and provide for the allocation of employee benefits, tax and other liabilities and obligations attributable to periods before the spin-off. These agreements also include arrangements with respect to interim services and a number of ongoing commercial relationships. For a more detailed description of these agreements, see the section entitled “Relationship Between Phyhealth and PHYH Following the Spin-Off.”

Dividend Policy	Following this share distribution, neither PHYH nor Phyhealth anticipate paying any dividends on their respective common stock in the foreseeable future.
Appraisal Rights	Holders of PHYH common or preferred shares have no dissenters’ rights of appraisal in connection with this spin-off of Phyhealth common shares.
Transfer Agent and Registrar	Island Stock Transfer, 100 Second Avenue South, Suite 104N, St. Petersburg, Florida 33701 is our stock transfer company, 727-289-0010; Fax: 727-289-0069; E-mail Address: info@islandstocktransfer.com.
Risk Factors	See the section entitled “Risk Factors” beginning on page 9 for a discussion of some of the factors you should carefully consider in connection with this spin-off.

SUMMARY FINANCIAL DATA

The Summary Financial Information, all of which  has been derived from audited and unaudited financial statements included elsewhere in this Prospectus,  reflects the operations of PHYH (the predecessor) for its limited operating history as of and for the period from inception to June 30, 2009.  This information should be read in conjunction with the financial statements (audited as of and for each of the years ended December 31, 2008 and 2007 and unaudited as of and for the six months ended June 30, 2009, respectively contained in Appendix F and “Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

June 30, 2009
Current Assets	$1,889,404
Non-current Assets	$1,472,167
Current liabilities	$30,842
Long Term Liabilities	$0

February 14, 2005 (inception) to June 30, 2009
Revenues	$0
Gross Profit	$0
Operating loss	$2,255,427
Interest expense	$1,765,669
Other income (expenses)	$25,081
Net loss since inception	$2,255,427
Net loss attributable to PHYH	$3,993,943

RISK FACTORS

You should carefully consider each of the following risks and uncertainties associated with the spin-off, ownership of PHYH common and preferred stock and that of Phyhealth and its business generally, as well as all of the other information set forth in this Prospectus.

Generally

The occurrence of any of the risks or uncertainties described below could significantly and adversely affect our business, prospects, financial condition and operating results.  Additional risks and uncertainties not currently known to Phyhealth or PHYH, or risks that currently are deemed immaterial may also impair our business. In any event, the trading price of PHYH’s common stock (and Phyhealth, once the market expected to develop, occurs) could decline, and the investor could lose part or all of his investment. The following are representative of those risks.   Such summary is not intended to be exhaustive of risks that are or may become relevant.

Investors should carefully consider the information presented below, including risks relating to Phyhealth’s operations, uncertain market acceptance, competition, regulation, future capital needs and dependence on key personnel.

THE SECURITIES OFFERED PURSUANT TO THIS PROSPECTUS ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.   RECIPIENTS OF PHYHEALTH SHARES RECEIVED IN THIS SPIN-OFF SHOULD CAREFULLY READ THIS PROSPECTUS AND CONSIDER, ALONG WITH OTHER MATTERS REFERRED TO HEREIN, THE FOLLOWING RISK FACTORS.  EACH OF THESE RISK FACTORS COULD ADVERSELY AFFECT THE VALUE OF AN INVESTMENT IN PHYHEALTH COMMON STOCK. THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.

Risk Factors Relating to the Spin-Off

Following the spin-off, there are specific areas where (under a Separate Agreement between the parties) PHYH will not compete for 12 months with Phyhealth as to specified current or planned products and services.  Therafter, PHYH may compete with Phyhealth directly or enable others to compete with Phyhealth by providing detailed knowledge of Phyhealth’s unique business model, its systems, business processes and insurance products.  This competition may limit Phyhealth’s success in marketing its product and service offerings.

Phyhealth may be unable to make the changes necessary to operate as an independent entity or may incur greater costs, which could prevent it from operating profitably.

Phyhealth was incorporated in Delaware in 2008, to operate as a business unit of PHYH. However, following the spin-off, PHYH will have no obligation (beyond that provided in the Separation Agreement) to provide financial, operational or organizational assistance to Phyhealth.  As a consequence, Phyhealth may not be able to implement successfully the changes necessary to operate independently.  Phyhealth may also incur additional costs relating to operating independently that would cause its available funds to decline materially. Phyhealth cannot assure you that once it becomes a stand-alone company, it will be profitable.

In addition, agreements that Phyhealth has entered into in connection with the spin-off may require Phyhealth’s business to be conducted differently than previously conducted and will cause its relationship with PHYH to be different from what it has historically been. These differences may harm operating results and financial condition.

The spin-off is taxable to the recipient, as with any dividend. However, since the taxability is dependant, in part, upon PHYH’s earnings and profits, accumulated or during the current taxable year, it cannot be determined, at this time, whether and to what extent the dividend would be taxable to the recipient.     For more information, see the section entitled “The Spin-Off—Certain U.S. Federal Income Tax Consequences of the Spin-Off.”

Since the spin-off is not a tax-free transaction, PHYH is subject to tax as if it had sold the Phyhealth common stock in a taxable sale at fair market value and Phyhealth’s initial public stockholders--the former holders of PHYH, whose stock is to be issued as a dividend of Phyhealth capital stock in the spin-off--will recognize gain or loss equal to the difference between the fair market value of the shares of Phyhealth common stock received and 2% of the holder’s tax basis in its PHYH shares of common stock. Under the Tax Matters Agreement between Phyhealth and PHYH, Phyhealth would generally be required to indemnify PHYH against any tax resulting from the share issuance if the tax resulted from any of its representations or undertakings being incorrect and violated.

For a more detailed discussion, see the section entitled “Relationship Between Phyhealth and PHYH Following the Spin-Off—Agreements Between Phyhealth and PHYH Relating to the Spin-Off—Tax Matters Agreement.”  PHYH’s indemnification obligations to Phyhealth and its subsidiaries, officers and directors are not limited by any maximum amount.  If PHYH is required to indemnify Phyhealth or any other person under the circumstances set forth in the Tax Matters Agreement, PHYH may be subject to substantial liabilities.

Phyhealth’s accounting and other management systems and resources may not be adequate to meet the financial reporting and other requirements to which Phyhealth will be subject following the spin-off.  If Phyhealth is unable to achieve and maintain effective internal controls, its operating results and financial condition could be harmed.

Prior to the spin-off, PHYH was not directly subject to reporting and other requirements of the Securities Exchange Act of 1934 (the “Exchange Act”).  As a result of the spin-off, Phyhealth will  be directly subject to reporting and other obligations under the Exchange Act, including the requirements of Section 404 of the Sarbanes-Oxley Act of  2002 (“Sarbanes-Oxley”). Sarbanes-Oxley will require annual management assessments of the effectiveness of Phyhealth’s internal controls over financial reporting. Phyhealth’s reporting and other obligations will place significant demands on its management and administrative and operational resources, including accounting resources.

To comply with these requirements, Phyhealth may need to upgrade its systems, including infor-mation technology, implement additional financial and management controls, reporting systems and procedures and hire additional legal, accounting and finance staff.  If Phyhealth is unable to upgrade its systems and procedures in a timely and effective fashion, it may not be able to comply with its financial reporting requirements and other rules that apply to public companies.  In addition, if Phyhealth is unable to conclude that its internal controls over financial reporting are effective, Phyhealth could lose investor confidence in the accuracy and completeness of its financial reports. Any failure to achieve and maintain effective internal controls could harm Phyhealth’s operating results and financial condition.

Phyhealth’s success will depend on its ability to retain key employees and recruit key management personnel.

One of Phyhealth’s primary assets is its highly-skilled personnel.  These personnel could leave Phyhealth and so deprive Phyhealth of the skill and knowledge essential for performance of its existing and new business. Some of Phyhealth’s employees may have additional or different responsibilities following the spin-off as a result of the fact that Phyhealth will be an independent public company.  If any of Phyhealth’s key personnel leaves for one of these (or any other reason(s), it could harm Phyhealth’s operating results and financial condition.

Furthermore, because PHYH has previously relied on Phyhealth corporate personnel in the operation of its business, PHYH must train existing personnel or hire new management personnel to perform functions previously performed by these Phyhealth employees.  PHYH cannot assure its investors that it will be able to effectively train or hire employees in a timely manner or that this transition will not result in an interruption of PHYH’s services. Any interruption could harm PHYH’s ability to continue to develop and manage its business following the spin-off.

The spin-off agreements between Phyhealth and PHYH require Phyhealth to assume liabilities allocated to PHYH prior to the spin-off and the terms of these agreements may be less favorable to Phyhealth than if they had been negotiated with unaffiliated third parties.

Phyhealth negotiated and entered into the spin-off agreements as a subsidiary of PHYH.  Had these agreements been negotiated with unaffiliated third parties, their terms might have been more favorable to Phyhealth.  These agreements require PHYH to assume and/or indemnify Phyhealth for, among other things, all past, present and future liabilities related to our business. The allocation of assets and liabilities between Phyhealth and PHYH may not reflect the allocation that would have been reached between two unaffiliated parties.

Risk Factors Relating to Phyhealth Common Stock

The market price and trading volume of Phyhealth common stock may be volatile and may face negative pressure.

Before the spin-off, there was a trading market for PHYH’s common stock but not for the shares of the Phyhealth common stock.  PHYH’s common stock will continue to be traded publicly while the Phyhealth shares issued in the spin-off will trade publicly for the first time following the spin-off. Until, and possibly even after, orderly trading markets develop for Phyhealth stock, there may be significant fluctuations in price. Investors’ interest may not lead to a liquid trading market and the market price of Phyhealth common stock may be volatile. This may result in short- or long-term negative pressure on the trading price of shares of Phyhealth common stock—or that of PHYH.

The market price of Phyhealth’s common stock may be volatile due to the risks and uncertainties described in this “Risk Factors” section, as well as other factors that may affect the market price, such as:

•	Conditions and publicity regarding the health care, health insurance and medical malpractice insurance industries generally;
•	Price and volume fluctuations in the stock market at large which do not relate to Phyhealth’s operating performance; and
•
Comments by securities analysts or government officials, including those with regard to the viability or profitability of the insurance sector generally or with regard to our ability to meet market expectations.

The stock market has from time to time experienced extreme price and volume fluctuations that are unrelated to the operating performance of particular companies.

While unlikely, the market value of a share of Phyhealth common stock received in the spin-off might be less than the market value of a share of PHYH before the spin-off.

If the spin-off is completed as currently contemplated, holders of PHYH shares will, after the spin-off, hold common stock of both PHYH and Phyhealth.  Because the two companies will largely be independent of each other, thereafter, Phyhealth cannot assure you that the public market for Phyhealth common stock will be similar to the public market for that of PHYH. Ultimately, the value of each share of Phyhealth common stock will be principally determined in trading markets and could be influenced by many factors, including Phyhealth’s operations, the growth and expansion of its business, investors’ expectations of its prospects, its credit worthiness, trends and uncertainties affecting the industries in which Phyhealth competes, future issuances and repurchases of Phyhealth common stock and general economic and other conditions. The market value of Phyhealth’s common stock could be less than the market value before the spin-off or that of PHYH’s market value aggregated (with that of Phyhealth).  In addition, the trading price of Phyhealth common stock may decline following the spin-off.

Failure to meet previously announced financial expectations could have an adverse impact on the market price of Phyhealth’s common stock.

Phyhealth’s ability to achieve previously announced financial targets is subject to a number of risks, uncertainties and other factors affecting its business and the insurance industry generally, many of which are beyond Phyhealth’s control. These factors may cause actual results to differ materially. Phyhealth describes a number of these factors throughout this document, including in these Risk Factors and in the section entitled “Special Note Regarding Forward-Looking Statements.”  Phyhealth cannot assure you that it will meet these targets. If Phyhealth is not able to meet these targets, it could harm the market price of its common stock.

Future sales of Phyhealth stock could adversely affect its stock price and its ability to raise capital in the future.

Sales of substantial amounts of Phyhealth common stock could harm the market price of its stock. This also could harm Phyhealth’s ability to raise capital in the future. The shares issued in the spin-off are freely tradable without restriction under the Securities Act of 1933 (the “Securities Act”) by persons other than “affiliates,” as defined under the Securities Act. Any sales of substantial amounts of Phyhealth common stock in the public market, or the perception that those sales might occur, could harm the market price of Phyhealth common stock.

Neither Phyhealth nor PHYH will solicit the approval of its stockholders for the issuance of authorized but unissued shares of Phyhealth common stock unless this approval is deemed advisable by our board of directors or is required by applicable law, regulation or any applicable stock exchange listing requirements. The issuance of those shares could dilute the value of Phyhealth outstanding shares of common stock.

Anti-takeover provisions could deter takeover attempts of Phyhealth and limit appreciation of the market price for shares of its common stock.

Phyhealth’s amended and restated certificate of incorporation, amended and restated bylaws, stockholder rights plan and Delaware law contain provisions that may have the impact of delaying or precluding its acquisition without the approval of its board of directors.  These provisions may limit the price that investors otherwise might be willing to pay in the future for shares of its common stock.  In addition to any stockholder rights plan instituted in the future, these provisions include advance notice procedures for stockholder proposals and director nominations and a provision in Phyhealth’s amended and restated bylaws that does not afford stockholders the right to call a special meeting of stockholders.  In addition, there are provisions of Delaware law that may also have the effect of precluding an acquisition of Phyhealth without the approval of its board of directors. For more information regarding these provisions, see the sections entitled “Description of Phyhealth Common Stock—Anti-Takeover Effects of Certain Provisions of its Charter and Bylaws” and “—Delaware Business Combination Statute.”

Risk Factors Relating to Phyhealth’s Business

Phyhealth may pursue acquisitions, investments or other strategic relationships or alliances, which may consume significant resources, may be unsuccessful and could dilute holders of its common stock.

Acquisitions, investments and other strategic relationships and alliances, if pursued, may involve significant cash expenditures, debt incurrence, additional operating losses, and expenses that could have a material adverse effect on Phyhealth’s financial condition and operating results. Acquisitions involve numerous other risks, including:

•	Diversion of management time and attention from daily operations;
•	Difficulties integrating acquired businesses, technologies and personnel into Phyhealth’s business;
•	Inability to obtain required regulatory approvals and/or required financing on favorable terms;
•	Entry into new markets in which Phyhealth has little previous experience;
•	Potential loss of key employees, key contractual relationships or key customers of acquired companies or of Phyhealth; and
•	Assumption of the liabilities and exposure to unforeseen liabilities of acquired companies.

If these types of transactions are pursued, it may be difficult for Phyhealth to complete these transactions quickly and to integrate these acquired operations efficiently into its current business operations. Any acquisitions, investments or other strategic relationships and alliances by Phyhealth may ultimately harm our business and financial condition. In addition, future acquisitions may not be as successful as originally anticipated and may result in impairment charges.

Phyhealth’s business activities are highly regulated and new and proposed government regulation or legislative reforms could increase Phyhealth’s  cost of doing business, reduce its revenues, profitability and liquidity or subject Phyhealth to additional  liability.

Phyhealth’s health plan model and its medical professional liability affiliate, Physhield Insurance Exchange, are subject to substantial federal and state regulation. These laws and regulations, along with the terms of Phyhealth’s contracts and licenses, regulate how Phyhealth does business, what services are offered and how Phyhealth interacts with its customers, providers and the public. Laws and regulations applicable to Phyhealth’s businesses are subject to frequent change and varying interpretations. Changes in existing laws or regulations, or their interpretations, or the enactment of new laws or the issuance of new regulations could adversely affect Phyhealth’s business by, among other things:

•	Imposing additional license, registration or capital reserve requirements;
•	Increasing administrative and other costs;
•	Forcing Phyhealth to undergo a corporate restructuring;
•	Increasing mandated benefits without corresponding premium increases;
•	Limiting Phyhealth’s ability to engage in inter-company transactions with our affiliates and subsidiaries;
•	Forcing Phyhealth to restructure its relationships with providers; or
•	Requiring Phyhealth to implement additional or different programs and systems.

Although Phyhealth believes it can structure its operations to comply with the laws and regulations applicable to it, government officials charged with responsibility for enforcing such laws and regulations are entitled to audit Phyhealth’s operations and may in the future assert that Phyhealth (or transactions in which it is involved) are in violation of these laws or courts may ultimately interpret such laws in a manner inconsistent with Phyhealth’s interpretation. Therefore, it is possible that future legislation and regulation and the interpretation of existing and future laws and regulations could have a material adverse effect on Phyhealth’s ability to operate health maintenance organizations, third-party management and administration companies, risk retention groups and other insuring organizations.

If Phyhealth is required to maintain higher statutory capital levels for its existing operations or if Phyhealth is subject to additional capital reserve requirements as it pursue(s) new business opportunities, its cash flows and liquidity may be adversely affected.

Phyhealth’s health plans will be operated through subsidiaries in various states. These subsidiaries are subject to state regulations that, among other things, require the maintenance of minimum levels of statutory capital, or net worth, as defined by each state. One or more of these states may raise the statutory capital level from time to time. Other states have adopted risk-based capital requirements based on guidelines adopted by the National Association of Insurance Commissioners.   Regardless of whether the states in which Phyhealth operates adopt risk-based capital requirements, the state departments of insurance can require its subsidiaries to maintain minimum levels of statutory capital in excess of amounts required under the applicable state laws if they determine that maintaining additional statutory capital is in the best interests of its members. Any increases in these requirements could materially increase its reserve requirements. In addition, as Phyhealth continues to expand its offerings in new states or pursue new business opportunities, Phyhealth may be required to maintain additional statutory capital reserves. In either case, available funds could be materially reduced, which could harm Phyhealth’s ability to implement its business strategy.

In addition, the operations of Phyhealth’s subsidiary, Phyhealth Underwriters, are dependent on the operations of Physhield Insurance Exchange, which is a medical liability risk retention group authorized by the Federal Liability Risk Retention Act of 1986 and licensed as an association captive insurer domiciled in the state of Nevada.  Physhield is subject to the state insurance regulations of Nevada. Physhield could be required to raise its level of statutory capital from time to time.  Physhield by law is owned by its insured subscribers and if additional capital surplus cannot be obtained from the subscribers or other sources, Phyhealth may be required to loan Physhield additional capital to ensure Physhield’s continuing operations.  In this case Phyhealth’s available funds could be reduced, which could inhibit its ability to form and/or grow its community health plans and other businesses.

If state regulators do not approve payments, including dividends and other distributions by Phyhealth’s health plans and/or surplus loan repayments by Physhield, Phyhealth’s business and growth strategy could be materially impaired or Phyhealth could be required to incur additional indebtedness to fund these strategies.

Phyhealth’s health plans will be subject to laws and regulations that limit the amount of dividends and distributions they can pay and the amount of management fees they may pay to affiliates of the plans, including Phyhealth’s management subsidiaries, without prior approval of, or notification to, state regulators. The discretion of the state regulators, if any, in approving or disapproving a dividend is not always clearly defined. Health plans that declare non-extraordinary dividends must usually provide notice to the regulators in advance of the intended distribution date.

Phyhealth’s existing surplus loan to Physhield of $600,000 and any future surplus loans are regulated by the Nevada department of insurance, and repayment of principal and interest is subject to the insurance commissioner’s discretionary approval. There can be no assurance that the Nevada insurance commissioner will approve repayment of the loans.

If the regulators were to deny or significantly restrict payments of management and other fees and/or disapprove surplus loan repayments by Phyhealth’s subsidiaries and affiliates, the funds available to Phyhealth would be limited.

Phyhealth is required to comply with laws governing the transmission, security and privacy of health information that require significant compliance costs, and any failure to comply with these laws could result in material criminal and civil penalties.

Regulations under the Health Insurance Portability and Accountability Act of 1996, or HIPAA, require Phyhealth to comply with standards regarding the exchange of health information within the company itself and with third parties, including healthcare providers, business associates and Phyhealth’s customers. These regulations include standards for common healthcare transactions, including claims information, plan eligibility, and payment information; unique identifiers for providers and employers; security; privacy; and enforcement. HIPAA also provides that to the extent that state laws impose stricter privacy standards than HIPAA privacy regulations, a state seeks and receives an exception from the Department of Health and Human Services regarding certain state laws, or state laws concern certain specified areas, such state standards and laws are not preempted.

Phyhealth believes it can comply with the HIPAA guidelines for the adoption and implementation of appropriate policies and procedures for privacy, for transactions and code sets and for security standards. Given HIPAA’s complexity and the possibility that the regulations may change and may be subject to changing and perhaps conflicting interpretation, Phyhealth’s ongoing ability to comply with the HIPAA requirements is uncertain. Furthermore, a state’s ability to promulgate stricter laws, and uncertainty regarding many aspects of such state requirements, make compliance with applicable health information laws more difficult. Sanctions for failing to comply with the HIPAA health information provisions include criminal penalties and civil sanctions, including significant monetary penalties.

Phyhealth’s business model consists of health plans which will offer government and commercial insurance products to the public and medical liability insurance through its subsidiary, Phyhealth Underwriters and its affiliate Physhield Insurance Exchange, to physicians, all of which companies are in the business of insurance.

In large part, Phyhealth relies on the profitable management of insured risks for its success either through earning an underwriting profit directly, or by earning fees from subsidiaries and affiliates that must manage risk profitably to remain in operation. Phyhealth cannot guarantee it will be able under all circumstances to profitably manage its insured risks nor can the solvency of Phyhealth’s operating insurance entities be assured.

Phyhealth’s medical liability business revenue is dependent on Phyhealth Underwriter’s Agreement with Physhield to serve a Physhield’s Attorney-in-fact.

Phyhealth’s potential revenues are in part dependent on fees it earns from Phyhealth Underwriters, Inc., which serves as the Attorney-in-fact for Physhield Insurance Exchange. Physhield underwrites medical professional liability coverage for physicians and must insure that claims and operating expenses do not exceed premium and investment income in order to remain viable. As an insurance reciprocal, Physhield is governed by its physician subscribers. Phyhealth cannot assure that the risks inherent to managing a medical professional liability company will be mitigated in all circumstances nor can it assure the continuing viability of Physhield.

Phyhealth Underwriter’s Agreement with Physhield is a long-term, renewable agreement that provides substantial financial penalties for early termination by Physhield.  Physhield is required by regulation to appoint an attorney-in-fact to manage its operations, but Physhield can choose among different service providers to perform these functions.  Phyhealth cannot warrant that Phyhealth Underwriter’s relationship with Physhield and the resultant income stream will continue indefinitely, and early termination could have an adverse effect on Phyhealth’s financial performance.

Phyhealth’s business model is heavily dependent on its ability to forge and maintain mutually beneficial business relationships with physicians and physician organizations.

Phyhealth’s community health plan model shares ownership, governance and operational responsibilities with its physician partners who will have a significant ownership stake in the plan.  Physicians are the key to Phyhealth’s ability to manage healthcare costs, which drives Phyhealth’s ability to compete in the marketplace and it’s financial performance.  Phyhealth’s physician partners will be heavily incentivized to deliver quality care and control total patient costs.

Phyhealth’s success will be dependent upon, among other factors, its ability to successfully attract qualified physician partners. The physicians must then successfully transition a significant portion of their patient base, as well as attract new patients into Phyhealth plans. Phyhealth cannot assure that its physician partners will devote adequate time, talent or resources to managing patient care and medical utilization, or providing sound governance.  The failure of physicians to perform these functions could have an adverse impact on Phyhealth’s competitive position, its growth and development, and its overall financial performance.

Phyhealth’s products and services compete in segments of the healthcare market that are highly competitive.

The principal competitive factors that affect Phyhealth include: marketing innovative products and services, managing costs to maintain competitive pricing, recruiting physicians for health plans and liability insurance programs, enrolling members in Phyhealth’s products, delivering superior customer service, and aggressively managing insured risks.  Phyhealth cannot assure that it will be able to successfully compete against current and future competitors and grow and maintain its market share.

Physhield is a risk retention group authorized under the Federal Liability Risk Retention Act of 1986 and is licensed as an association captive by the state of Nevada, which is materially different than medical professional liability insurers traditionally organized as “admitted insurers” as defined by the National Association of Insurance Commissioners.  Risk retention groups and captive insurers are required to maintain lower levels of capital surplus compared to admitted carriers and risk retention groups are not covered by the solvency guarantee funds sponsored by state insurance departments.
While Phyhealth will maintain the appropriate amounts of capital surplus based on actuarial science to ensure the solvency of Physhield, the perceptions of security by potential physician subscribers may impact the physician’s decision to purchase medical malpractice insurance from Physhield.

Phyhealth’s community health plan operations and profitability will be dependent in part on its ability to contract under favorable terms with physicians, healthcare providers and facilities in its selected markets.

If Phyhealth is unable to maintain favorable contracts or if its health plan networks are disrupted in its service areas for any reason including:  providers’ refusal to contract, dissolution of a large provider organization or hospital facility, or providers’ unwillingness to negotiate competitive terms, Phyhealth could be placed at a competitive disadvantage or could have difficulty meeting regulatory requirements.  There is no guarantee that Phyhealth will be able to contract and maintain competitive healthcare networks in any one or all of its service areas.

Principal stockholders retaining approximately 85% of the PHYH and Phyhealth voting shares may be able to control the outcome of all matters submitted for a vote and investors may not have the ability to effectively control their investment.

Prior to the date of this Prospectus, individual officers, directors, advisors and more than 5% shareholders (the “Principal Stockholders”) owned in the aggregate approximately 85% of  PHYH’s shares. (See “Security Ownership of Certain Beneficial Owners and Management.”)  Upon completion of the spin-off, the Principal Stockholders’ and their affiliates’ aggregate ownership Shares in Phyhealth will permit them to retain approximately 85% of the Shares. Consequently, the Principal Stockholders may be able to effectively control the outcome on all matters submitted for a vote to Phyhealth’s stockholders.  Specifically, at least initially, the Principal Stockholders will be able to elect all of Phyhealth’s directors. Such control by the Principal Stockholders may have the effect of discouraging certain types of transactions involving an actual or potential change of control, including transactions in which holders of Shares might otherwise receive a premium for their Shares over then current market prices.

Any substantial sale of stock by existing shareholders could depress the market value of the stock of PHYH and/or Phyhealth, thereby devaluing the market price and causing investors to risk losing all or part of their investment.

The Principal Stockholders, including directors and officers (among whom is Robert Trinka) beneficially hold as of the date of this Prospectus, directly or indirectly, approximately 85% of the outstanding shares of both PHYH and Phyhealth.  All of such shares held by the Principal Stockholders are “restricted” and/or “control” shares as defined in Rule 144 under the Securities Act (“Rule 144”).  This Rule also extends to non-affiliates of PHYH and Phyhealth with regard to restricted shares, that is those not freely tradable.  All of these restricted shares have been owned (or deemed to be owned) beneficially for more than one year by existing shareholders and may not be sold in the market pursuant to Rule 144 until at least one year has passed from the date of their purchase (or six (6) months in the case of a reporting company, if so reporting for at least 90 days, as both PHYH and Phyhealth will become concurrent with the date of this Prospectus).  We can make no prediction as to the effect, if any, that sales of shares, or the availability of shares for future sale, will have on the market price of the shares prevailing from time to time of either company. Sales of substantial amounts of shares in the public market, or the perception that such sales could occur, could depress prevailing market prices for the shares. Such sales may also make it more difficult for PHYH and/or Phyhealth to sell equity securities or equity-related securities in the future at a time and price which it deems appropriate.

THE SPIN-OFF

Description of the Spin-Off/Restructuring Process

The spin-off will be effected through a stock dividend, (based on a 1 for 50 ratio of outstanding PHYH capital stock) by Phyhealth (currently a wholly-owned subsidiary of PHYH) to PHYH and then a prorata property dividend to common and preferred shareholders of the PHYH.   Specifically, each holder of record of PHYH at the close of business on November 30, 2009 will receive one share of Phyhealth common stock for every 50 shares of PHYH held by such holder on or prior to the spin-off date, PHYH will transfer to Phyhealth all of the assets and liabilities to be employed in Phyhealth’s business, the cumulative process referred to in this Prospectus as the “restructuring.”   Phyhealth’s Board of Directors has approved the restructuring.

The spin-off is expected to be effective as of 11 AM, New York City time, on the effective date of spin-off , January ___, 2010. To receive PHYH common stock, you must be a holder of record of PHYH at the close of business on November 30, 2009.

Reasons for the Spin-Off

Phyhealth is the wholly-owned subsidiary of PHYH.  Market perceptions about PHYH have changed and the benefits of this parent sub-structure have diminished.  Phyhealth desires a new price/capital structure as it moves to the OTCBB and becomes a reporting company while permitting PHYH to become an independent entity pursuing its separate business plan.  PHYH and Phyhealth management want to reduce the number of Phyhealth shares outstanding while increasing the stock price commensurately.  Traditionally that is accomplished by a reverse stock split but also typically is accompanied by significant market capitalization erosion, frequently wiping out any purported benefit of the reverse and therefore can have a quite toxic outcome.

On July 31, 2009, PHYH’s board of directors approved the spin-off of Phyhealth into an independent publicly reporting and trading company.  The reasons for the spin-off consist principally of the following, all of which are supported by both Phyhealth and PHYH and their respective management.

Impact on price/market capitalization.  Instead of a reverse stock split, PHYH management (and Phyhealth management concurs) is hereby registering and issuing as a dividend to PHYH shareholders its ownership interest in Phyhealth after receiving a stock dividend from Phyhealth.  Management believes the stock price will thereby be enhanced (perhaps by a factor of 50) while concurrently reducing the number of Phyhealth shares outstanding to 1/50th of the level PHYH currently maintains.   Management believes that result of he restructuring will be that PHYH shareholders should (i) have greater value in that the operations of Phyhealth are expected to be in an entity trading at a higher price without damaging the market capitalization while (ii) still holding all of their PHYH shares, a publicly reporting and trading company.  (See “Risk Factors.”)

Increased competitiveness by allowing greater managerial focus.  Conflicting business priorities and diverted management attention within Phyhealth may affect its ability to compete as effectively as it could if it were separated from PHYH.  After the spin-off, PHYH will be a smaller company with a more focus and Phyhealth will be similarly more focused on its business operations.  Each board of directors and management team will be focused solely on their respective businesses, without concern for the potentially conflicting strategic needs of PHYH’s other businesses.

Following the spin-off, PHYH’s board of directors will owe fiduciary duties to, and therefore need only consider the best interests of its stockholders. As a result, it is expected to be in a better position to compete, grow and serve its customers through quicker decision making, more efficient deployment of resources, increased operational agility and enhanced responsiveness to customers and markets.

Enable PHYH and Phyhealth to use stock more efficiently as an acquisition currency.  The ability to expand through selective acquisitions and partnerships is expected to be important to each company’s continued success.  Management believes the spin-off will enable each to use its own stock more effectively as currency in acquiring, merging and otherwise making strategic investments in or partnering with other companies.  Phyhealth believes it is generally a less desirable acquisition currency due in part to market perceptions about PHYH and, in part, to specific concerns about holding shares that have no direct claim against its assets and no direct voting rights concerning its governance.  For these reasons, Phyhealth expects that, after the spin-off, it will have greater autonomy and control over the use of its equity than now with Phyhealth being a business unit of PHYH.  For more information regarding these limitations, see the section entitled “Relationship Between Phyhealth and PHYH Following the Spin-Off—Agreements Between Phyhealth and PHYH Relating to the Spin-Off—Tax Matters Agreement.”

Eliminate some impediments that could discourage a change of control and the payment of a premium for Phyhealth and/or PHYH shares.  The existence of two separate businesses and two classes of common stock with variable votes per share could present complexities that could, in certain circumstances, pose obstacles, financial or otherwise, to an acquiring person, thereby potentially discouraging some change of control transactions. As a result of the spin-off, these complexities and obstacles will be eliminated for both PHYH and Phyhealth.

Enhance stockholder influence on the outcome of stockholder voting.  Under the current structure, holders of PHYH have absolute voting power over Phyhealth’s outstanding common stock. Except in limited circumstances requiring separate class voting, this disproportionate voting power affords holders of PHYH the ability to control the outcome of stockholder votes - even if the matter involved a divergence or conflict of the interests of the holders of the stock of Phyhealth and PHYH.  The spin-off will vest in Phyhealth (previously PHYH) shareholders all of the voting rights associated with Phyhealth’s common stock and, as a result, afford its holders enhanced influence over the outcome of Phyhealth stockholder voting.

Other Considerations

The PHYH board of directors considered other factors relating to the spin-off, including its expectation that the spin-off will not qualify as a tax-free exchange for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Code and will eliminate risk not directly associated with Phyhealth’s business. The PHYH board of directors also considered other potential risks and consequences to Phyhealth and PHYH associated with the spin-off, including those relating to Phyhealth that are described in “Risk Factors—Risk Factors Relating to the Spin-Off”, but believed that the considerations described above outweighed those risks. We urge you to read all of the risk factors described in this Prospectus.

The Restructuring; Spin-Off Ratio

The spin-off is expected to be effective at 11 AM, New York City time, on January __, 2010. The spin-off will be effected through an initial stock dividend (based on a 1 for 50 ratio on outstanding capital stock of PHYH) by Phyhealth to PHYH.  Those Phyhealth shares will then be issued on a pro rata basis to all PHYH shareholders.  Specifically, each holder of record of PHYH at the close of business on November 30, 2009 will receive on the spin-off date one share of Phyhealth common stock for every 50 shares of PHYH held by such PHYH shareholder.

PHYH IS NOT SEEKING STOCKHOLDER APPROVAL OF THE SPIN-OFF, AND HOLDERS OF PHYH HAVE NO APPRAISAL RIGHTS IN CONNECTION WITH THE SPIN-OFF FROM AND AFTER THE SPIN-OFF DATE.

To be entitled to receive shares of our common stock in the dividend, holders of PHYH must be stockholders at the close of business on November 30, 2009.

The Spin-off of Phyhealth

As part of the spin-off, Phyhealth will be adopting a book-entry share transfer and registration system for its common and preferred stock. Instead of receiving physical share certificates, registered holders who currently hold certificates representing PHYH will receive, for every one share of  PHYH held on the spin-off date, one share of Phyhealth common or preferred stock credited to book-entry accounts established for them by Phyhealth transfer agent and a pro rata share of Phyhealth common or preferred shares.

Our transfer agent will mail an account statement to each registered holder stating the number of shares of PHYH common stock credited to such holder’s account. After the distribution, holders may request that their shares of Phyhealth common stock be transferred to a brokerage or other account at any time without charge.  For stockholders who own PHYH shares through a broker or other nominee, their shares of our common stock will be credited to their account by the broker or other nominee.

From and after the spin-off date, holders of PHYH will become holders of Phyhealth common stock, and their rights as holders of PHYH will continue.

Robert Trinka, President of Phyhealth has been appointed to respond to any shareholder questions about the spin-off.  Questions and requests for assistance and additional copies of this Prospectus should be directed to Mr. Trinka at (305) 779-1777.

Results of the Spin-Off

Upon completion of the spin-off, Phyhealth will be an independent public company owning and operating the businesses that currently constitute the business of PHYH while PHYH will not have any substantial operations except its ownership interest in and relationship with Phyhealth.  For a discussion of the post spin-off businesses, with emphasis on that of Phyhealth, see the section entitled “Phyhealth and Our Business.” Immediately after the spin-off, Phyhealth expects it will have approximately 455 common shareholders of record of shares of its common stock and approximately 6,591,223 shares of common stock outstanding. The exact number of shares to be issued in the redemption will be determined based on the number of shares of Phyhealth outstanding on the spin-off date. They also expect 23 series A convertible perferred shareholders and 13 series B convertible Preferred shareholders with at total of 3,240,000 and 622,324 shares, respectively. The exact number of our shares that will be outstanding immediately after the spin-off will also be known at that time.

Listing and Trading of Phyhealth Common Stock

Currently, there is a relatively illiquid public market for PHYH common stock (traded on PinkSheets.com).  Phyhealth intends to apply to list its common stock on the OTCBB.  Phyhealth cannot assure investors as to the price at which its common stock (or that of PHYH) will trade. The trading prices of Phyhealth common stock after the spin-off may be less than, equal to or greater than the trading price of the restructured PHYH and Phyhealth stock in the aggregate before (or after) the spin-off.  Shares of our common stock issued in the spin-off will be freely transferable, except for shares received by those who may have a special relationship or are affiliates.  Those who may be considered Phyhealth affiliates after the spin-off generally include individuals or entities that control, are controlled by or are under common control with Phyhealth. This may include some or all of Phyhealth officers and directors.  Persons who are Phyhealth affiliates will be permitted to sell their shares only pursuant to an effective Registration Statement under the Securities Act of 1933, as amended, and/or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Rule 144 thereunder, specifically including the permitted number of shares. For more information on trading in shares of Phyhealth common stock, see the section entitled “Shares Eligible for Future Sales.”

Reason for Furnishing this Prospectus

We are furnishing this Prospectus to provide information to holders of PHYH who will be issued Phyhealth shares in the spin-off. It is not, and is not to be construed as, an inducement or encouragement to buy or sell any of Phyhealth’s securities or those of PHYH. The information contained in this Prospectus is believed by us to be accurate as of the date set forth on its cover. Changes may occur after that date, and neither Phyhealth nor PHYH are required to update the information except in   the normal course of our public disclosure obligations and practices.

Expenses

The expenses of the spin-off are estimated to be approximately $75,000 These expenses will be borne by PHYH prior to the spin-off and by Phyhealth after the spin-off.

Accounting Consequences of the Spin-Off

Following the spin-off, Phyhealth will account for its assets and liabilities based on the historical values at which they were carried by PHYH immediately prior to the spin-off (and deducted from PHYH’s financials in such amount).  The financial statements attached to this Prospectus include the historical consolidated financial information for PHYH and its other subsidiaries, including Phyhealth. Pro forma financial statements of Phyhealth after the spin-off have been provided in the exhibits to reflect the capital structure as defined by the spin-off above to show one share of common or preferred stock for every 50 shares previously reported and to show the additional shares being issued to PHYH.

Certain U.S. Federal Income Tax Consequences of the Spin-Off

The following is a summary of certain material U.S. federal income tax consequences relating to the spin-off. The summary is based on the Internal Revenue Code, the Treasury regulations promulgated thereunder, and interpretations of the Internal Revenue Code and Treasury regulations by the courts and the Internal Revenue Service, all as they exist as of the date of this document and all of which are subject to change at any time, possibly with retroactive effect.

This summary does not discuss all tax considerations that may be relevant to stockholders in light of their particular circumstances, nor does it address the consequences to stockholders subject to special treatment under the U.S. federal income tax laws, including, without limitation:

•	Non-U.S. persons;
•	Insurance companies;
•	Dealers or brokers in securities or currencies;
•	Tax-exempt organizations;
•	Financial institutions;
•	Mutual funds;
•	Pass-through entities and investors in such entities;
•	Holders who hold their shares as a hedge or as part of a hedging, straddle, conversion, synthetic security, integrated investment or other-risk reduction transaction;
•	Holders who are subject to the alternative minimum tax; or
•	Holders who acquired their shares upon the exercise of employee stock options or otherwise as compensation

In addition, this summary does not address the U.S. federal income tax consequences to those PHYH holders who do not hold their PHYH shares as a capital asset. Finally, this summary does not address any state, local or foreign tax consequences. Investors are urged to consult their own tax advisor concerning the U.S. federal, state and local and any non-U.S. tax consequences of the spin-off.

The U.S. federal income tax consequences of the spin-off are: the following:   gain or loss will be recognized by (and may be included in the income of) PHYH holders upon their receipt of shares of Phyhealth common stock in the spin-off.

Notwithstanding the foregoing discussion, the IRS could assert that the spin-off is taxable without reduction for any cost basis and could further determine that the value is greater than anticipated for U.S. federal income tax purposes. If the IRS were successful in taking this position, our initial public stockholders – the former PHYH shareholder who were issued Phyhealth stock in the spin-off – and Phyhealth could be subject to significant U.S. federal income tax liabilities. In general, Phyhealth will not be subject to tax. PHYH will not be subject to tax, given the lack of current earning and profits or accumulated earning and profits, and PHYH’s shareholders would recognize gain or loss equal to the difference between the fair market value of the shares of Phyhealth common stock received and 2% of the holder’s tax basis in the PHYH shares held prior to the spin-off.

In connection with the spin-off, PHYH and Phyhealth will enter into a Tax Matters Agreement under which each will agree to be responsible for certain liabilities and obligations following the spin-off.  In general, under the terms of the Tax Matters Agreement, in the event that the spin-off, together were to result in greater taxes as a result of the failure of one party to act or an omission, the party responsible for such failure or omission would be responsible for all taxes imposed on the other resulting from such actions or inactions.  For a more detailed discussion, see the section entitled “Relationship between Phyhealth and PHYH Following the Spin-Off—Agreements Between Phyhealth and PHYH Relating to the Spin-Off—Tax Matters Agreement”. The indemnification obligations of each to the other and its subsidiaries, officers and directors are not limited in amount or subject to any cap. If required to pay on the indemnity under the circumstances set forth in the Tax Matters Agreement, either may be subject to substantial liabilities.

Current Treasury regulations require that if you are a holder of PHYH who receives Phyhealth stock in the spin-off and, immediately prior to the spin-off, own:

•	At least five percent of the total outstanding stock of Phyhealth, or
•
Securities of Phyhealth with an aggregate tax basis of $1,000,000 or more, then you must attach a statement relating to the spin-off to your federal income tax return for the year in which the spin-off occurs.

The foregoing is a summary of certain U.S. federal income tax consequences of the spin-off under current law and is for general information only.  The foregoing does not purport to address all U.S. federal income tax consequences or tax consequences that may arise under the tax laws of other jurisdictions or that may apply to particular categories of stockholders.  You should consult your tax advisor as to the particular tax consequences of the spin-off, including the application of U.S. federal state, local and foreign tax laws, and the effect of possible changes in tax laws that may affect the tax consequences described above.

DIVIDEND POLICY

Phyhealth does not anticipate, following the spin-off, paying any dividends on its common stock in the foreseeable future because it expects to retain its earnings for use in the operation and expansion of its business.  Any such payment and amount of dividends will be subject to the discretion of Phyhealth’s board of directors and will depend, among other things, on its financial condition, results of operations, cash requirements, future prospects and other factors that may be considered relevant by Phyhealth’s board of directors.

RELATED PARTY TRANSACTIONS

While the respective Phyhealth and/or PHYH Boards have not adopted a written Related Party Transaction Policy for the review, approval and ratification of transactions involving the “related parties” of Phyhealth-related parties are directors and nominees for director, executive officers and immediate family members of the foregoing, as well as security holders known to beneficially own more than five percent of our common stock. The policy covers any transaction, arrangement or relationship, or series of transactions, arrangements or relationships, in which PHYH and/or Phyhealth was, is or will be a participant and the amount exceeds $1,000, and in which a related party has any direct or indirect interest.  The policy is administered by the appropriate Board acting as a committee of the whole.

In determining whether to approve or ratify a related party transaction, the appropriate Board will consider whether or not the transaction is in, or not inconsistent with, the best interests of the appropriate company.  In making this determination, the appropriate Board is required to consider all of the relevant facts and circumstances in light of the following factors and any other factors to the extent deemed pertinent by the committee:

•	The position within or relationship of the related party with Phyhealth and/or PHYH;
•	The materiality of the transaction to the related party and Phyhealth and/or PHYH, including the dollar value of the transaction, without regard to profit or loss;
•	The business purpose for and reasonableness of the transaction, taken in the context of the alternatives available for attaining the purposes of the transaction;
•	Whether the transaction is comparable to a transaction that could be available on an arms-length basis or is on terms and conditions offered generally to parties that are not related parties;
•	Whether the transaction is in the ordinary course of Phyhealth and/or PHYH business and was proposed and considered in the ordinary course of business; and
•
The effect of the transaction on Phyhealth and/or PHYH business and operations, including on internal control over financial reporting and system of disclosure controls or procedures, and any additional conditions or controls (including reporting and review requirements) that should be applied to such transactions.

The policy contains standing pre-approvals for certain types of transactions which, even though they may fall within the definition of a related party transaction, are deemed to be pre-approved by Phyhealth and/or PHYH given their nature, size and/or degree of significance to the appropriate company. These include compensation arrangements with directors and executive officers for which disclosure is required in the proxy statement and sales of products or services in the ordinary course of business, including sales through Phyhealth and/or PHYH e-commerce websites.

In the event Phyhealth and/or PHYH inadvertently enters into a related party transaction that requires, but has not received, pre-approval under the policy, the transaction will be presented to the appropriate Board for review and ratification promptly upon discovery. In such event, the committee will consider whether such transaction should be rescinded or modified and whether any changes in our controls and procedures or other actions are needed.

The following inherent or potential conflicts of interest should be considered by prospective investors before subscribing for Shares.

(1)	For a discussion of the conflicts of interest between Phyhealth and PHYH, see “RelationshipBetween Phyhealth and PHYH Following the Spin-off.”
(2)
For a discussion of the conflicts of interest that exist between Phyhealth and PHYH and Nutmeg Group, LC (the principal funding source to date) and funds it manages, Randall Goulding (the principal of Nutmeg Group, LLC) and Dr. Richard Goulding (a director of Phyhealth and PHYH and brother of Randall Goulding), see Exhibit F, the notes to the attached financial statements (Exhibit F).

PHYH Phyhealth believes that any past transactions with its affiliates have been at prices and on terms no less favorable to it Phyhealth than transactions with independent third parties.  Phyhealth may enter into transactions with its affiliates in the future.  However, Phyhealth intends to continue to enter into such transactions only at prices and on terms no less favorable to Phyhealth than transactions with independent third parties.  In that context, Phyhealth will require any director or officer who has a pecuniary interest in a matter being considered to excuse himself or herself from any negotiations.  In any event, any debt instruments of Phyhealth in the future are expected generally to prohibit Phyhealth from entering into any such affiliate transaction on other than arm’s-length terms.  In addition, a majority of the Board is (and must continue to be) neither an officer nor have a pecuniary interest (other than as a shareholder or director) in any transactions with Phyhealth.  In turn, commencing immediately, a majority of the independent Board of Directors members (defined as having no pecuniary interest in the transaction under consideration) will be required to approve all matters involving interested parties.   Moreover, it is expected that additional independent directors will be added to the Board and the independent escrow agent, Island Stock Transfer Co., will begin serving no later than the initial closing for this Offering, to assure proper issuance of stock to shareholders.

PHYHEALTH AND PHYH

PHYH Overview

Physicians Healthcare Management Group, Inc. (“PHYH”) is a Nevada corporation located at 700 South Poinciana Boulevard -- Suite 506, Miami, Florida 33166 (Telephone: 305-779-1760).  PHYH’s business model has consisted of forming and operating community health plans in partnership with local physicians, which will offer government and commercial products tailored to the needs of the local markets it serves. PHYH’s business model fully integrates all of the financial aspects of delivering healthcare, including providing its physician partners with professional liability (medical malpractice) insurance coverage through its subsidiary, Phyhealth Underwriters, Inc. (“Underwriters”) and its affiliate, Physhield Insurance Exchange, a Risk Retention Group (“Physhield”). PHYH’s overall success relies largely on the profitable management of insured risks.

Phyhealth Corporation

The registrant, Phyhealth Corporation (“Phyhealth”), is a Delaware corporation located at 700 South Poinciana Boulevard -- Suite 506, Miami, Florida 33166 (Telephone: 305-779-1760), is a subsidiary of PHYH, and will be spun-off as a separate entity concurrent with the date of this Prospectus.  The business activities of PHYH will be transferred to and assumed by Phyhealth, which will continue to develop accountable, community health plans built on the foundation of a Health Maintenance Organization (HMO) license.  Phyhealth will also market Physhield medical malpractice insurance coverage both within its community health plan physician networks and independently to qualified physician groups.

PHYH will, following the spin-off, develop and/or acquire other healthcare and related businesses that are not subject to state and federal insurance regulations that apply to Phyhealth’s community health plans and Physhield Insurance Exchange, an insurer authorized under the federal Liability Risk Retention Act of 1986.  As of the date of this Prospectus, no specific businesses have been identified.

Physhield Insurance Exchange, a Risk Retention Group and Phyhealth Underwriters, Inc.

Phyhealth Underwriters, Inc. (“Underwriters”) is a subsidiary of PHYH that serves as the attorney-in-fact for Physhield Insurance Exchange (“Physhield”) under a comprehensive, long-term management agreement with Physhield. Physhield is a risk retention group authorized under the Federal Liability Risk Retention Act of 1986 and is organized as a reciprocal insurer licensed as an association captive domiciled in the state of Nevada.  Physhield is chartered to underwrite medical professional liability insurance (medical malpractice) for eligible physician groups and organizations, including the physicians contracted with Phyhealth community health plans.  As a reciprocal insurer, Physhield is required by law to engage an attorney-in-fact, like Underwriters, to manage its operations.

Physhield is owned by its subscribers and is governed by a Subscribers Advisory Committee that includes elected physician subscribers and Phyhealth representatives. As a federally authorized risk retention group, Physhield can operate in all states by complying with a state by state registration process. Physhield is currently authorized to write medical professional liability insurance in Nevada, Texas and Florida, and Physhield plans to register with additional states in the eastern US in 2010.

Following the spin-off, Underwriters will become a subsidiary of Phyhealth.  None of the Phyhealth companies have an ownership interest in Physhield, and post spin-off, Physhield will become an affiliate of Phyhealth.  It is not expected that Physhield will maintain any affiliation or other relationship with PHYH.

Currently Physhield is actively marketing its program to eligible physician groups and organizations, and it is expected to write medical malpractice premium in 2010.  Underwriters derives its revenue from a percentage of the premium paid by Physhield Subscribers, and this revenue will be consolidated into Phyhealth’s financial statements.

The Healthcare Opportunity

U.S. healthcare spending has grown rapidly in the latter half of the 20th century and continues to accelerate, from $28 billion in 1960 to more than $2.4 trillion in 2008, which accounted for 16% of the Gross Domestic Product (“GDP”), up from 5% in 1960.  National healthcare spending is projected to increase by an average of 7% each year throughout the next decade, and will consume an expanding share of the U.S. economy, almost doubling to approximately $4.3 trillion or nearly 20% of GDP by 2017.

The delivery of healthcare is funded through a variety of private payers and public programs.  Privately funded healthcare includes private health insurance companies, employers that self-fund their employee medical benefits under ERISA, patient’s out-of-pocket costs and philanthropy.  Public spending by federal and state governments on the Medicare, Medicaid and SCHIP programs accounts for more than one third of the country’s healthcare spending and almost three quarters of all public spending on health care.  Total private, non-government funding accounts for just over 50% of the nation’s healthcare costs, while public, government funding accounts for the remainder.  Government funding will increase at a faster rate as a result of the accelerated growth in Medicare as the baby boom generation begins to reach age 65 and eligible for Medicare as of January 1, 2011, and as government’s role in the entire healthcare system is enlarged.

Healthcare costs are expected to put severe pressure on government, employers, small businesses, retirees, the general public and the overall economy. As health care costs have climbed, so has the number of people who do not qualify for either public or private healthcare funding. Even during the period of overall economic growth, an estimated 45 million people of all ages remained without healthcare funding or “uninsured.”  The unprecedented combination of rapidly rising health care costs and eroding public and private health insurance coverage raises concerns about the ability of families to obtain timely medical care and protect their finances from healthcare expenses.

Currently, reform of the present healthcare and healthcare financing systems has assumed top priority on the domestic policy agenda.  The House of Representatives passed its comprehensive health insurance reform legislation on November 7, 2009 by a two vote margin.  The Senate must now act on healthcare reform, and it is not clear what reforms, if any,  the Senate will pass. The provisions of the final reform package ultimately signed by the President and the timing of reform implementation remain uncertain.  Regardless of what components of the proposed reforms are enacted, changes to today’s large and cumbersome healthcare system will roll-out slowly over several years.  Both the intended and unintended consequences of reform will create opportunities for the development and growth of Phyhealth’s community health plan business model and its medical malpractice business.

The healthcare delivery and funding organizations are dominated by not-for-profit entities, including insurers such as Kaiser Permanente and state Blue Cross & Blue Shield organizations.  The vast majority of hospitals are also operated as not-for-profit organizations.  The largest nine (9) for-profit, publicly traded, healthcare insurers accounted for approximately 1/8th of the total dollars paid in the healthcare system for the year 2008.

Not-for-profit insurers and hospitals do not have access to equity financing, and have had to rely on debt financing and philanthropy to fund significant infrastructure projects, including expansion and improvement of physical plants, increasing market share and importantly, development and adaptation of information technology (“IT”).  The industry’s difficulty in funding large information technology projects contributes to the lag in the deployment of IT in the healthcare sector relative to other industries, particularly internet companies like Google and Yahoo, technology companies like Microsoft and Oracle, and retail distributors like Wal-Mart.

The dominance of not-for-profit businesses and private, closely held physician professional corporations has also limited healthcare management’s, and particularly physicians’ compensation, to salaries, bonuses and fees for services versus the more robust equity participation rewards of stock grants and options available from publicly traded stock corporations.  Physicians’ practices have decreased in value as managed care agreements transferred “ownership” of the physicians’ patient base to the managed care insurers. Physicians’ incomes have declined steadily over the past decade leaving physicians with financial incentives and rewards disproportionate to the rigorous, lengthy and expensive education and training programs required to become a physician.  Physician pay has not kept pace with other professionals or with the cost of living in general, while medical practice expenses, particularly for personnel and medical malpractice liability insurance, have skyrocketed.  The economics of private practice have deteriorated to the point that it impacts the number and quality of physicians that are attracted to the practice of medicine and/or are available to treat the general public.  This is especially true of primary care physicians, which include family physicians, internists, gynecologists and cardiologists, among others.

The cost, quality and availability of healthcare in the U.S. are all under criticism due to the U.S. national averages not comparing favorably to other developed nations, according to studies conducted by the World Health Organization.  While the average cost of healthcare in the U.S. can be up to 100% greater than in some other countries, there are also significant regional cost variations within the U.S.  The best example is Medicare’s average per member per month costs by county for 2009, which range from $740 to $1,365, a greater than 80% difference.

There are also wide regional variations in the quality of care.  While quality is less measurable than cost, there is little correlation between the quality of healthcare and its cost.  There is also little correlation between the costs in urban and rural areas.  Hennepin County (Minneapolis), Minnesota, population 1.14 million, has a widely acclaimed reputation for delivering the highest quality care, yet the Medicare per member per month cost for the county is $850 compared to the $1,365 per member per month cost in Issaquena County, Mississippi, population 1,650.   Since the hard costs for medical equipment, supplies and pharmaceuticals are consistent throughout the nation, as is medical education and training, the difference in both quality and cost rests primarily with the difference in the structure of the local healthcare delivery systems, especially to the extent that the local physicians and patients are directly involved, have financial responsibility and are rewarded for managing the total cost and quality of the healthcare delivered.

Phyhealth’s model takes advantage of proven structures, methods and processes in its design in order ensure delivery of high quality, low cost care.  The Phyhealth model is designed and built on the foundation of the physician patient relationship, which is the driver of all healthcare transactions.  The model ensures the active participation by both the physician and their patients by providing significant financial rewards for preventative care and managing chronic diseases to keep patients well and for holding total healthcare costs low .  Phyhealth’s model incorporates the use of “Medical Homes” and are structured as “Accountable Health Plans”, both of which are concepts supported by the legislation passed by the House.

Phyhealth Overview

The Phyhealth community health plan structure is unique in its design to keep physicians in control of the physician-patient relationship and place the responsibility for managing 100% of patient healthcare costs directly with the physicians.  To accomplish this, Phyhealth will share ownership of its community health plans with the local physicians to ensure that the incentives for delivering patient-centered care of the highest quality at the least possible cost are aligned between the physician and the health plan/insurer.  Physician ownership of the health plan provides meaningful rewards to the physicians for managing total patient care in the most efficient and effective manner.  Phyhealth’s community health plans are designed to be accountable health plans built on the foundation of a state licensed, for-profit HMO.

Phyhealth will be responsible for managing the business side of the health plans including financial, actuarial, compliance, member services and transaction processing.  The physician owners will be responsible for managing patient care including utilization management, quality management, prevention programs, drug formularies and patient relations. Through this arrangement, Phyhealth members have a medical home that will support them in improving their overall health status by emphasizing keeping members healthy and fully coordinating care for members with acute and chronic disorders.

Physicians, who are owners of the plan, benefit in a number of ways, first by controlling the physician-patient relationship, and in turn, by receiving extra compensation for providing preventative and coordinated care, incurring lower practice expenses through sharing resources, and acquiring ownership in an insurance corporation that has market value, which enables the physician to build wealth for the future.  This all translates into a higher quality of work life for the physician.

Communities in which the Phyhealth plans will be located benefit from a local insurance solution that addresses the specific needs of the community and provides the broadest access to healthcare and insurance products specifically designed to meet the individual community’s requirements.  This translates into a healthier community, lower healthcare and insurance costs, and a smaller uninsured population.

Members of the plans benefit by being able to choose their own physician and keep their choice without having to change plans.  Phyhealth plans will target the physicians’ patients who prefer to choose their own primary care doctor, and who control their own healthcare financing and insurance purchasing decisions. This group of patients consists primarily of individual and small group commercial patients and Medicare beneficiaries enrolled in private Medicare Advantage plans. Phyhealth plans can also serve participants in other government-sponsored programs, such as Medicaid and the State Children’s Health Insurance Program, and local employer-sponsored plans; all as dictated by the demographics, economics and special needs of the local market.  The members will receive the full array of comprehensive health and wellness services at a price they can afford.

Governance of the community health plan (HMO) is shared between Phyhealth and the physician-owners through a local board of directors comprised of physicians and Phyhealth representatives. The HMO license is held locally and the health plan is owned, governed and managed within the community, which promotes collegial and mutually rewarding relationships among primary care and specialist physicians, and in turn, with collaborative networks of hospitals and other providers.  All physicians and providers contracted with the heath plan work together to deliver comprehensive and coordinated care tailored to the specific needs of the patients in the community.

Phyhealth plans will integrate all aspects of the delivery and financing of care, including providing the network physicians with medical liability insurance protection through Physhield Insurance Exchange, a risk retention group (“Physhield”), a Phyhealth affiliated insurer. Phyhealth intends to  provide additional products and services that will give physicians the resources and opportunity to develop efficient local care facilities and community wellness programs, as well as to implement cutting edge information technologies, including secure electronic medical records.

Phyhealth and its network of health plans are for-profit corporations, and Phyhealth will be publicly traded.  This opens up equity financing that can be used to fund the large and expensive development projects necessary to improve care and lower costs.  It also provides opportunities to give physicians substantive stock rewards in addition to cash compensation, without increasing costs to the patients, state and federal governments, employers and other payers. .

Phyhealth’s concentration on community health plans allows it to tailor end-to-end healthcare services, plan administration and financing programs designed for the communities we serve.  Phyhealth’s commitment to individual insurance products, including Medicare Advantage and Health Savings Accounts, coupled with its experience in managing individual health plan members enables it to deliver the optimum combination of high quality healthcare services and high value benefit programs.  The focus on selected local communities gives Phyhealth the opportunity to design healthcare delivery and financing programs that provide long term solutions for both physicians and their patients. Phyhealth has superior knowledge of and influence with health plan members, since many are long time, loyal patients of the plan’s physician-owners. This close relationship allows Phyhealth to provide better services at an affordable price, enhancing quality and value at the same time

Phyhealth’s Implementation and Growth Strategy

Phyhealth plans to launch its first or “Pilot” community HMO in 2011 in west central Florida. None of our potential competitors dominate this area, and it is still under-penetrated in regard to Medicare Advantage plans and affordable individual commercial products, when compared to other parts of Florida.  A targeted development approach will allow us to grow our membership more quickly while maintaining discipline in pricing and risk management.

Phyhealth will partner with physician groups and organizations that control blocks of individual, small group and Medicare Advantage patients.  It will also seek to attract fee-for-service beneficiaries to our Medicare Advantage program by designing health plans based on Phyhealth’s focus on wellness, disease management and member cost savings over traditional Medicare fee-for-service plans.  Phyhealth is positioned to reach out and educate the eligible population in its service areas about the unique medical care it offers and the insurance products available to finance the care.

The “Pilot” HMO, to be initially owned and operated by Phyhealth, will serve as the platform upon which we plan to introduce subsequent community-based HMOs that will be owned in partnership with local physicians.  In the short run we will focus on growing the “Pilot” HMO’s business in west central Florida and building the Phyhealth infrastructure.  The strategy of beginning with a wholly-owned HMO gives us several important advantages including:

•	Entering the market sooner and initiating Phyhealth’s revenue streams at an earlier date.
•	Streamlining the regulatory approval process which reduces development time and costs.
•	Facilitating the build-out of Phyhealth’s HMO marketing, financial and operations infrastructure necessary to support multiple Phyhealth plans.
•	Paving the way in key markets for forming physician partnerships.
•
Enrolling the patients of future physician partners in the “Pilot” in advance of forming the physicians’ own HMO, thus minimizing conflicts and potential disputes with the physicians’ current contracted insurers.

•	Utilizing earnings from the “Pilot” HMO’s operations to form and capitalize additional Phyhealth plans, which will fuel its growth.
•	Controlling HMO operations enabling it to “burn-in” more efficient policies, processes and systems.

Longer term Phyhealth intends to leverage its marketing and operational infrastructure to create economies of scope and scale to develop additional community HMOs in partnership with physicians in favorable markets in Florida and nationwide.    Through this approach, Phyhealth can combine the elements of local service and relationships with large scale, low-cost operations.

Phyhealth will first focus on marketing commercial individual and small business product lines, which can be introduced to the market more quickly than Medicare Advantage and other government programs.  Phyhealth will follow with the introduction of government programs upon approval by the federal government’s Centers for Medicare and Medicaid Services (“CMS”) and, as market conditions evolve. Phyhealth believes it can grow membership quickly by partnering with prospective physician-owners to convert their current patients, individual, small group and Medicare Advantage members, into the new Phyhealth community health plans.

Phyhealth also will seek to acquire health plans and existing books of business from other plans that have the desired operational and risk management characteristics.  Phyhealth HMOs may also purchase physician practices and buy or build-out healthcare facilities, like diagnostic centers, surgical centers and retail clinics, in the communities we serve, expanding the local HMO’s and Phyhealth’s  revenue base beyond insurance products.  Phyhealth plans to use its publicly traded common stock along with cash to both expand the local HMOs and to supply additional capital to the HMOs as required.

In our opinion, HMOs will offer the ideal platform for implementation of HIPAA compliant technologies, including electronic medical records systems, data transfer and management, on-line referrals, electronic communications and other practice management tools.  We believe that our unique network of HMOs will provide the economies of scale and financial leverage necessary to bring sophisticated solutions to the individual practice or physician group that the physicians working alone could not afford or efficiently manage.  Phyhealth, its physician owners and their patients, as well as government payers, will all benefit from the higher quality, lower cost care enabled by these technologies.

Operations Plan

Phyhealth intends to operate a centralized, scalable administrative operation at its Miami, Florida headquarters to take advantage of operational efficiencies and facilitate data reporting and analysis in regulatory compliance, claims payment, actuarial review, health risk assessment, benefit design and medical utilization.

However, Phyhealth is committed to designing and operating health plans tailored for the residents of each of its local service areas and to working closely with our individual members, physicians and other health care providers that serve them.  In that context, Phyhealth intends to locate management and staff members in each of its local service areas to conduct key service functions including sales, member services, physician and provider relations and medical management.

Phyhealth believes that centralized administrative functions paired with a community focus in functions where it matters most, will allow it to better understand and respond to our customers’ needs and to better control medical expenses, which will give Phyhealth a critical service advantage over larger competitors who operate from remote locations.

As a critical part of its high tech, high touch operating philosophy, Phyhealth will install a data-driven, analytic focus on its operations that mandates tracking and regular analyses of information ranging from claims data, medical costs, utilization and medical loss ratios for each product and service area it serves.  Phyhealth will use a combination of its own  data, data from public sources and data analysis  to support physicians in heading off high cost treatment events by proactively making less costly, early diagnoses and treatment options available to its physician partners.

Phyhealth will use leading edge information technology that is now available to process and track transactions to ensure actuarial and medical data is both accurate and timely.  Phyhealth plans to develop and implement systems that will provide immediate, real-time information to Phyhealth corporate management, local Phyhealth HMO management and to its physician-owners.  Phyhealth will be able to use a combination of software available from vendors together with custom software development to build its IT capabilities without suffering the added time and expense to work around the legacy systems that encumber large health insurers.  Phyhealth has expertise in the development of highly efficient and responsive IT systems and will develop the right combination of centralized processing with local networks to ensure technology support throughout the Phyhealth corporate and local HMO organizations.

Its medical management programs will focus on prevention and wellness and are designed to support the coordination of healthcare treatment interventions leveraging the superior patient relationships its physician-owners will have to empower patients to work closely with their physicians to achieve the goal of improving the quality of patient care and controlling costs.  Its specific disease management programs will focus primarily on high risk care management and the treatment of chronically ill members, who often account for a significant portion of the health plan costs. These programs are designed to efficiently treat patients with specific, high risk and potentially catastrophic conditions such as coronary artery disease, congestive heart failure, prenatal and premature infant care, end stage kidney disease, diabetes, cancers and organ transplantation.

Phyhealth will also implement individual case management programs to assist its members in using healthcare services more efficiently and effectively to produce better outcomes. Phyhealth’s case management program will be designed to help members with chronic conditions proactively manage their disorders, coordinate their care within the fragmented healthcare delivery system and provide its members with a medical home that encourages strong collaboration with and among their physicians.

The centerpiece of Phyhealth’s medical management operations is the leadership of its physician partners who manage patient care from the perspective of their personal interactions with the member-patient.  The medical management is accomplished at the local community health plan level where the best information on the patient’s condition is available and where the medical expertise for the most effective and responsive intervention exists.   Each local HMO has active board level committees to govern medical quality and medical utilization that work closely with on-site, Phyhealth professionals to deliver superior and timely action. Phyhealth physician-owners are not only  positioned best to manage care but are financially rewarded for delivering the right treatment at the right time, which results in the reduction of total patient costs.

For our “Pilot”, Phyhealth plans to develop its operational infrastructure by outsourcing selected functions to qualified service partners.  This approach avoids the high capital costs and development time involved in developing these capabilities internally.  However, Phyhealth plans to develop its own proprietary processes and systems with specially trained employees so that it can compete on the basis of member services and thereby better control its expenses and improve its operating margins. Third party administration and other vendors are readily available covering all required functions, and Phyhealth has identified the key providers required to launch its HMO operations.

Sales and Marketing Strategy

Phyhealth’s branding and market position is built around the philosophy of physician managed healthcare – not insurance company managed, not government managed – but personal care managed by physicians within the context of a long-term physician patient relationship.  Phyhealth’s community health plans are designed to provide the highest quality care, delivered by physicians who patients know and trust, through a stable, local plan that won’t be here today and gone tomorrow. This message underscores the fact that many consumers, seniors in particular, want to use their physician without having to continually make choices about their healthcare coverage in order to remain under their physician’s care.

Phyhealth’s sales and marketing programs will encompass Phyhealth to physician, local health plan to physician and plan to prospective member marketing campaigns.  Phyhealth will also conduct overarching brand awareness programs through the strategic use of public and investor relations.  Phyhealth has sophisticated capabilities in targeted direct marketing to both consumers and physicians.  Our community health plan marketing and sales initiatives are tailored to each of its local service areas and are designed with the goal of educating, attracting and retaining members, as well as physicians and other providers. In addition, Phyhealth seeks to create ethnically, culturally and geographically relevant marketing programs, where appropriate, that reflect the diversity of the areas that it serves.

Phyhealth’s consumer campaign will carry a strong branding message across its newspaper advertising, internet, direct mail, telemarketing, informational meetings and community outreach. Newspaper ads will help to build brand awareness for Phyhealth’s “Pilot” HMO and all new community health plans. As permitted by state and federal regulations, Phyhealth will use direct mail and telemarketing to notify its physician-owners’ patients about the introduction of the community health plan and to advise them on how to get more detailed information on the plan’s benefits, costs and the associated enrollment process.

Phyhealth enjoys a special, favored relationship with the physician-owners of its health plans.  Phyhealth has the unique capability of partnering with its physician-owners to introduce our health plans to the patients of the physicians and facilitate enrollment.  Informational signage and pamphlets in offices of Phyhealth’s physician partners will play a critical role in product branding and in building awareness of Phyhealth plan’s products and services.  In many instances, as permitted by applicable regulations, the Phyhealth plan will be the only plan with which its physician-owners contract, and the plan will offer an exclusive solution within the community, competing not only on the cost and benefits of the plan insurance coverage but on the availability and quality of the medical care delivered.

Phyhealth plans to conduct community outreach programs in its service areas in venues such as churches, community centers and other public meeting places, sometimes in coordination with government agencies. Phyhealth and its physician-owners will regularly participate in local community health fairs and events, and become involved with local senior citizen organizations to promote its brand, its products and the benefits of preventative care. Phyhealth’s plans and its physician partners are well-positioned to take on a leadership role in promoting good health and good healthcare in the communities Phyhealth serves.  Health education will play a key role in gaining the active participation of patients in their own healthcare, which results in better care at a lower cost.

Phyhealth’s marketing plan also includes a strong business-to-business communications component aimed at recruiting motivated primary care physician groups and established independent physician associations that have significant managed care experience, a substantial patient base of  members and are able to share in the contribution of the capital required to qualify for the state issued Certificate of Authority (license) to operate an HMO.

Phyhealth’s unique selling proposition to practicing physicians is that it provides a solution for the physician seeking more control of patient care, a higher quality of work life and increased income and net worth.

From a sales perspective, Phyhealth will utilize experienced managing general agents to contract with state-licensed, independent local sales agents who are typically compensated on a commission basis.  Enrollment in each of Phyhealth’s product lines is generally a decision made individually by the member.  Accordingly, its sales agents will focus their efforts on telemarketing, personal visits and company sponsored events.

With respect to Medicare, the activities of Phyhealth’s third-party brokers and agents are heavily regulated by the Centers for Medicare and Medicaid Services, as are all of Phyhealth’s marketing and sales activities directed at Medicare beneficiaries.  Phyhealth’s sales activities are limited to activities such as conveying information regarding the benefits of preventive care, describing the operations of managed care plans and providing information about eligibility requirements.

Phyhealth, which will provide the central administration for all of the local health plans, will employ a corporate marketing executive with overall responsibility for commercial and Medicare member marketing and sales. This executive will coordinate all advertisements and other marketing materials and ensure compliance with CMS and state insurance regulations. The member marketing executive will be supported at the local office by the local HMO executive director and member service specialists who support the enrollment effort.

Phyhealth’s Competitive Advantages

Management has identified the following as Phyhealth’s strongest competitive advantages:

Corporate structure.  Phyhealth, as a for-profit, publicly traded corporation, has the capability to access the equity markets to achieve the funding objectives of the corporation and its community health plans.  The capital structure of our health plans with significant physician ownership enables it to offer unique financial benefits to its physician partners that are not available from other insurers.  This, in turn, gives it the advantage in recruiting the best physicians, who can deliver higher quality care at a lower cost while maintaining ongoing member-patient satisfaction.  By integrating all the elements of care delivery and financing, Phyhealth offers physicians the opportunity to control their practices, increase their time spent caring for patients, earn higher incomes, reduce practice expenses and build their net worth.

Physician relationships.  Phyhealth believes in and is committed to physician managed healthcare.  In the healthcare system, physicians hold the exclusive authority to authorize all treatments in all facilities including surgery, hospitalization, pharmaceuticals, durable medical equipment and the services of nurses and other healthcare providers.  Management has designed Phyhealth, its subsidiary companies and community health plans to focus on the needs of physicians and the integrity of the physician-patient relationship, which is the fundamental interaction that drives all healthcare transactions.  By working in concert with physicians, Phyhealth is confident it can operate superior performing health plans and related businesses.

Focus on consumers with a choice.  Phyhealth targets consumer segments that choose their physician as opposed to groups, such as employees of large businesses, whose decisions are largely made by their employers. That means that the physician-patient relationship is more stable and enduring, which allows Phyhealth to tailor end-to-end healthcare services with a strong focus on wellness and prevention.  A strong physician-patient relationship is the key ingredient for building and operating  a long-term health plan solution that can effectively serve physicians, their patients and their communities over many years under varying economic conditions.

Attractive, under-penetrated markets. Phyhealth is targeting service areas that are under-penetrated and not dominated by a single player, thereby allowing Phyhealth to grow its membership more quickly at less cost and to operate as the top health plan alternative in its markets. Phyhealth has specialized target and direct marketing capabilities that will enable it to build its brand in local markets quickly, using a cost effective approach.  Phyhealth’s health plan model is unique in bringing physicians, patients and communities together to promote the health and wellness of the population.

Effective medical management. Phyhealth is focused on creating collaborative and mutually-beneficial partnerships with physicians that offer incentives designed to encourage Phyhealth physicians to deliver a level of care that promotes member wellness, reduces avoidable catastrophic outcomes and improves financial results.  Management is confident that its special relationships with our physician-owners will keep our medical loss ratio low and support the long-term profitability of its local HMOs and Phyhealth itself.

High-tech, high-touch operating philosophy. Phyhealth will operate centralized, scalable corporate and administrative operations at its Miami, Florida headquarters to take advantage of operational efficiencies and facilitate reporting and analysis in financial functions, regulatory compliance, claims processing and payment, actuarial oversight, health risk assessment, health plan benefit design and marketing.  However, Phyhealth is equally committed to designing and operating health plans tailored for the residents of each of its local service areas.  Phyhealth is positioned to work closely with individual members, physicians and healthcare providers, and sales agents that are members of the communities it serves.  Phyhealth intends to locate staff members in each of its local service areas to conduct and coordinate key functions including sales, member services, provider relations and medical management.  Phyhealth believes that centralized administrative functions paired with a community focus, in the functions where it matters most, will allow Phyhealth to better understand and respond to its member needs and to better control medical expenses – providing a critical advantage over larger competitors who operate from remote locations.

Experienced management team. Phyhealth’s management team has extensive experience managing varied types of insurance organizations, including physician-managed insurers. Phyhealth has expertise in the individual and small group markets, Medicare Advantage and with small to midsize employers who self-fund their employee medical benefits.  Phyhealth has worked with Independent Physician Associations (“IPAs”) and a wide variety of physician group practices, societies and associations.  Phyhealth brings the optimum combination of full-time executives, specialized independent consultants and strategic partners to ensure it has the expertise and knowledge required to meet operating challenges, while keeping overhead costs low.

HOWEVER, PROJECTS AND BUSINESS ACTIVITIES AS SUGGESTED HEREIN ARE INHERENTLY RISKY, AND THERE CAN BE NO ASSURANCE THAT THESE RISKS CAN BE MITIGATED TO THE EXTENT THAT LOSSES WILL NOT OCCUR, AND THERE CAN BE NO ASSURANCE THAT INVESTORS IN THIS OFFERING WILL NOT LOSE ALL OF THEIR INVESTMENT. POTENTIAL INVESTORS ARE ADVISED TO CONSULT THEIR OWN LEGAL AND ACCOUNTING COUNSEL AS TO THEIR SUITABILITY FOR INVESTMENT IN PHYH and/or PHYHEALTH.  (SEE “RISK FACTORS” ABOVE)

Additional Disclosures

Employees.

As of October 31, 2009, Phyhealth had 2 full-time executive employees who work out of Phyhealth’s Miami, Florida headquarters.  None of such employees are represented by employee union(s).  Phyhealth believes its relations with all of its employees are good.

More specifically, only Robert Trinka and Fidel Rodriguez work full time.  Any additional Phyhealth staff will be hired as the operational plans are scaled up and implemented and as the funding contemplated is achieved.

Property.

PHYH has one leased office located at 700 South Poinciana Boulevard -- Suite 560, Miami, Florida 33166. This is a lease of 1600 sq. ft. office space at a cost of $3,492 per month, including utilities.   The office location provides convenient access to air transportation and is situated within commuting distance of qualified, experienced applicants for employment.  The office building is a 10 story structure that has space available for immediate expansion.

Litigation.

There has not been any material civil, administrative or criminal proceedings concluded, pending or on appeal against Phyhealth, PHYH or their respective affiliates and principals.

Directors and Executive Officers.

The following table reflects the names, ages and positions of Phyhealth’s executive officers and directors.

Name	Position	Age	1st Elected	Term Expiration
Robert L. Trinka	Chairman, President, and CEO	61	January 2008	April 2010
Fidel R. Rodriquez	Director, Treasurer, Vice President & COO	45	January 2008	April 2010
Richard E. Goulding, MD	Director and Corporate Secretary	56	January 2008	April 2010

Key Corporate Management.

Robert L. Trinka, MBA, FLMI, MHP – Chairman, President, Chairman and CEO, 30 years of insurance industry executive management experience with provider sponsored health plans, healthcare administration, medical malpractice insurance, physician-owned insurers, insurance sales and marketing, claims settlement and litigation as well as risk management and general operations.  He is the founder and President of Healthcare Risk Partners, Inc., a specialized insurance services company.  He has held senior executive positions with John Alden Financial Corporation, including business unit head of the Provider Markets Group; The Doctors Company; The Sullivan Group and Aon Corporation.

Fidel R. Rodriguez, MBA, FLMI – Director, Treasurer, Vice President & COO, 20 years of management experience in insurance operations, information technology, managed healthcare administration, management of business process engineering, physician data management, systems design and management of information systems. He has served in management positions with John Alden Financial Corporation, Fortis Health and Cellists Technologies, Inc.

Richard E. Goulding, MD – Director and Corporate Secretary, 20 years in private medical practice as a Board Certified Otolaryngologist.  He is a member of the American Academy of Otolaryngology and the American Academy of Facial Plastic & Reconstructive Surgery.  He has served as Chief Resident Otolaryngology/Head & Neck Surgery/Facial Plastic Surgery at the University of Miami-Jackson Memorial Hospital and as Chief of Otolaryngology at Holmes Regional Medical Center, Melbourne, FL.  He has an extensive business background in small company startups and a wide cross-section of healthcare related businesses.

Executive Compensation.

Name	Employment Date	Current Salary ($)	Other Annual Compensation
Robert L. Trinka	7/1/07	$150,000	Potential bonuses of up to $380,000, 10 yr stock options for 20 million shares at $0.003 per share.
Fidel R. Rodriguez	7/1/07	$120.000	Potential bonuses of up to $310,000, 10 yr stock options for 20 million shares at $0.003 per share.
Richard E. Goulding, MD	N/A	$-0-	N/A

Trinka and Rodriguez were consultants to PHYH from its inception through their July 1, 2007 employment date.  Compensation to outside board members will be at $1,000 per meeting, plus travel and incidental expenses.  There will be no compensation to board members employed by Phyhealth or any of its subsidiaries and affiliates.

Security Ownership By Beneficial Owners and Management.

The following table summarizes certain information with respect to the beneficial ownership of Phyhealth’s shares, immediately after the spin-off:

Directors, Officers & Founders	No. Phyhealth Shares After Spin-Off/%
Controlled by Robert Trinka
Robert L. Trinka (1)	1,144,899	/ 3.2%
RDK Investments, LLC (4)	543,973	/ 1.5%
Sea Change Ventures, LLC (4)	271,987	/ 0.8%
Trinka Family Partnership, LLC (4)	271,987	/ 0.8%
Total controlled by Robert Trinka	2,232,846	/ 6.3%

Fidel R. Rodriquez (2)	807,980	/ 2.3%
Richard E. Goulding, MD
Richard E. Goulding, MD (3)	1,631,921	/ 4.6%
Richard Goulding Trust (4)	542,973	/ 1.5%
Total controlled by Richard Goulding	2,175,894	/ 6.1%

Total Directors & Officers	5,216,720	/ 14.7%
All Other Shareholders	30,307,444	/ 85.3%
Total Shares in Issue	35,524,164	/ 100.0%

(1)
Includes 255,053 shares of common stock, 489,846 shares of series A preferred stock that is convertible into the same number of commons shares, and stock options to purchase 400,000 shares of common stock that has an exercise price of $0.003 with a term of ten years that expires on January 9, 2018.

(2)
Includes 132,442 shares of common stock, 275,538 shares of series A preferred stock that is convertible into the same number of commons shares, and stock options to purchase 400,000 shares of common stock that has an exercise price of $0.003 with a term of ten years that expires on January 9, 2018.

(3)	Includes 706,358 shares of common stock, 1,469,537 shares of series A preferred stock that is convertible into the same number of commons shares.
(4)	Consists of solely common shares.

SELECTED FINANCIAL DATA

The following table sets forth certain financial data for PHYH. The selected financial data should be read in conjunction with PHYH’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements of PHYH and notes thereto.  The selected financial data for the years ended December 31, 2008 and 2007, have been derived from PHYH’s audited consolidated financial statements.  (See Appendix F).

	Year Ended 12/31/08	Year Ended 12/31/07
Income Statement Data:
Revenue	$-	$-
Costs and Expenses	$(1,093,845)	$(599,168)
Loss From Operations	$(1,093,845)	$(599,168)
Interest and Other income and expense, net	$(1,748,022)	$-
Net Loss	$(2,841,867)	$(599,168)
Net Loss per Share	$(0.43)	$(0.07)
Common and Common Equivalent Shares Outstanding	6,591,690	8,294,609
Balance Sheet Data:
Working Capital (Deficiency)	$2,776,150	$15,802
Total Assets	3,406,321	$57,713
Accumulated Deficit	$(4,589,044)	$(1,747,177)
Stockholders’ Equity (Deficit)	$(4,172,347)	$(1,429,203)

PRO FORMA FINANCIAL INFORMATION

The unaudited pro forma consolidated statement of financial position at Exhibit F, gives effect to the spin-off of Phyhealth from PHYH.  The unaudited pro forma consolidated statement of financial position is based on the historical consolidated statement of financial position of PHYH appearing in the exhibits of this Prospectus. The pro forma consolidated statements of operations reflect the results of PHYH and subsidiaries (including Phyhealth) for the six month period ended June 30, 2009, the fiscal years ended December 31, 2008 and 2007, and the period February 14, 2005 (inception) to June 30, 2009. The unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of PHYH and subsidiaries included in the exhibits to this Prospectus.

Audited financial statements as of December 31, 2008 and 2007 (see Appendix F) are provided in this Prospectus.  In addition, summary financial data is provided in “Selected Financial Data” above.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Current Operational Overview

PHYH was formed on February 14, 2005 and has been in the development stage and its efforts through June 30, 2009 have been principally devoted to organizational activities, raising capital, evaluating operational opportunities and fulfilling regulatory requirements.  Since its formation, PHYH has not realized any revenues from its planned operations. Currently, PHYH has made selected strategic investments with the initial capital both as a means to raise the remaining funds necessary to execute its community health plan business model and to increase shareholder value.

In accordance with its business plan, on February 27, 2009, PHYH purchased an additional 42.5% of the common stock of Phyhealth Underwriters, Inc. (“Underwriters”), from its joint venture partner, Atlas Insurance Management, bringing its total ownership to 92.5%.  Underwriters is the Attorney-in-fact for Physhield Insurance Exchange, a Risk Retention Group (Physhield), PHYH’s exclusive licensed medical malpractice insurance affiliate.  Phyhealth plans to operate Underwriters as a subsidiary and is now positioned to invest additional resources in the development of its medical malpractice insurance business.

As PHYH, to date, has only been involved in organizational related activities described above, PHYH financial situation to date is not reflective of what management expects PHYH’s financial situation to be after the successful completion of its investment strategy described above.  As PHYH and Phyhealth has not begun to earn revenues, if the investment strategies are not successful, there could be an adverse material effect on the companies.

Results of Operations:

Six months ended June 30, 2009 compared to Six months ended June 30, 2008:

Officers’ compensation decreased from $203,503 to $115,332 for the six months ended June 30, 2008 to the six months ended June 30, 2009, respectively.  The decrease was mainly due to the $86,781 expense recognized in the six months ended July 30, 2008 for stock options issued to the officers that was not repeated or recognized in 2009.  No further stock option expense is expected in the remainder of 2009.

Consulting and professional fees decreased from $343,161 to $99,510 for the six months ended June 30, 2008 to the six months ended June 30, 2009, respectively.  The decrease was mostly due to approximately $225,000 of consulting fees paid for the six months ended June 30, 2008 to develop a HMO that was not repeated in 2009.  Since the HMO application was withdrawn and will not be resubmitted until after 2009, the consulting fees paid in 2008 are not expected to be repeated in 2009.

HMO reinsurance, network and administration decreased from $121,941 to a refund of previously paid expense of $29,987 for the six months ended June 30, 2008 to the six months ended June 30, 2009, respectively. The refund was a result of an HMO application fee and insurance premiums that were paid and expensed in the six months ended June 30, 2008 and later refunded in 2009 because of the withdrawal of Phyhealth Plan Corporation’s PHYH’s application to operate as an HMO.

Bad debt expense decreased from $4,980 to an expense recovery of $256,903 of bad debt previously recorded on accounts receivable from Phyhealth Underwriters, Inc. (Underwriters).   Since PHYH purchased additional shares of Underwriters to bring its ownership to 92.5% of total outstanding shares, the accounts receivable is eliminated in consolidation of the financial statements and the previously recorded bad debt expenses were reversed since the allowance for bad debts is no longer necessary.

General and administrative expenses decreased from $94,754 for the six months ended June 30, 2008 to $44,963 for the six months ended June 30, 2009.  The decrease is mostly due a decrease in costs in investor relations, travel and marketing expenses.

Interest expense of $1,467,962 was recognized in 2008 as a result of interest on debt agreements that were tied to PHYH’s stock price.  Those debt agreements were converted to series B preferred stock so this interest expense is not expected to be repeated in 2009.

Fiscal year ended December 31, 2008 compared to fiscal year ended December 31, 2007:

Officers’ compensation increased from $176,420 to $325,345 from 2007 to 2008, respectively.  The officers were employed by PHYH for a full year in 2008 and only six months in 2007.  This compensation includes the expense relating to stock options for both officers, which totaled $99,383 in 2008 and $0 for 2007.

Consulting and professional fees increased from $291,526 to $436,949 from 2007 to 2008, respectively.  The increase was mostly due to approximately $229,000 of consulting fees paid in 2008 to develop a HMO, partially offset by $72,618 of expense from stock issued to investor relations consultants in 2007 that was not repeated in 2008.  Since the HMO application was withdrawn and will not be resubmitted until after 2009, these consulting fees paid in 2008 are not expected to be repeated in 2009.

HMO reinsurance, network and administration increased from $0 to $169,257 from 2007 to 2008, respectively. The increase was due to costs paid to develop a HMO.  Since the HMO application was withdrawn and will not be resubmitted until after 2009, these fees paid in 2008 are not expected to be repeated in 2009.

General and administrative expenses increased from $76,948 to $141,611 from 2007 to 2008, respectively.  The increase is mostly due to increased costs in becoming a public company and increased rent expense.

Interest expense of $1,765,669 was recognized in 2008 as a result of interest on debt agreements that were tied to PHYH’s stock price.  Those debt agreements were converted to series B preferred stock so this interest expense is not expected to be repeated in 2009.

Inflation and seasonality:

PHYH does not believe that inflation or seasonality will significantly affect its results of operation.

Liquidity and Capital Resources

PHYH’s cash and liquidity resources have been provided by investors over the history of PHYH through a combination of investor contributions of $512,319 and the sale of $4,598,112 of convertible debentures.  The debentures and the associated accrued interest were subsequently exchanged for $7,467,883 of series B convertible preferred stock.  The funds received by PHYH were used to further PHYH’s business plan and to submit an application with the state of Florida to operate an HMO.  While Phyhealth Plan Corporation had the minimum funds required by state law to apply for an HMO certificate, the state determined that more than the minimum reserve required by law was needed for the application to be approved.  Consequently, Phyhealth Plan Corporation withdrew its application and PHYH is investing the funds in strategic opportunities in order to grow their assets sufficient to resubmit an HMO application to the State of Florida.  Phyhealth cannot insure that their investment strategy will be successful or that all the investment capital will be returned.

Management believes that its short and long-term needs for working capital, capital expenditures, new facilities and acquisitions will be satisfied by the proceeds of its investment strategy and the funds generated from future operations. Post spin-off Phyhealth expects the temporary equity shown on the PHYH balance sheet to be converted to equity and not require cash outflows to satisfy these series B preferred shares, however, there is no guarantee that cash outflow will not be required.  Post spin-off Phyhealth’s  current liabilities will continue to be covered by the existing assets.

Debt and Contractual Obligations

On January 10, 2008, PHYH executed two management agreements, one with its President/Chief Executive Officer/Chairman of the Board (CEO), the other with its Vice President, Chief Operating Officer and Corporate Director (COO).  Both agreements are effective upon signing and expire on December 31, 2012.  The base salary of the two agreements total $270,000, with combined escalation clauses up to $900,000 if certain revenue, equity and profit milestones are met.

PHYH leases office space on a year- to-year lease with the lease payments of $3,492 per month ending in March of 2010.

Other commitments relating to the third party administrator and reinsurance agreement comments were contingent upon the certificate of authorization to run an HMO.  Since the application for HMO certification has been withdrawn, the commitments have been suspended until the application has been resubmitted and/or approved.

Critical Accounting Policies

Our discussion and analysis of our financial condition and the results of our operations are based upon our consolidated financial statements and the data used to prepare them. Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States. On an ongoing basis we re-evaluate our judgments and estimates including those related to bad debts, investments, long-lived intangible assets, and income taxes.

We base our estimates and judgments on our historical experience, knowledge of current conditions and our beliefs of what could occur in the future considering available information. Actual results may differ from these estimates under different assumptions or conditions. Our estimates are guided by observing the following critical accounting policies.

Allowance for loans:

PHYH has incurred certain costs to establish Physhield Insurance Exchange, a Risk Retention Group (Physhield), a Nevada Captive Insurer.  Once established, PHYH’s subsidiary Underwriters will generate fees by operating as the Attorney-in-Fact for Physhield.  The costs incurred through June 30, 2009 to establish Physhield totaled approximately $510,000 and are recorded as a receivable by PHYH from Physhield, but must first be approved by the Physhield’s future Subscriber Advisory Committee before it could be paid.  Since there is no guarantee that the Subscriber Advisory Committee will approve payment of these costs, PHYH has recorded a 100% allowance on this receivable.  If the Subscriber Advisory Committee approves repayment of these costs it will create expense recovery to PHYH when the allowance is reversed.

Investments

PHYH accounts for the purchase of debt and equity securities on a cost basis of accounting when at the time of the purchase the security does not have readily determinable fair values because it is either not publicly traded or is thinly traded and PHYH does not have the ability to easily or readily convert the investment to cash in the open market.  Consequently, significant gains or losses may be recognized when the investment matures or is sold.  The size of the potential gain or loss is not easily estimatable since there is no readily determinable fair value available.  With investments recorded at the cost of $1,495,000 as of June 30, 2009 it is likely that material gains or losses will be recorded when those investments are sold or mature.

Long-lived intangible assets and goodwill

PHYH evaluates its long-lived assets for impairment whenever events or change in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is the excess of the carrying amount over the fair value of the asset.

Currently, Phyhealth believes that the income stream from Phyhealth Underwriters will more than justify the goodwill recorded in the acquisition of the additional 42.5% interest in the Phyhealth Underwriter’s common stock.  If, however, Phyhealth is unable to execute its business strategy of being the Attorney-in-fact for Physhield, and impairment of a portion, if not all, of the goodwill will need to be recorded in Phyhealth’s financial statements.  No impairment was considered necessary as of June 30, 2009.

Income taxes

PHYH accounts for income taxes using the liability method, which requires the determination of deferred tax assets and liabilities based on the differences between the financial and tax basis of assets and liabilities, using enacted tax rates in effect for the year in which differences are expected to reverse. Deferred tax assets are adjusted by a valuation allowance, if based on the weight of available evidence it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Currently 100% of the deferred tax asset is reserved.  If in fact Phyhealth does become profitable post spin-off, income will be charged to the statement of operations resulting from a reversal of that allowance.  That allowance totals approximately $1.5 million as of June 30, 2009.

There are no recently issued accounting standards known to have a material impact on PHYH’s Financial Statements as of June 30, 2009.

APPLICATION OF PROCEEDS

Since no money is being raised in this spin-off, no Application of Proceeds is here presented.

Phyhealth intends to raise additional funds, up to $10,000,000, through a subsequent initial public offering.  Any such IPO will occur only after a post-effective amendment to this Registration Statement is filed, reviewed and declared effective.

PHYH, Phyhealth’s parent company was formed on February 14, 2005 and has been in the development stage and its efforts to this date have been principally devoted to organizational activities, raising capital, evaluating operational opportunities and fulfilling regulatory requirements.  Since its formation, PHYH has not realized any revenues from its planned operations. Currently, PHYH has made selected strategic investments with the initial capital both as a means to raise the remaining funds necessary to execute its community health plan business model and to increase shareholder value.  As PHYH to date, has only been involved in organizational related activities described above (and subject to obtaining needed funding in this Offering), PHYH’s financial situation to date reflected in the attached financial statements is not reflective of what management expects PHYH’s financial situation to be after the successful completion of the spin-off.

MARKET PRICE OF COMMON STOCK AND RELATED MATTERS

Market Information

While there has been a relatively illiquid trading market for the shares of PHYH, there has been no public trading market for the shares of Phyhealth prior to the spin-off.  Phyhealth intends to apply to list its common stock on the OTCBB such that a secondary market will commence on the spin-off date.

Holders

As of October 31, 2009, there were approximately 455 shareholders of record of  PHYH common stock and 38 holders of record of its preferred stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Before the spin-off, all of the outstanding shares of Phyhealth common and preferred stock were held beneficially and of record by PHYH.  The following table sets forth, as of October 31, 2009, information concerning expected beneficial ownership of our common stock after giving effect to the spin-off by:

▪	Each person or entity known to us who will beneficially own more than five percent of the outstanding shares of Phyhealth’s common stock;
▪	Each person who we currently know will be one of Phyhealth’s directors or named executive officers at the time of the spin-off; and
▪	As a group, all persons who Phyhealth currently know will be Phyhealth directors and executive officers at the time of the spin-off.

The following information:

▪
Gives effect to the spin-off as if it had occurred on October 31, 2009, on which date 6,591,223 shares of Phyhealth common stock, 3,240,000 shares of Phyhealth Series A Preferred Shares and 622,324 shares of Phyhealth Series B Convertible Shares were outstanding;

▪	Reflects a 1 for 50 (2%) ratio of one share of Phyhealth common stock for every 50 shares of PHYH; and
▪	A pro rata distribution of same held by persons listed in the table below.

The actual number of shares of common stock outstanding as of the spin-off date may differ to the extent that new PHYH common or preferred shares are issued or repurchased between October 31, 2009 and the spin-off date and if (while unlikely) the assumed conversion ratio differs from the actual ratio.

Based on information furnished to us or on filings made under the Exchange Act by or on behalf of such person or entity, except as otherwise indicated in the footnotes below, Phyhealth believes that each person or entity has sole voting and investment power with respect to the shares of common stock set forth opposite such person’s or entity’s name. Beneficial ownership is determined in accordance with the rules of the SEC and generally attributes beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to such shares. Shares of our common stock [subject to options that are currently exercisable for shares of our common stock or other securities evidencing the right to receive shares of our common stock that are vested, or that will be exercisable for shares of our common stock or that will vest within 60 days after October 31, 2009], are deemed to be outstanding and beneficially owned by the person holding such options or other securities (in Phyhealth’s case, its Series A Convertible Preferred or Series B Convertible Preferred) for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted below, the address for each person listed in the following table is 700 South Poinciana Boulevard -- Suite 506, Miami, Florida 33166.

Name and Address Of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Controlled by Robert Trinka
Robert L. Trinka (1)	1,144,899	3.2%
RDK Investments, LLC (4)	543,973	1.5%
Sea Change Ventures, LLC (4)	271,987	0.8%
Trinka Family Partnership, LLC (4)	271,987	0.8%
Total controlled by Robert Trinka	2,232,846	6.3%

Fidel R. Rodriquez (2)	807,980	2.3%

Controlled by Richard Goulding
Richard E. Goulding, MD (3)	1,631,921	4.6%
Richard Goulding Trust (4)	542,973	1.5%
Total controlled by Richard Goulding (4)	2,175,894	6.1%

Controlled by Nutmeg Group, LLC (5)
The Nutmeg Group, L.L.C.	218,244	0.6%
Nutmeg MiniFund II, LLLP	917,280	2.6%
Nutmeg Lightning Fund, LLLP	383,050	1.1%
Nutmeg October 2005, LLLP	513,286	1.4%
Nutmeg/Michael Fund, LLLP	896,334	2.5%
Nutmeg/Fortuna Fund LLLP	531,284	1.5%
Nutmeg/Patriot Fund, LLLP	1,177,028	3.3%
Nutmeg/Mercury Fund, LLLP	3,268,709	9.2%
Micro Pipe Fund I, LLC-Total controlled by Nutmeg.	7,905,215	22.2%

Micro Pipe Fund1, LLC	1,757,416	5.0%

Controlled by Wealth Strategy Partners (5)
Stealth	14,133,332	39.8%
Black Diamond, now Adamas Fund, LLP	1,134,334	3.2%
Total controlled by Wealth Strategy Partners	15,267,666	43.0%

All directors and officers as a group (3 persons)	5,216,720	14.7%

(1)
Includes 255,053 shares of common stock, 489,846 shares of Series A preferred stock that is convertible into the same number of commons shares and stock options to purchase 400,000 shares of common stock that has an exercise price of $0.003 with a term of ten years, expiring on January 9, 2018.

(2)
Includes 132,442 shares of common stock, 275,538 shares of Series A preferred stock that is convertible into the same number of commons shares, and stock options to purchase 400,000 shares of common stock that has an exercise price of $0.003 with a term of ten years, expiring on January 9, 2018.

(3)	Includes 706,358 shares of common stock and 1,469.536 shares of Series A preferred stock that is convertible into the same number of commons shares.
(4)	Consists of only common shares.
(5)	Consists solely of shares underlying the Series B preferred stock that is convertible into 40 shares of common stock for every one share of the Series B preferred stock.

PHYH’s RELATIONSHIP WITH PHYHEALTH FOLLOWING THE SPIN-OFF

The specific terms and conditions of the spin-off are governed by a Separation Agreement between Phyhealth and PHYH.  In addition, Phyhealth and PHYH have entered into a Tax Matters Agreement in connection with the spin-off.

The material terms of the respective Agreement are described below. Copies of such Agreements have been filed as Exhibits to the Registration Statement of which this Prospectus forms a part, and the summaries of these documents that follow are qualified in their entirety by reference to the full text of these documents which are incorporated by reference into this Prospectus.

Agreements Between Phyhealth and PHYH Relating to the Spin-Off

Separation Agreement

The Separation Agreement sets forth the agreements between Phyhealth and PHYH with respect to the principal corporate transactions required to effect the spin-off, and a number of other agreements governing the relationship between Phyhealth and us following the spin-off. The Separation Agreement also provides for a series of preliminary restructuring transactions to effect the transfer to Phyhealth of all of the assets and liabilities relating to its business. Phyhealth expects to finalize the transfers called for under the Separation Agreement before the effectiveness of the spin-off. However, Phyhealth will only complete the spin-off if specified conditions are met. These conditions include:

•	The transfer to Phyhealth of all of the assets and liabilities attributable to its business;
•	The SEC declaring effective the Form S-1 Registration Statement of which this Prospectus forms a part;
•	The listing of Phyhealth common stock on the OTCBB;
•	Receipt of material consents and approvals; and
•	The absence of any injunction or similar order preventing the consummation of the spin-off.

Even if these conditions are satisfied, other events or circumstances, including litigation, could occur that could affect the timing or terms of the spin-off or Phyhealth’s ability or plans to complete the spin-off.  As a result of any such events or circumstances, the spin-off may not occur and, if it does occur, it may not occur on the terms or in the manner described, or in the time frame contemplated.

The Separation.  Pursuant to the separation agreement, PHYH will transfer, or cause its other subsidiaries to transfer, to Phyhealth:

•	All assets of Phyhealth attributable to its business;
•	All other assets of Phyhealth reflected in the most recent balance sheet of PHYH;
•	Contracts that relate to the business of Phyhealth; and
•	Other specified assets.

Phyhealth will also agree to assume, fulfill and/or indemnify PHYH for:

•	All liabilities of Phyhealth to the extent arising out of relating to or resulting from the operations of Phyhealth’s business, including its contracts and assets;
•	All other liabilities reflected in the most recent balance sheet of PHYH;
•	Any liabilities arising out of, relating to or resulting from, a specified list of litigation (none of which is anticipated);
•	Specified liabilities resulting from the spin-off;
•	Obligations and commitments under specified contracts; and
•	Other specified liabilities.

In addition, the separation agreement also includes operating principles that will govern Phyhealth and PHYH’s conduct concerning, and use of, specified instruments and other technologies currently utilized by one or both of Phyhealth and PHYH .

 Tax Matters Agreement

The Tax Matters Agreement between Phyhealth and PHYH will govern Phyhealth’s and PHYH’s respective rights, responsibilities and obligations after the spin-off with respect to taxes. Under the Tax Matters Agreement, Phyhealth generally will be responsible for the payment of all income and non-income taxes attributable to our operations pre-spin-off and Phyhealth generally will be responsible for the payment of all income and non-income taxes attributable to our operations post-spin-off.

ABSENCE OF PUBLIC MARKET AND DIVIDEND POLICY

Public Market

PHYH, which currently has approximately 491 common and preferred shareholders, will not become a reporting company under Section 15(d) of the Securities Exchange Act of 1934 because of this spin-off. There is a public trading market on PinkSheets.com for the shares of PHYH.

While not currently a reporting company, Phyhealth will become a Section 15(d) reporting company because of this registered spin-off concurrent with the date of this Prospectus.  Moreover, this registered spin-off and associated reporting status will permit Phyhealth to qualify its shares for quotation on the OTCBB (the Over-the-Counter Bulletin Board) or other secondary markets for which Phyhealth’s common shares may then qualify.  (See “Risk Factors”).

Dividend Policy

Short-term or long-term operations prospects may not result in generating a profit.  Therefore, neither PHYH nor Phyhealth are likely to pay immediate dividends and an investment in Phyhealth is thus not suitable for investors seeking current income for financial or tax planning purposes.  Future dividends will be paid at the sole discretion of the respective Boards of Directors.

CAPITALIZATION

The following sets forth the pro forma capitalization of Phyhealth as of June 30, 2009 [(the date of the Phyhealth pro forma financials contained in the Prospectus)]:
a.	6,591,223 shares of common stock.
b.	3,240,000 shares of Series A preferred stock convertible into 3,240,000 common shares.
c.	622,324 shares of Series B preferred stock convertible into 24,892,940 shares of common stock.
d.	Stock options to buy 800,000 shares of common stock for $0.003 per share through January 9, 2018.

DILUTION

The percentage of equity the investors in this Offering will beneficially own immediately before and after the completion of the spin-off will remain unchanged.  The spin-off is designed to have no impact on the ownership interest of the investor immediately before and after the transaction is completed.

DESCRIPTION OF CAPITAL STOCK

In conjunction with completion of the spin-off, Phyhealth’s certificate of incorporation and by-laws have been amended and restated. Copies of the forms of our amended and restated certificate of incorporation and amended and restated bylaws have been filed as exhibits to the registration statement of which this Prospectus forms a part. The following information reflects Phyhealth’s amended and restated certificate of incorporation and amended and restated bylaws as these documents will be in effect at the time of the consummation of the spin-off.

Authorized Capital Stock

Phyhealth’s authorized capital stock consists of 50,000,000 shares all of which have a par value of $0.0001 per share.  Of the total shares, 40,000,000 are designated as common stock, 5,000,000  are designated as Series A Convertible Preferred stock, and 5,000,000 are designated as Series B Convertible Preferred stock.  Immediately following the spin-off, Phyhealth will have approximately  6,591,223 shares of common stock, 3,240,000 shares of Series A Convertible Preferred stock, 622,324 shares of Series B Convertible Preferred stock, and stock options for 800,000 shares of common stock outstanding, based upon the number of common shares,  preferred shares and stock options outstanding as of October 31, 2009.  (There are no other outstanding warrants or any other contract right or shares that vest the right to receive shares of PHYH common.)

Common Stock of Phyhealth and PHYH

The holders of Phyhealth and PHYH common stock (the “companies’”), respectively organized in Nevada and Delaware, have equal rights, powers and privileges.

Voting Rights.    The holders of the companies’ common stock will be entitled to one vote for each share held, on all matters voted on by the companies’ stockholders, including elections of directors. Our companies’ amended and restated certificates of incorporation do not provide for cumulative voting in the election of directors. Generally, all matters to be voted on by the companies’ stockholders must be approved by a majority of the votes entitled to be cast by all shares of common stock present or represented by proxy.

Dividends.    Holders of the companies’ common stock are entitled to receive dividends as, when and if dividends are declared by the respective board of directors out of assets legally available for the payment of dividends.  It is not the current expectation of either of the companies to pay dividends.

Liquidation.    In the event of a liquidation, dissolution or winding up of the companies’ respective affairs, whether voluntary or involuntary, after payment of liabilities and obligations to creditors, the remaining assets will be distributed ratably among the holders of shares of common stock on a per share basis.  If there exists any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either case, the affected company would need to pay the applicable distribution to its holders of preferred stock before distributions are paid to the holders of the associated common stock.

Rights and preferences.    The companies’ common stock has no preemptive, redemption, conversion or subscription rights. The rights, powers, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that may be designated and issued in the future.

Preferred Stock of Phyhealth

The companies’ amended and restated certificates of incorporation provide that its board of directors has the authority, without action by the stockholders, to designate and issue up to 10,000,000 shares of preferred stock in one or more classes or series and to fix the powers, rights, preferences and privileges of each class or series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series, which may be greater than the rights of the holders of the common stock. Any issuance of shares of preferred stock could adversely affect the voting power of holders of common stock, and the likelihood that the holders will receive dividend payments and payments upon liquidation could have the effect of delaying, deferring or preventing a change in control.

Anti-Takeover Effects of Certain Provisions of The Companies’ Charter and By-Laws

Board of Directors.  The companies’ amended and restated certificates of incorporation provide that, subject to the rights of the holders of any class or series of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed from time to time exclusively by a resolution adopted by the companies’ board of directors, but will not be less than three nor more than seven directors.  The current number of directors provided in the Bylaws for each of the companies is up to seven with three currently serving.

The companies’ amended and restated certificates of incorporation further provide that, subject to the rights of the holders of any class or series of preferred stock to elect directors under specified circumstances, any vacancy on the board of directors that results from an increase in the number of directors may be filled by a majority of the board of directors then in office, provided that a quorum is present, and any other vacancy occurring on the respective board of directors may be filled by a majority of the board of directors then in office, even if less than a quorum, or by a sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class will hold office for a term that coincides with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors will have the same remaining term as that of his or her predecessor. Subject to the rights, if any, of the holders of any outstanding class or series of preferred stock, any or all of our directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of our then outstanding capital stock entitled to vote generally in the election of directors.

Authorized Shares.  The companies’ amended and restated certificates of incorporation provides that each  may from time to time issue shares of preferred stock in one or more series, the terms of which will be determined by the respective board of directors, and common stock. The companies will not solicit approval of its stockholders unless the associated board of directors believes that approval is advisable or is required by stock exchange regulations or the applicable corporation law.  This could enable the respective board of directors to issue shares to persons friendly to current management which could render more difficult or discourage an attempt to obtain control of the affected company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of its management. Such additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of the affected company.

Special Meetings.    Unless the respective certificate of incorporation or the by-laws provide otherwise, stockholders are not permitted to call a special meeting of stockholders. The companies’ amended and restated certificates of incorporation and amended and restated By-laws do not permit stockholders to call a special meeting.

No Stockholder Action by Written Consent.    The companies’ amended and restated certificates of incorporation and amended and restated By-laws provide that stockholders must effect any action required or permitted to be taken at a duly called annual or special meeting of stockholders and that those actions may not be effected by any consent in writing by the stockholders. Except as otherwise required by law or by any preferred stock designation, special meetings of stockholders may be called only by the respective company’s board of directors, its Chairman of the Board, its  president or its secretary. No business other than that stated in the notice of meeting may be transacted at any special meeting. These provisions may have the effect of delaying consideration of a stockholder proposal until the next annual meeting unless a special meeting is called by the affected board, chairman, president or secretary.

Advance Notice Procedures.  The companies’ amended and restated By-laws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of stockholders. These stockholder notice procedures provide that only persons who are nominated by the respective companies’ board of directors, or by a stockholder who was a stockholder of record at the time of giving notice and has given timely written notice to its secretary before the meeting at which directors are to be elected, will be eligible for election as directors.

For nominations or other business to be properly brought before an annual meeting by a stockholder, a stockholder’s notice delivered to the respective company’s secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting:

•	A brief description of the business desired to be brought before the annual meeting and the reasons for conducting this business at the annual meeting;
•	The name and record address of the stockholder;
•	The class or series and number of shares of capital stock of the applicable company which are owned beneficially or of record by the stockholder;
•
A description of all arrangements or understandings between the stockholder and any other person or persons (including their names) in connection with the proposal and any material interest of the stockholder in the desired business; and

•	A representation that the stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

A stockholder’s notice for purposes of nominating directors must also contain additional information about each nominee, including a current resume and curriculum vitae and a statement describing each nominee’s qualifications.

To be timely, a stockholder’s notice to the respective company’s secretary must be delivered to or mailed and received at its principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders (or, in the case of our 2010 annual meeting, a stockholder’s notice must be delivered no earlier than January 15, 2010 or later than February 15, , 2010), provided that in the event that the respective company’s annual meeting is to be held on a date that is not within 30 days before or after the anniversary date, the notice must be received not later than the close of business on the tenth day following the day on which the notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first.

The Chairman of the companies’ respective boards has the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the advance notice procedures and, if any proposed nomination or business is not in compliance with our amended and restated By-laws, to declare that the defective proposed business or nomination will not be presented for stockholder action at the meeting and will be disregarded.

Business Combination Statutes

The respective Nevada and Delaware General Corporation Laws prohibit a business combination between a corporation and an interested stockholder within three years of the time such stockholder became an interested stockholder, unless:

•	Prior to such time the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•
Upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans; or

•
At or subsequent to such time, the business combination is approved by the board of directors and authorized by the affirmative vote at a stockholders’ meeting of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

The term “business combination” is defined to include, among other transactions between an interested stockholder and a corporation or any direct or indirect majority owned subsidiary thereof; a merger or consolidation; a sale, pledge, transfer or other disposition (including as part of a dissolution) of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; certain transactions that would increase the interested stockholder’s proportionate share ownership of the stock of any class or series of the corporation or such subsidiary; and any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any such subsidiary. In general, and subject to certain exceptions, an “interested stockholder” is any person who is the owner of 15% or more of the outstanding voting stock (or, in the case of a corporation with classes of voting stock with disparate voting power, 15% or more of the voting power of the outstanding voting stock) of the corporation, and the affiliates and associates of such person. The term “owner” is broadly defined to include any person that individually or with or through such person’s affiliates or associates, among other things, beneficially owns such stock, or has the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement or understanding or upon the exercise of options or other convertible securities or otherwise or has the right to vote such stock pursuant to any agreement or understanding, or has an agreement or understanding with the beneficial owner of such stock for the purpose of acquiring, holding, voting or disposing of such stock.

The restrictions of the applicable Nevada and Delaware laws do not apply to corporations that have elected, in the manner provided therein, not to be subject to the applicable law or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders. Neither Phyhealth’s nor PHYH’s amended and restated certificate of incorporation and amended and restated By-laws do not opt out of the respective applicable Nevada and Delaware law.

Transfer Agent and Registrar

Island Stock Transfer will be the transfer agent and registrar for the common stock of both Phyhealth and PHYH.

SHARES ELIGIBLE FOR FUTURE SALES

After completion of the spin-off, there will be approximately 6,591,223 Phyhealth shares of  its common stock outstanding, based upon the number of shares of common and preferred shares outstanding on October 31, 2009.  All of these shares will be freely transferable without restriction under the Securities Act except for shares that are owned by our “affiliates,” as that term is defined in Rule 144 under the Securities Act, which includes our directors and our significant stockholders. Shares of our common stock held by affiliates may not be sold unless they are registered under the Securities Act or are sold pursuant to an exemption from registration, including an exemption contained in Rule 144 under the Securities Act. Further, as described below, we plan to file a registration statement to cover the shares issued under our equity incentive plans.

Rule 144

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including an affiliate, who beneficially owns “restricted securities” of a “reporting company” may not sell these securities until the person has beneficially owned them for at least six months. Thereafter, affiliates may not sell within any three-month period a number of shares in excess of the greater of:  1% of the then outstanding shares of common stock (approximately 31,215 shares immediately after the spin-off)..

Sales under Rule 144 by our affiliates also will be subject to restrictions relating to manner of sale, notice and the availability of current public information about us and may be effected only through unsolicited brokers’ transactions.

Persons not deemed to be our affiliates who have beneficially owned “restricted securities” for at least six months but for less than one year may sell these securities, provided that current public information about us is “available,” which means that, on the date of sale, we have been subject to the reporting requirements of the Exchange Act for at least ninety days and are current in our Exchange Act filings. After beneficially owning “restricted securities” for one year, our non-affiliates may engage in unlimited resales of such securities.

Shares received by our affiliates in the spin-off or upon exercise of stock options or upon vesting of other equity-linked awards may be “controlled securities” rather than “restricted securities.” “Controlled securities” are subject to the same volume limitations as “restricted securities” but are not subject to holding period requirements.

Stock Plans

Phyhealth has no stock plans in effect. No prediction can be made as to the effect, if any, that market sales of restricted or freely trading shares will have on the market price of our common stock prevailing from time to time. Nevertheless, sales of substantial amounts of common stock, or the perception that such sales could occur, could adversely affect prevailing market prices for our common stock and could impair our future ability to raise capital through an offering of our equity securities.

LEGAL MATTERS

The validity of Shares being offered by this Prospectus will be passed upon for both Phyhealth and PHYH by Carl N. Duncan, Esq., LLC.

EXPERTS

The financial statements included in this Prospectus and in the Registration Statement have been audited by Salberg & Company, P.A., independent registered public accounting firm, to the extent and for the periods set forth in their report, appearing as Appendix F to this Prospectus, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Phyhealth has filed with the SEC a Registration Statement on Form S-1 under the Securities Act of 1933 with respect to the shares of Phyhealth common stock being registered hereunder. This Prospectus, which forms a part of the Registration Statement, does not contain all the information included in the Registration Statement and the exhibits thereto, to which reference is hereby made. You should refer to the Registration Statement, including its exhibits and schedules, for further information about PHYH, its common stock and the Phyhealth stock being spun-off pursuant to this Prospectus.

From and after the effective date of the spin-off, Phyhealth will become subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly, we will file annual, quarterly and other reports and other information with the SEC.  If in the future, PHYH becomes a reporting company, it will be required to file annual quarterly and other information with the SEC, and such reports and other information may contain important information about us. For so long as Phyhealth has been operating, the results of Phyhealth’s operations has been included in PHYH’s consolidated financial statements.
You may read and copy the Registration Statement and the reports and other information Phyhealth may in the future file at the SEC’s Public Reference Room located at Station Place, 100 F Street, N.E., Washington D.C. 20549. You may also receive copies of these documents upon payment of a duplicating fee, by writing to the SEC’s Public Reference Room. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Phyhealth’s future SEC filings will also be available to the public from commercial document retrieval services and at the Internet world-wide website maintained by the SEC at www.sec.gov. Please note that information included in Phyhealth’s website does not form a part of this Prospectus.

No person is authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized.  Neither the delivery of this Prospectus nor any distribution of securities made hereunder shall imply that there has been no change in the information set forth herein or in our affairs since the date hereof.

Phyhealth Corporation
(a development stage company)

Financial Statements

From January 18, 2008 (inception) to December 31, 2008

Phyhealth Corporation
(a development stage company)

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders’ of
Phyhealth Corporation

We have audited the accompanying balance sheet of Phyhealth Corporation (a development stage company) as of December 31, 2008 and the related statements of operations, changes in stockholder’s equity, and cash flows for the period from January 18, 2008 (inception) to December 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Phyhealth Corporation as of December 31, 2008 and the results of its operations and its cash flows for the period from January 18, 2008 (inception) to December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
September 29, 2009

Phyhealth Corporation
(a development stage company)
Balance Sheet
December 31, 2008

ASSETS
Total assets	$-
LIABILITIES AND STOCKHOLDER'S EQUITY	$-
Total liabilities

STOCKHOLDER'S EQUITY
Common stock, $0.0001 par value, 50,000,000 authorized, 1,000 shares issued and outstanding	-
Additional paid-in capital	944
Deficit accumulated during the development stage	(944)
Total stockholder's equity	-
Total liabilities and stockholder's equity	$-
                                                                                                                                                                                                                                                                                                                                           -
 The accompanying notes are an integral part of these financial statements.

Phyhealth Corporation
(a development stage company)
Statement of Operations

January 18, 2008 (Inception) to December 31, 2008
Operating expenses:
General and administration	944
Total operating expense	944
Net loss	$(944)
Net loss per share - basic and diluted	$(0.94)
Weighted average shares outstanding - basic and diluted	1,000

The accompanying notes are an integral part of these financial statements.

Phyhealth Corporation
(a development stage company)
Statement of Changes in Stockholder's Equity
For the period from January 18, 2008 (inception) to December 31, 2008

				Deficit Accumulated during Development Stage
	Common Stock		Additional Paid-in Capital		Total Stockholder's Equity
	Shares	Amount

Shares issued for organizational costs	1000	$-	$944	$-	$944
Net loss - January 18, 2008 to December 31, 2008	-	-	-	(944)	$(944)
Balance - December 31, 2008	1000	$-	$944	$(944)	$-

The accompanying notes are an integral part of these financial statements.

Phyhealth Corporation
(a development stage company)
Statement of Cash Flows

January 18, 2008 (inception) to December 31, 2008
Cash from operating activities:
Net loss	$(944)
Adjustments to reconcile net loss to net
cash used in operating activities:
Stock issued for organizational costs	944
Net cash from operations	-

Net increase in cash	-
Cash, beginning of period	-
Cash, end of period	$-

Supplemental disclosures:
Interest paid	$-
Taxes paid	$-

  The accompanying notes are an integral part of these financial statements

Phyhealth Corporation
(a development stage company)
Notes to Financial Statements
December 31, 2008

1.NATURE OF BUSINESS, BASIS OF PRESENTATION

Basis of Presentation - These financial statements include the accounts of Phyhealth Corporation (Company).  On January 18, 2008 the Company was created in the state of Delaware as a wholly owned subsidiary of Physicians Healthcare Management Group, Inc. (PHMG).  The Company has been a dormant shell during 2008 and 2009.  The Company was created to receive the operating assets and liabilities of PHMG under a spin-off where shares of the Company will be distributed to the shareholders of PHMG and both PHMG and the Company would become independent publicly traded companies.

Both the Company and PHMG have been in the development stage through December 31, 2008.  PHMG’s activities have been principally devoted to organizational activities, raising capital, evaluating operational opportunities and fulfilling regulatory requirements.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents - The Company considers deposits that can be redeemed on demand and investments that have original maturities of less than three months when purchased to be cash equivalents.

Use of Estimates in Financial Statements - The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. There were no significant estimates during the period covered by these financial statements.

Income Taxes - The Company accounts for income taxes using the liability method, which requires the determination of deferred tax assets and liabilities based on the differences between the financial and tax basis of assets and liabilities, using enacted tax rates in effect for the year in which differences are expected to reverse. Deferred tax assets are adjusted by a valuation allowance, if based on the weight of available evidence it is more likely than not that some portion or all of the deferred tax assets will not be realized.  There were no timing material differences or deferred tax assets as of the reporting date.

Net Loss Per Share - Basic net loss per common share is based on the weighted-average number of all common shares outstanding. The computation of diluted loss per share does not assume the conversion, exercise or contingent issuance of securities because that would have an anti-dilutive effect on net loss per share.

As of December 31, 2008, there were no common stock equivalents which may dilute future earnings per share.

Recent Accounting Pronouncements

The following is a summary of recent authoritative pronouncements that affect accounting, reporting, and disclosure of financial information by the Company.

SFAS No. 141 (revised 2007), “Business Combinations” (“SFAS 141R”): In December 2007, the FASB issued SFAS 141R which replaces SFAS 141. SFAS 141R establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any resulting goodwill, and any noncontrolling interest in the acquiree. The Statement also provides for disclosures to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS is effective for the fiscal year beginning after December 15, 2008, and must be applied prospectively to business combinations completed on or after January 1, 2009 for the Company. The Company is evaluating how the new requirements could impact the accounting for any acquisitions completed beginning in fiscal 2009 and beyond, and the potential impact on its financial statements.

Phyhealth Corporation
(a development stage company)
Notes to Financial Statements
December 31, 2008

SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of Accounting Research Bulletin No. 51” (“SFAS 160”): In December 2007, the FASB issued SFAS 160, which establishes accounting and reporting standards for noncontrolling interests (“minority interests”) in subsidiaries. SFAS 160 clarifies that a noncontrolling interest in a subsidiary should be accounted for as a component of equity separate from the parent’s equity. SFAS 160 is effective the Company’s fiscal year end December 31, 2009, and must be applied prospectively, except for the presentation and disclosure requirements, which will apply retrospectively. The Company will evaluate how the new requirements could impact the accounting for any acquisitions completed beginning in fiscal 2009 and beyond, and the potential impact on its financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” ("SFAS No. 162"). This statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements in conformity with generally accepted accounting principles (GAAP) in the United States. This statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”. The Company does not expect the adoption of SFAS No. 162 to have a material effect on the financial condition or results of operations of the Company.

3. STOCKHOLDERS’ EQUITY

Authorized Common Stock - On January 18, 2008, the Company filed with the state of Delaware to authorized 50,000,000 common shares at a par value of $0.0001 per share.  The Company also issued 1,000 shares as reimbursement of organizational costs of $944 to PHMG which owns 100% of the outstanding shares.

4. RELATED PARTIES

During the period from January 18, 2008 (inception) through December 31, 2008, the Company’s parent, PHMG, paid $944 of organizational costs of the Company in exchange for the 1,000 shares of the Company’s common stock.

Phyhealth Corporation
(a development stage company)

Financial Statements

Six Months Ended June 30, 2009

Phyhealth Corporation
(a development stage company)

Phyhealth Corporation
(a development stage company)
Balance Sheets

	June 30, 2009(Unaudited)	December 31, 2008
ASSETS
Total assets	$-	$-
LIABILITIES AND STOCKHOLDER'S EQUITY
Total liabilities	$-	$-
STOCKHOLDER'S EQUITY
Common stock, $0.0001 par value, 50,000,000 authorized, 1,000 shares
issued and outstanding	-	-
Additional paid-in capital	944	944
Deficit accumulated during the development stage	(944)	(944)
Total stockholder's equity	-	-
Total liabilities and stockholder's equity	$-	$-

The accompanying notes are an integral part of these financial statements.

Phyhealth Corporation
(a development stage company)
Statements of Operations - Unaudited

	Six Months Ended June 30, 2009	January 18, 2008 (Inception) to June 30, 2009
Operating expenses:
General and administration	-	944
Total operating expense	-	944
Net loss	$-	$(944)
Net loss per share - basic and diluted	$-	$(0.94)
Weighted average shares outstanding - basic and diluted	1,000	1,000

The accompanying notes are an integral part of these financial statements.

Phyhealth Corporation (a development stage company) Statement of Changes in
Stockholder's Equity - Unaudited For the six months ended June 30, 3009 and the period from January 18, 2008 (inception) to June 30, 2009

				Deficit Accumulated during Development Stage
	Common Stock		Additional Paid-in Capital		Total Stockholder's Equity
	Shares	Amount
Shares issued for organizational costs	1,000	$-	$944	$-	$944
Net loss	-	-	-	(944)	(944)
Balance - December 31, 2008	1,000	-	944	(944)	-
Net income (loss)	-	-	-	-
Balance - June 30, 2009	1,000	$-	$944	$(944)	$-

The accompanying notes are an integral part of these financial statements.

Phyhealth Corporation
(a development stage company)
Statements of Cash Flows - Unaudited

	Six months Ended June 30, 2009	January 18, 2008 (inception) to June 30, 2009
Cash from operating activities:
Net loss	$-	$(944)
Adjustments to reconcile net less to net
cash used in operating activities:
Organizational costs paid by parent company	-	944
Net cash from operations	-	-

Net increase in cash	-	-
Cash, beginning of period	-	-
Cash, end of period	$-	$-

Supplemental disclosures:
Interest paid	$-	$-
Taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements.

Phyhealth Corporation
(a development stage company)
Notes to Financial Statements - Unaudited
June 30, 2009

1.  NATURE OF BUSINESS, BASIS OF PRESENTATION

Basis of Presentation - The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position and results of operations.  It is management's opinion, however, that all material adjustments have been made which are necessary for a fair financial statement presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.  For further information, refer to the audited financial statements and footnotes of the company for the period from January 18, 2008 (inception) to December 31, 2008.

These financial statements include the accounts of Phyhealth Corporation (the Company).  On January 18, 2008 the Company was created in the state of Delaware as a wholly owned subsidiary Physicians Healthcare Management Group, Inc. (PHMG).  The Company has been a dormant shell during 2008 and 2009.  The Company was created to receive the operating assets and liabilities of PHMG under a spin-off where shares of the Company will be distributed to the shareholders of PHMG and both PHMG and the Company would become independent publically traded companies.

Both the Company and PHMG have been in the development stage through June 30, 2009.  PHMG’s activities have been principally devoted to organizational activities, raising capital, evaluating operational opportunities and fulfilling regulatory requirements.

Physicians Healthcare Management Group, Inc.
(a development stage company)

Consolidated Financial Statements

Years ended December 31, 2008 and 2007

Physicians Healthcare Management Group, Inc. and subsidiaries
(a development stage company)

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders’ of
Physicians Healthcare Management Group, Inc.

We have audited the accompanying consolidated balance sheets of Physicians Healthcare Management Group, Inc. and Subsidiaries (a development stage company) as of December 31, 2008 and 2007 and the related consolidated statements of operations, changes in stockholders' equity (deficit), and cash flows for the years ended December 31, 2008 and 2007 and for the period from February 14, 2005 (inception) to December 31, 2008. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Physicians Healthcare Management Group, Inc. and Subsidiaries as of December 31, 2008 and 2007 and the consolidated results of its operations and its cash flows for the years ended December 31, 2008 and 2007 and the period from February 14, 2005 (inception) to December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
May 27, 2009

Physicians Healthcare Management Group, Inc. and Subsidiaries
(a development stage company)
Consolidated Balance Sheets
December 31, 2008 and 2007

	2008	2007
ASSETS
Current assets:
Cash	$2,567,171	$32,653
HMO deposits	310,000	-
Prepaid expenses	9,764	4,000
Total current assets	2,886,935	36,653

Cash held in escrow for investment	500,000	-
Website costs, net	8,100	11,700
Furniture and equipment, net	8,753	6,827
Other assets	2,533	2,533
Due from related party, net of allowance for loans of $262,732
and $247,049 for 2008 and 2007, respectively	-	-
Total assets	$3,406,321	$57,713

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$857	$6,596
Payroll taxes payable	9,928	14,255
Note payable - related party	100,000	-
Total current liabilities	110,785	20,851

Notes payable - related parties	-	1,466,065
Total liabilities	110,785	1,486,916

Commitments (note 11)

TEMPORARY EQUITY
Series B convertible preferred stock, $0.001 par value, 38,000,000
shares authorized, 31,116,176 issued and outstanding	7,467,883	-

STOCKHOLDERS' DEFICIT
Series A convertible preferred stock, $0.001 par value,
162,000,000 shares authorized, issued and outstanding	162,000	162,000
Common stock, $0.001 par value, 425,000,000 authorized, 156,073,725 and 155,973,728 issued in 2008 and 2007, 155,944,466 and 155,973,728
outstanding in 2008 and 2007, respectively.	156,074	155,974
Additional paid-in capital	99,383	-
Deficit accumulated during the development stage	(4,589,044)	(1,747,177)
Total paid-in capital and accumulated deficit	(4,171,587)	(1,429,203)
Less: treasury stock, at cost (129,259 common shares in 2008)	(760)	-
Total stockholders' deficit	(4,172,347)	(1,429,203)
Total liabilities and stockholders' deficit	$3,406,321	$57,713

The accompanying notes are an integral part of these consolidated financial statements.

Physicians Healthcare Management Group, Inc. and Subsidiaries
(a development stage company)
Consolidated Statements of Operations

			February 14, 2005 (Inception) to December 31, 2008

	Years Ended December 31,
	2008	2007
Operating expenses:

Officer compensation	$325,345	$176,420	$647,558
Consulting and professional fees	436,949	291,526	916,637
HMO reinsurance, network and administration	169,257	-	169,257
Bad debt expense	15,683	54,274	262,732
General and administration	146,611	76,948	286,328
Total operating expense	1,093,845	599,168	2,282,512

Loss from operations	(1,093,845)	(599,168)	(2,282,512)

Equity method loss in joint venture	-	-	(250)
Interest expense	(1,765,669)	-	(1,765,669)
Interest income	17,647	-	17,647

Net loss	$(2,841,867)	$(599,168)	$(4,030,784)

Net loss per share - basic and diluted	$(0.02)	$-	$(0.02)

Weighted average shares outstanding - basic and diluted	155,998,864	241,144,801	165,017,828

The accompanying notes are an integral part of these consolidated financial statements.

Physicians Healthcare Management Group, Inc. and Subsidiaries
(a development stage company)
Consolidated Statement of Changes in Stockholders' Equity (Deficit)
For the years ended December 31, 2008 and 2007 and from February 14, 2005 (inception) to December 31, 2008

						Additional Paid-in Capital	Deficit Accumulated during Development Stage	Total Stockholders' Equity (Deficit)

					Treasury Stock
	Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount

Shares issued to founders for services	149,724,462	$149,724	71,967,558	$71,968	$-	$(140,184)	$-	$81,508

Shares issued to board
members
for services	275,538	276	132,442	132	-	(258)	-	150
Capital investment of
stockholders'	-	-	-	-	-	158,671	-	158,671
Net loss February 14, 2005 (inception) to December 31, 2005	-	-	-	-	-	-	(209,018)	(209,018)
Balance - December 31, 2005	150,000,000	$150,000	72,100,000	$72,100	$-	$18,229	$(209,018)	$31,311

Recapitalization and deemed
issuance to stockholders of
Tiger Team Technologies	12,000,000	12,000	158,886,528	158,887	-	(170,887)	-	-
Capital investment of
stockholders'	-	-	-	-	-	288,648	-	288,648
Shares issued for services	-	-	5,090,959	5,091	-	92,205	-	97,296
Net loss 2006	-	-	-	-	-	-	(380,731)	(380,731)
Balance - December 31, 2006	162,000,000	$162,000	236,077,487	$236,078	$-	$228,195	$(589,749)	$36,524

Capital investment of
stockholders'	-	-	-	-	-	90,000	-	90,000
Shares issued for services	-	-	12,630,241	12,630	-	59,988	-	72,618
Options issued for services	-	-	-	-	-	2,000	-	2,000
Stock repurchase agreements	-	-	(92,734,000)	(92,734)	-	(380,183)	(558,260)	(1,031,177)
Net loss 2007	-	-	-	-	-	-	(599,168)	(599,168)
Balance - December 31, 2007	162,000,000	$162,000	155,973,728	$155,974	$-	$-	$(1,747,177)	$(1,429,203)

Adjustment to stock repurchase
agreement	-	-	99,997	100	-	-	-	100
Options issued for services	-	-	-	-	-	99,383	-	99,383
Purchase of treasury stock	-	-	-	-	(760)	-	-	(760)
Net loss 2008	-	-	-	-	-	-	(2,841,867)	(2,841,867)
Balance - December 31, 2008	162,000,000	$162,000	156,073,725	$156,074	$(760)	$99,383	$(4,589,044)	$(4,172,347)

The accompanying notes are an integral part of these consolidated financial statements.

Physicians Healthcare Management Group, Inc. and Subsidiaries
(a development stage company)
Consolidated Statements of Cash Flows

	Year Ended December 31,		February 14, 2005 (inception) to December 31, 2008
	2008	2007
Cash from operating activities:
Net loss	$(2,841,867)	$(599,168)	$(4,030,784)
Adjustments to reconcile net loss to net
cash used in operating activities:
Loss from joint venture	-	-	250
Expenses paid by related party	-	1,888	26,888
Adjustment to stock purchase agreement	100	-	100
Interest expense paid in stock	1,765,671	-	1,765,671
Bad debt expense	15,683	54,274	262,732
Issuance of stock to founders and for services	-	72,618	251,572
Issuance of options for services	99,383	2,000	101,383
Depreciation and amortization	5,520	4,338	12,966
Changes in operating assets and liabilities:
Prepaid expenses	(5,764)	9,413	(9,764)
Other assets	-	-	(2,533)
Accounts payable	(5,738)	2,065	858
Payroll taxes payable	(4,327)	14,255	9,928
Due from related party	(15,683)	(54,274)	(262,732)
Net cash used in operations	(987,022)	(492,591)	(1,873,465)

Cash flows from investing activities:
Investment in joint venture	-	-	(250)
Deposit funds for HMO	(310,000)	-	(310,000)
Deposit into escrow for Purchase of investment	(500,000)	-	(500,000)
Acquisition of furniture, equipment and software	(3,847)	(5,711)	(29,820)
Net cash used in investing activities	(813,847)	(5,711)	(840,070)

Cash flows from financing activities:
Proceeds from capital contributions	-	90,000	512,319
Purchase of treasury stock	(760)	-	(760)
Proceeds from note payable	71,035	-	71,035
Proceeds from sale of series B preferred shares	100,000	-	100,000
Proceeds from issuance of note payable	4,165,112	433,000	4,598,112
Net cash provided by financing activities	4,335,387	523,000	5,280,706
Net increase in cash	2,534,518	24,698	2,567,171
Cash, beginning of period	32,653	7,955	-
Cash, end of period	$2,567,171	$32,653	$2,567,171

Supplemental disclosures:
Interest paid	$-	$-	$-
Taxes paid	$-	$-	$-

Non-cash investing and financing activities:
Repurchase Company stock with convertible note	$-	$1,031,177	$1,031,177
Payment of debt with Series B stock	$7,367,883	$-	$7,367,883

The accompanying notes are an integral part of these consolidated financial statements.

Physicians Healthcare Management Group, Inc. and Subsidiaries
(a development stage company)
Notes to Consolidated Financial Statements
December 31, 2008 and 2007

1.NATURE OF BUSINESS, BASIS OF PRESENTATION

Basis of Presentation and Principles of Consolidation - The consolidated financial statements include the accounts of Physicians Healthcare Management Group, Inc., (“Company”, “Phyhealth” or “Parent”) which is a Nevada corporation and includes its wholly owned subsidiaries as described below.  All material intercompany balances and transactions have been eliminated in consolidation.

The Company was formed on February 14, 2005 and has been in the development stage and its efforts through December 31, 2008 have been principally devoted to organizational activities, raising capital, evaluating operational opportunities and fulfilling regulatory requirements.  Since its formation the Company has not realized any revenues from its planned operations. Currently, the Company has made selected strategic investments with the initial capital both as a means to raise the remaining funds necessary to execute its community health plan business model and to increase shareholder value.  In March 2009 the company purchased an additional 42.5% of the common stock of Phyhealth Underwriters, Inc., from its joint venture partner, Atlas Insurance Management, bringing its total ownership to 92.5%.  Phyhealth Underwriters is the management company for Physhield Insurance Exchange, a Risk Retention Group (Physhield), the Company’s exclusive licensed medical malpractice insurance affiliate.  The Company plans to operate Phyhealth Underwriters as a subsidiary and is now positioned to invest additional resources in the development of its medical malpractice insurance business.

Physicians Healthcare Management Group, Inc., (“Phyhealth Old” or “Subsidiary”), an Illinois corporation, was the original operating entity but is now an inactive subsidiary of the Company as a result of the recapitalization described below.

On November 29, 2007, the Company filed with the state of Florida to create a limited liability company named Florida Physicians, LLC (“Florida Physicians” or “LLC”).  The LLC is the managing member of Phyhealth Plan Corporation as discussed below.  See note 11.

On September 4, 2007 the Company filed with the state of Florida to create Phyhealth Plan Corporation (“Plancorp” or “HMO”).   There were 10 million, no par, shares authorized upon filing.  This wholly owned subsidiary of Florida Physicians, discussed above, was created to operate as an HMO.  Plancorp applied to the State of Florida for a Certificate of Authority on March 10, 2008.  That application has been temporarily withdrawn.  Management expects to submit a new application when it raises the necessary additional funds required by Florida regulators.

On January 18, 2008 the Company filed with the state of Delaware to create Phyhealth Corporation, a dormant shell corporation.

Recapitalization - On May 9, 2006, Tiger Team Technologies, Inc. (Tiger), a Nevada Corporation, an inactive public shell effected an acquisition pursuant to a Stock Purchase Agreement and Plan of Reorganization (the “Agreement”) of Phyhealth Old.  Pursuant to the Agreement, Tiger issued 72.1 million shares of its common stock and 150 million shares of its preferred voting stock which combined equaled approximately 57% of the approximately 393 million post acquisition voting rights.  The acquisition was treated as a recapitalization of Phyhealth Old since the shareholders’ of Phyhealth Old obtained voting and management control of the combined entity and the business of Phyhealth Old has become the primary business of Tiger. On June 23, 2006, the Amendment to Articles of Incorporation of Tiger were filed with the Nevada Secretary of State, to change the name of the parent corporation from Tiger Team Technologies, Inc to Physicians Healthcare Management Group, Inc. (“Company”, “Phyhealth” or “Parent”)  and Phyhealth Old became a wholly owned subsidiary of Phyhealth pursuant to the Agreement.

Accordingly, the financial statements of the Company subsequent to the recapitalization consist of the balance sheets of both companies at historical cost and the historical operations of Phyhealth Old.  The Company is deemed to have issued 158,886,528 common shares and 12,000,000 preferred shares to the existing pre-recapitalization shareholders of Tiger. All share and per share data in the accompanying financial statements has been retroactively adjusted for the effect of the recapitalization.

Physicians Healthcare Management Group, Inc. and Subsidiaries
(a development stage company)
Notes to Consolidated Financial Statements
December 31, 2008 and 2007

Nature of Business and Current Operations - The Company is a developer of community-based health maintenance organizations (HMOs) that are owned and operated in partnership with the participating physicians.  Phyhealth Plans are designed to deliver high-quality affordable healthcare by enabling physicians to assume end-to-end management of healthcare for their patients.  The Phyhealth model empowers physicians to provide preventive healthcare and proactively manage their patient's general health by aligning incentives among the HMO, physician and the patient. Phyhealth intends to offer additional value-added products and services in cooperation with physicians, including medical malpractice insurance, local care facilities and wellness programs, as well as information technologies such as secure electronic medical records.

Organization – The Company is a Nevada corporation, which was originally incorporated in July 23, 2004 before it acquired Phyhealth and was recapitalized as described above.

Liquidity - The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company and its ability to meet its ongoing obligations. The Company has a net loss of $2,841,867 and net cash used in operations of $987,022 in 2008 and a positive working capital, stockholders’ deficit and a deficit accumulated during the development stage of $2,776,150, $4,172,347 and $4,589,044, respectively, at December 31, 2008.  In addition, the Company has not generated any revenues through December 31, 2008.

These conditions, as well as the conditions noted below, were considered when evaluating the Company’s liquidity and its ability to meet its ongoing obligations. These consolidated financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of these uncertainties.

As described in Note 2, management withdrew its application with the state of Florida to become an HMO in order to improve its leverage ratio by converting the Company’s temporary equity to permanent equity and raising additional capital, as required by Florida regulators. The Company intends on restructuring and recapitalizing the current temporary equity to permanent equity and has made strategic investments to raise the additional capital necessary to reapply for its HMO certificate of authority.  Although, the Company has enough funds to operate through the end of 2009 there can be no assurance that the management’s future application to operate as an HMO will be successful and that they can produce revenues to sustain operations.  However, management believes that they will be successful in obtaining a certificate of authority to operate an HMO and that they will be able to sustain operations well into the future.

In 2009, management obtained 92.5% control over Underwriters (Note 5) and, consequently, control over the assets of Physhield, a Risk Retention Group (Note 5). While there can be no assurance of success, management believes that with this acquisition they are in  a position to invest in the marketing programs and devote the resources necessary to bring physician groups into Physhield and to commence operations producing an additional revenue stream.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents - The Company considers deposits that can be redeemed on demand and investments that have original maturities of less than three months when purchased to be cash equivalents.

Cash held in escrow for investment – The Company deposited funds in an account to purchase stock in a non-public entity.  These funds are reflected as non-current since they are expected to be used to purchase a non-current investment.

Physicians Healthcare Management Group, Inc. and Subsidiaries
(a development stage company)
Notes to Consolidated Financial Statements
December 31, 2008 and 2007

HMO deposits – The Company had $310,000 on deposit with the State of Florida pending the approval of an application to become an HMO.  The application was temporarily withdrawn in order for the Company to reorganize its capital structure and raise additional capital for the HMO. This deposit has been returned by the state of Florida in March 2009.  Accordingly, the deposit is reflected as a current asset on the accompanying consolidated balance sheet.

Use of Estimates in Financial Statements - The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates during the period covered by these financial statements include the allowance for the loan due from the joint venture, the impairment of long lived assets, the carrying amount of the investment in the joint venture, the allocation of service expenses loaned to the joint venture, the valuation of stock and options issued for services, the accrued interest payable on the convertible notes payable, and the valuation allowance on deferred tax assets.

Allowance for Loans – The Company evaluates collectibility of loans made to third parties or affiliate based on factors such as experience with the borrower, the borrower’s willingness to pay and the borrower’s ability to pay based on its current financial condition.  The Company establishes an allowance for loan loss if management believes collection may be doubtful.

Website costs – Website expenditures are capitalized at cost, net of accumulated amortization. Amortization expense is calculated by using the straight-line method over the estimated useful lives of five years. Website maintenance costs are charged to expense as incurred. Expenditures for enhanced functionality are capitalized. The cost of the website and the related accumulated amortization are removed from the accounts upon retirement of the website with any resulting loss being recorded in operations.

Furniture and Equipment - Furniture and equipment are capitalized at cost, net of accumulated depreciation. Depreciation is calculated by using the straight-line method over the estimated useful lives of the assets, which is five years for all categories. Repairs and maintenance are charged to expense as incurred. Expenditures for betterments and renewals are capitalized. The cost of furniture and equipment and the related accumulated depreciation are removed from the accounts upon retirement or disposal with any resulting gain or loss being recorded in operations.

Impairment of Long-Lived Assets - The Company evaluates its long-lived assets and intangible assets for impairment whenever events or change in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is the excess of the carrying amount over the fair value of the asset.

Investment in Joint Venture – The Company accounts for joint ventures under the equity method of accounting pursuant to Accounting Principles Board (APB) Opinion 18 “The Equity Method of Accounting for Investments in Common Stock (as amended)” which records the Company’s proportionate share of the joint venture net income or loss as an increase or decrease to the investment in the joint venture, respectively, and recognizing that proportionate share of net income or loss in operations.  The Company’s proportionate losses of the joint ventures are recorded only to the extent of the Company’s investment plus previously recognized profits.

Fair Value of Financial Instruments – Due to the short-term nature of all financial assets and liabilities, their carrying value approximates their fair value as of the date of the balance sheet.

Physicians Healthcare Management Group, Inc. and Subsidiaries
(a development stage company)
Notes to Consolidated Financial Statements
December 31, 2008 and 2007

Stock Based Compensation - The Company records stock based compensation in accordance with Statement of Financial Accounting Standards 123 (revised 2004) (“SFAS 123(R)”), “Share-Based Payment” and Staff Accounting Bulletin (SAB) No. 107 (SAB 107) issued by the Securities and Exchange Commission (SEC) in March 2005 regarding its interpretation of SFAS 123(R).  SFAS 123(R) and related interpretations requires the fair value of all stock-based employee compensation awarded to employees to be recorded as an expense over the related requisite service period. The statement also requires the recognition of compensation expense for the fair value of any unvested stock option awards outstanding at the date of adoption.  The Company values any employee or non-employee stock based compensation at fair value using the Black Scholes Pricing Model.  In adopting SFAS 123(R), the Company used the modified prospective application (“MPA”). MPA requires the Company to account for all new stock based compensation to employees using fair value, and for any portion of awards prior to January 1, 2006 for which the requisite service has not been rendered and the options remain outstanding as of January 1, 2006, the Company should recognize the compensation cost for that portion of the award that the requisite service was rendered on or after January 1, 2006. The fair value for these awards is determined based on the grant-date.  There was no effect to the Company of applying the MPA method.

Prior to January 1, 2006, the Company accounted for stock based compensation under the provisions of SFAS No. 123, "Accounting for Stock Based Compensation". SFAS No. 123. During the years ended December 31, 2006 and 2005, there were no grants of stock options to either employees or non-employees.  In the year ended December 31, 2007 the Company recognized stock options issued to a consultant as further described in note 8.  There were no additional grants of stock or stock option in 2008.

Income Taxes - The Company accounts for income taxes using the liability method, which requires the determination of deferred tax assets and liabilities based on the differences between the financial and tax basis of assets and liabilities, using enacted tax rates in effect for the year in which differences are expected to reverse. Deferred tax assets are adjusted by a valuation allowance, if based on the weight of available evidence it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Effective January 1, 2007, the Company adopted provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 provides detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in the financial statements in accordance with SFAS 109. Tax positions must meet a “more-likely-than-not” recognition threshold at the effective date to be recognized upon the adoption of FIN 48 and in subsequent periods. Upon the adoption of FIN 48, the Company had no unrecognized tax benefits. During the years ended December 31, 2008 and 2007, no adjustments were recognized for uncertain tax benefits. All years from 2005 through 2008 are still subject to audit.

Net Loss Per Share - Basic loss per common share is based on the weighted-average number of all common shares outstanding. The computation of diluted loss per share does not assume the conversion, exercise or contingent issuance of securities because that would have an anti-dilutive effect on loss per share.

As of December 31, 2008, there were stock options exercisable into 31,000,000 common shares, 162,000,000 series A preferred shares convertible into 162,000,000 common shares, and 31,116,176 series B preferred shares convertible in to 1,244,647,040 common shares which may dilute future earnings per share.

Concentration of Credit Risk - The Company maintains its cash accounts in certain financial institutions.  The amounts on deposit with the institutions are insured through the Federal Deposit Insurance Corporation (FDIC) in the amount of $250,000 per entity per institution.  The Company's uninsured balances at December 31, 2008 totaled $2,142,752.  The Company has not experienced any losses on such accounts.

Concentration of Funding Source – The Company has been funded in the past by a small group of investors, some of which are related or controlled by common or related managers.  There is no assurance that these investors will provide additional funding in the future.

Physicians Healthcare Management Group, Inc. and Subsidiaries
(a development stage company)
Notes to Consolidated Financial Statements
December 31, 2008 and 2007

Recent Accounting Pronouncements

The following is a summary of recent authoritative pronouncements that affect accounting, reporting, and disclosure of financial information by the Company.

SFAS No. 141 (revised 2007), “Business Combinations” (“SFAS 141R”): In December 2007, the FASB issued SFAS 141R which replaces SFAS 141. SFAS 141R establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any resulting goodwill, and any noncontrolling interest in the acquiree. The Statement also provides for disclosures to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS is effective for the fiscal year beginning after December 15, 2008, and must be applied prospectively to business combinations completed on or after January 1, 2009 for the Company. The Company is evaluating how the new requirements could impact the accounting for any acquisitions completed beginning in fiscal 2009 and beyond, and the potential impact on its consolidated financial statements.

SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of Accounting Research Bulletin No. 51” (“SFAS 160”): In December 2007, the FASB issued SFAS 160, which establishes accounting and reporting standards for noncontrolling interests (“minority interests”) in subsidiaries. SFAS 160 clarifies that a noncontrolling interest in a subsidiary should be accounted for as a component of equity separate from the parent’s equity. SFAS 160 is effective the Company’s fiscal year end December 31, 2009, and must be applied prospectively, except for the presentation and disclosure requirements, which will apply retrospectively. The Company will evaluate how the new requirements could impact the accounting for any acquisitions completed beginning in fiscal 2009 and beyond, and the potential impact on its consolidated financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” ("SFAS No. 162"). This statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements in conformity with generally accepted accounting principles (GAAP) in the United States. This statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”. The Company does not expect the adoption of SFAS No. 162 to have a material effect on the financial condition or results of operations of the Company.

Recently Adopted Accounting Standards - The following is a summary of recent authoritative pronouncements that were adopted in the attached consolidated financial statements by the Company.

Statement No. 157, “Fair Value Measurements” (“SFAS No. 157”):  In September 2006, the FASB issued  SFAS No. 157 which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. The statement was implemented for the Company’s fiscal year end December 31, 2008, and interim periods beginning January 1, 2008.  This statement did not have a material impact to these financial statements.

SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”):  In February 2007, the FASB issued this statement which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. SFAS 159 was implemented for the Company’s fiscal year end December 31, 2008, and interim periods beginning January 1, 2008.  This statement did not have a material impact to these financial statements.

Physicians Healthcare Management Group, Inc. and Subsidiaries
(a development stage company)
Notes to Consolidated Financial Statements
December 31, 2008 and 2007

3. FURNITURE AND EQUIPMENT

Furniture at December 31, 2008 and 2007 consists of the following:

	2008	2007

Furniture	$6,108	$2,262
Equipment	5,711	5,711
Total Furniture and equipment	11,819	7,973
Accumulated depreciation	(3,066)	(1,146)
Furniture and equipment, net of
accumulated depreiciation	$8,753	$6,827

Depreciation expense for the year ended December 31, 2008 and 2007 and the period February 14, 2005 through December 31, 2008 was $1,920, $738 and $3,066, respectively.

4. WEBSITE COSTS

Website costs at December 31, 2008 and 2007 consist of the following:

	2008	2007

Website costs	$18,000	$18,000
Accumulated amortization	(9,900)	(6,300)
Website costs, net of accumulated amortization	$8,100	$11,700

Amortization expense for the year ended December 31, 2008 and 2007 and the period February 14, 2005 through December 31, 2008 was $3,600, $3,600 and $9,900, respectively.

5. INVESTMENT IN JOINT VENTURE AND ALLOWANCE FOR LOAN LOSSES

On June 2, 2005, the Company entered into a joint venture through a Memo of Understanding, as amended, with Atlas Group, Ltd., dba Atlas Insurance Management (Atlas), to manage a risk retention group named Physhield Insurance Exchange, a Risk Retention Group (Physhield).  The name of the joint venture entity is Phyhealth Underwriters, Inc. (Underwriters) and during 2008 and 2007 and prior periods presented the common stock was owned 50% by each the Company and Atlas.  As described in Note 12, in March 2009, subsequent to December 31, 2008, the Company purchased 42.5% of Underwriter’s total outstanding common stock (1,062 shares) from Atlas as well as all related notes and receivables from Physhield and Underwriters under various agreements.

As of December 31, 2008, the Company had a cash investment of $250 plus it paid for certain joint expenses.  Underwriters’ portion of these expenses was treated as a loan receivable since the Company will attempt to receive reimbursement.  However, based on the current financial condition and ability of Underwriters to pay, the Company has established a full allowance and such expense is included as part of operating expenses.

Physicians Healthcare Management Group, Inc. and Subsidiaries
(a development stage company)
Notes to Consolidated Financial Statements
December 31, 2008 and 2007

The joint expenses included mostly the compensation paid to two officers and the associated expenses of getting the joint venture started.  The expenses were allocated based on the estimated time and expenses expended by the two corporate officers on Underwriters and totaled $15,683, $54,274, and $262,732 for the years ended 2008 and 2007 and the period beginning February 14, 2005 (inception) through December 31, 2008, respectively (See note 10 – related parties).  Management believes the allocation is reasonable. Underwriters sustained a loss of $71,274, $93,197, and $474,684 in those same time periods, respectively.  Since the Company can only recognize joint venture losses to the extent of its investment plus previously recognized profits, the Company only recognized a total loss on investment in the joint venture of $250 through December 31, 2008, none of which was recognized in 2008 or 2007.

Underwriters’ joint venture losses and the Company’s share of those losses are as follows:

	Year Ended December 31,		February 14, 2005 (inception) to December 31, 2008
	2008	2007
Joint Venture:
Revenue	$-	$-	$-
Expenses	(71,274)	(93,197)	(474,684)
Net loss	$(71,274)	$(93,197)	$(474,684)

Company's 50% share of loss as limited by its investment	$-	$-	$(250)

The Company’s share of the losses is limited to their initial capital investment of $250.

Underwriters’ condensed balance sheet information at December 31, 2008 and 2007 was as follows:

	2008	2007
Joint Venture:
Current assets	$9,078	$10,867
Long term assets	-	-
Total assets	$9,078	$10,867

Current liabilities	$483,512	$414,027
Stockholders' deficit	(474,434)	(403,160)
Total liabilities and stockholders'
deficit	$9,078	$10,867

6. NOTES PAYABLE – RELATED PARTIES

During November and December 2008, the Company borrowed $71,035 from an investor who owns series B preferred stock.  This note required interest to be paid based on a formula that was tied to the Company’s stock price.  However, the Company and the investor decided to settle all principal and interest obligations under this agreement for $100,000, which was paid by the Company on January 2, 2009.  The $28,965 difference between the principal balance and the settlement amount was treated as interest expense in 2008.

Physicians Healthcare Management Group, Inc. and Subsidiaries
(a development stage company)
Notes to Consolidated Financial Statements
December 31, 2008 and 2007

During 2007 the Company entered into transactions with four entities that had a significant ownership interest in the Company during the year.  These entities all had common stock ownership in the Company until December 27, 2007 when they sold 100% of the common shares they owned in exchange for notes payable described below.  All of these notes payable were subsequently converted in 2008 to the Company’s series B convertible preferred stock as described in Note 7.

Notes payable with related parties converted to preferred stock:

Stock Repurchase Notes – On December 27, 2007 the Company purchased back 92,734,000 shares of its own common stock from four investors in exchange for notes totaling $1,031,177, each note maturing on December 27, 2009.   The interest, which was to be paid at maturity and was based on a formula tied to the Company’s stock price.  On August 11, 2008 this note was paid in full along with $556,406 of accrued interest through the issuance by the Company of series B convertible preferred as described in note 7.

Operating Note –The Company received $434,888 in 2007 and $165,112 in 2008 in the form of cash and expenses paid on behalf of the Company from a previous common stock shareholder in exchange for a $600,000 note payable.  The interest, which was to be paid at maturity and was based on a formula tied to the Company’s stock price.  On August 11, 2008 this note was paid in full along with $600,000 of accrued interest through the issuance by the Company of series B convertible preferred shares as described in Note 7.

HMO related notes payable converted to preferred stock:
In February 2008, the Company borrowed $2.5 million from a previous common stock shareholder for the minimum surplus required to start an HMO and $1.5 million to be used to develop the HMO.  The funds were received on February 5, 2008, and ultimately deposited into a Plancorp account as a capital contribution received from Florida Physicians, the manager of the HMO.  This note has an interest rate of 6% with interest only payments made quarterly and the principal due in 2012 through 2013 unless certain milestones are not met, which would cause the loans to be immediately callable.  The Company has the option of paying the interest in cash or the Company’s common stock.  On August 11, 2008 this note was paid in full along with $580,300 of accrued and additional agreed upon interest through the issuance by the Company of series B convertible preferred as described in note 7.

7. TEMPORARY EQUITY

In August 2008, the company designated 38 million shares of its 200 million shares of authorized preferred stock as series B convertible preferred stock.  The series B preferred shares provide no voting rights and are non-interest bearing, but the holders can elect to convert each share of the series B convertible preferred stock into 40 shares of the Company’s common stock.   The holders of the series B convertible preferred shares have liquidating preferences over the series A convertible preferred and common stock shareholders equivalent to $7,467,883 plus any accrued but unpaid dividends.  No series A or common stock holder can receive any dividends unless the series B convertible preferred holders also receive equivalent dividends as if they had already converted to common stock.

On August 11, 2008 and September 11, 2008, the Company issued a total of 18,419,707 shares of series B preferred stock for $7,367,883 of existing debt and accrued interest.

Also on August 11, 2008, the Company issued an additional 250,000 shares of series B preferred stock in exchange for a commitment to fund $100,000 of operating expenses.  This commitment was completely funded in 2008 and is included in temporary equity.

Since the Company does not have sufficient authorized shares to cover the common stock that would need to be issued if the series B preferred stock shareholders decide to convert, these shares have been recorded as temporary equity until such time as sufficient shares have been authorized.

Physicians Healthcare Management Group, Inc. and Subsidiaries
(a development stage company)
Notes to Consolidated Financial Statements
December 31, 2008 and 2007

On September 30, 2008, in recognition of the decline in the market value of the Company’s common stock and its impact on the value of the series B preferred shares that were issued in the months of August and September to the investors that continue to fund the Company, the company entered into an agreement with the series B convertible preferred shareholders.   Under the agreement the Company issued an additional 12,446,469 shares of series B convertible preferred stock to those same series B shareholders for a total of 31,116,176 shares.  This issuance of additional shares has been treated as a stock dividend, and since the series B convertible preferred shares were recorded as temporary equity, the issuance of the additional series B convertible preferred shares had no impact on the accompanying financial statements.

8. STOCKHOLDERS’ EQUITY

Authorized Common Stock - On March 27, 2007, the Company filed with the state of Nevada to increase the authorized common shares from 400,000,000 to 425,000,000 at a par value of $0.001 per share.

Authorized Preferred Stock – On September 27, 2006, the Company filed with the state of Nevada to authorize 200,000,000 shares of preferred stock with a par value of $0.001 per share. In August 2008, the Company further designated these preferred shares into 162,000,000 series A preferred shares and 38,000,000 series B preferred shares.

The series A convertible preferred shares have the same dividends and voting rights as common stock shares and are convertible to common stock on a one-for-one basis. There are no other rights, dividends or interest at a stated interest rate of the series A preferred shares.  Upon liquidation, they would receive liquidating preferences over common shareholders.

The series B preferred shares provide no voting rights and are non-interest bearing, but the holders can elect to convert each share of the series B convertible preferred stock into 40 shares of the Company’s common stock.   The holders of the series B convertible preferred shares have liquidating preferences over the series A convertible preferred and common stock shareholders equivalent to $7,467,881 plus any accrued but unpaid dividends.  No series A convertible preferred or common stock holder can receive any dividends unless the series B convertible preferred stockholders also receive equivalent dividends as if they had already converted to common stock.

Common Stock - In 2005 Phyhealth Old issued 71,967,558 common shares and 149,724,462 preferred shares to founders as part of an initial capitalization and 132,442 common shares and 275,538 preferred shares to three Board Members that joined the Board subsequent to the initial founding of Phyhealth Old.  The value of these shares was deemed to be minimal (i.e.- corporate set-up costs) because no significant business had been conducted at the time of the original capitalization or as of the subsequent members joining the Board and there was no other indicators of value at that time based on stock price or value of services.  Consequently, the common shares were recorded at a nominal value per share, resulting in an $81,658 charge in 2005, which included $40,833 of officers’ compensation expense and $40,825 of consulting expense.

In May 2006, pursuant to the recapitalization (see Note 1) the Company was deemed to have issued 12,000,000 preferred shares and 158,886,528 common shares to shareholders of the public shell, Tiger.

On July 21, 2006, the Company issued 22,800,000 shares to an investor relations company for services to be earned over the contract term.  Subsequently, the contract was terminated and 5,078,800 shares were returned before December 31, 2007.  The remaining 12,630,241 and 5,090,959 shares have been recorded in the accompanying financial statements in years ended December 31, 2007 and 2006, respectively.  The charge to operations for the shares earned totaled $72,618 and $97,296 in 2007 and 2006, respectively, based on the average stock price from the date of the transaction through the end of the year.

Preferred Stock - In addition to the shares of preferred stock issued to founders and board members (see common stock above) in 2005, 12,000,000 shares of preferred stock were deemed to be issued to the existing pre-recapitalization shareholders of Tiger on May 9, 2006, the date of the recapitalization.

Physicians Healthcare Management Group, Inc. and Subsidiaries
(a development stage company)
Notes to Consolidated Financial Statements
December 31, 2008 and 2007

Treasury Stock – Due to the low price of the Company’s stock at the end of 2008, the Company started a common stock buyback program in which they purchased 129,259 shares of the Company’s common stock during 2008 for $760.  These shares were recorded at the Company’s acquisition cost and are presented as treasury stock.

Contributed Capital - On April 1, 2005, two officers and shareholders (Officers) of the Company and a related investor entered into an agreement whereby the Officers agreed to devote substantial energies, contacts and efforts to build the Company and the shareholder agreed to fund the monthly expenses of the Company up to $165,000 in order to build value in the Company and their respective stockholdings.  The related investor subsequently made additional investments without additional stock compensation.  During the years ended 2007 and 2006 and for the period February 14, 2005 (inception) through December 31, 2005 the shareholder contributed $90,000, $288,648 and $158,671, respectively, for a total of $537,319.  No additional shares have been issued or are expected to be issued as compensation for the funds received during this time period.  These amounts have recorded as additional paid in capital in the accompanying financial statements.

Common Stock Repurchase Agreements – Effective December 27, 2007, the Company purchased 92,734,000 shares of its own common stock from four investors for a total of $1,031,177 in order to secure the future fundings.  The Company signed four notes that total this amount each maturing on December 27, 2009.   The interest, which is paid at maturity, is based on a formula tied to the Company’s stock price.

In 2008, during the common share retirement process required under this agreement, it was determined that there were 99,997 less shares held by the investors than originally estimated.  The parties to the agreement decided that the price per share would be adjusted and that the total transfer price of the debt and the shares would not be altered.  This adjustment is reflected as a 2008 transaction in the consolidated statement of stockholders’ equity.

In August of 2008, these four notes, plus accrued interest, for a total of $1,587,581 were exchanged for 3,968,953 series B convertible preferred shares as described in Notes 6 and 7.

Employee Stock Options – Effective January 10, 2008, the Company issued stock options for 20 million shares to each the CEO and COO with a 10 year term and strike price of $0.003 per share.  Of the total stock options for 40 million shares, 30 million are vested when the contract was signed and the remaining 10 million shares vested on January 1, 2009.  The options have piggyback registration rights. Stock option expense of $75,000 was recorded on the 30 million options that were vested on January 10, 2008 when the management agreement was signed. The compensation expense of the remaining 10 million options, totaling $25,000, was being recognized prorata from January 10, 2008 through January 10, 2009.  Total stock option expense for the year ended December 31, 2008 was $99,383.  The stock option expense was computed based on the Black-Scholes valuation model assuming a volatility factor of 306%, Risk-Free interest rate of 3.91%, expected maturity of 5 years (using the simplified method) and expected dividends of $0.

Consultant Stock Options – Effective December 20, 2007 the Company issued stock options to a consultant that expire on the earlier of ten years or one year from the termination of the contract with the consultant.  Once vested these options provide the consultant the right to purchase up to 5 million shares of common stock at an exercise price of $0.002 per shares.  Of the total options issued, 1 million were vested and $2,000 expense recognized on December 20, 2007, 2 million will vest when an HMO certificate of Authority is issued by the state of Florida and the final 2 million will vest when certification is received from The Centers for Medicare and Medicaid Services as a Medicare Advantage Plan.  Since the final 4 million options are contingent on future events only the expense for the first one million options were recognized in the accompanying consolidated financial statements.    The contract with this consultant was terminated on July 1, 2008.  Accordingly, the first million options will expire under the stock option agreement if not exercised by July 1, 2009 and the final 4 million options will not vest because the conditions in the agreement were not met.

Physicians Healthcare Management Group, Inc. and Subsidiaries
(a development stage company)
Notes to Consolidated Financial Statements
December 31, 2008 and 2007

The $0.002 per option or total $10,000 fair value of the 1 million options was estimated using the Black-Scholes valuation model.  The Company assumptions used in the valuation process were as follows:

2007
Volatility (based on historical data)	299%
Risk-Free Interest Rate	3.25%
Expected maturity	10 Years
Expected dividends	0%

9. INCOME TAXES

There was no income tax expense for the years ended December 31, 2008, 2007 and for the period February 14, 2005(inception) through December 31, 2008, due to the Company's net losses.

The blended Federal and State tax rate of 39.5% applies to loss before taxes. The Company's tax expense differs from the “expected” tax expense for Federal income tax purposes for the years ended December 31, 2008, 2007 and for the period February 14, 2005 (inception) through December 31, 2008, (computed by applying the blended United States Federal and State Corporate tax rate of 39.5% to loss before taxes), as follows:
			February 14, 2005 (Inception) to December 31, 2008

	Years ended December 31,
	2008	2007

Computed “expected” tax benefit	$(1,122,537)	$(236,671)	$(1,592,159)
Stock issued for services	-	28,684	67,116
Meals	717	347	1,490
Change in deferred tax asset valuation allowance	1,121,820	207,640	1,523,553
Deferred tax asset	$-	$-	$-

The effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at December 31 are as follows:

Deferred tax assets:	2008	2007
Net operating loss carryforward	$693,630	$304,049
Accounts receivable allowance	103,780	97,584
Loss from joint venture	99	99
Stock issued for interest	685,998	-
Stock option expense	40,046	-
Less valuation allowance	(1,523,553)	(401,732)
Net deferred tax assets	$-	$-

The valuation allowance at December 31, 2008 and 2007 was $1,523,553 and $401,732, respectively. The increase in the valuation allowance in 2008 and 2007 was $1,121,821 and $207,640.  The Company has a net operating loss carryforward of approximately $1,756,000 available to offset future U.S. net income over 20 years through 2028.

Physicians Healthcare Management Group, Inc. and Subsidiaries
(a development stage company)
Notes to Consolidated Financial Statements
December 31, 2008 and 2007

The utilization of the net operating loss carryforwards is dependent upon the ability of the Company to generate sufficient taxable income during the carryforward period. In addition, utilization of these NOL carryforwards may be limited due to ownership changes as defined in the Internal Revenue Code.

10. RELATED PARTIES

The management of the Company devoted significant time and resources to establish a 50% owned joint venture, Underwriters, and a risk retention group, Physhield, as described in Note 5 above.  The expenses associated with the development of these two entities were incurred by the Company and subsequently charged to Underwriters also described in Note 5.  These costs, totaling $262,732 and $247,049 as of 2008 and 2007, respectively, are recorded as amounts due from related party, but due to the uncertainty of collecting these funds the Company recorded a 100% allowance for loans (see note 5).

The Company recognized $250 of losses on its investment in the joint venture.  The Company’s share of the joint venture net losses were $35,637, $46,599, and $237,342 in 2008, 2007 and from February 14, 2005 (inception) to December 31, 2008.  However, under generally accepted accounting principles the loss recognized is limited to the investment plus any previously recognized profits.

The Company used certain office equipment that is owned by an entity that is 100% owned by an officer and shareholder of the Company.  Instead of paying the entity for the use of the equipment, the Company paid the remaining lease payments owed by the entity.  The total of these payments for the period February 14, 2005 (inception) through December 31, 2008 was $2,617.

During 2007 the Company entered into transactions with four entities that had a significant ownership interest in and/or influence over the Company during the year.  These entities all had common stock ownership in the Company until December 27, 2007 when they sold 100% of the common shares they owned in exchange for notes payable which were ultimately exchanged for series B convertible preferred shares as described in note 7 above.

Certain related parties contributed capital to the Company during 2007 and 2006 (see note 8).

11. COMMITMENTS

Employment Contracts

On January 10, 2008, the Company executed two management agreements, one with its President/Chief Executive Officer/Chairman of the Board (CEO), the other with its Vice President, Chief Operating Officer and Corporate Director (COO).  Both agreements are effective upon signing and expire on December 31, 2012.  The contracts are automatically renewed through December 31, 2018. The contracts provide:

•
A base salary to the CEO of $120,000 with escalation clause up to $500,000 when certain revenue, equity and profit milestones are met.  A base salary to the COO of $90,000 with escalation clause up to $400,000 when certain revenue, equity and profit milestones are met.

•	Stock options for 20 million shares to each the CEO and COO with a 10 year term, strike price of $0.003 per share (see note 8).
•	The CEO and COO are entitled to receive a proportional number of common shares and options in any transactions where there is a corporate or operational spin-off from the Company.
•
The CEO is to receive bonuses equal to (i) one 0.25% of annual Gross Revenues plus (ii) 0.25% of the annual growth in Gross Revenues; plus 5.0% of Income before Interest, Taxes, Depreciation and Amortization.   The COO is to receive bonuses equal to (i) one 0.20% of annual Gross Revenues plus (ii) 0.20% of the annual growth in Gross Revenues; plus 3.75% of Income before Interest, Taxes, Depreciation and Amortization.

•	Once certain revenue or equity goals are met the executives will be provided life and disability insurance.
•	There is a non-compete clause in both contracts that states that neither executive can compete against the Company during the term of the agreement and for one year after termination.

Physicians Healthcare Management Group, Inc. and Subsidiaries
(a development stage company)
Notes to Consolidated Financial Statements
December 31, 2008 and 2007

Third Party Administrator

Plancorp entered into a five year contract with a third party administrator (TPA) to provide administration and other services for the HMO.  The fees to be paid to the TPA are based on the number of plan participants but include a minimum of $14,300 per month for Medicaid Members and $11,250 per month for Medicare Members for a total of $25,550.  The per member per month fee and minimum payments for Medicaid and Medicare are separate commitments and payments commence when the HMO has members enrolled in that class of membership.

Reinsurance Agreement Commitment

Effective June 1, 2008, Plancorp entered into an Excess of Loss HMO Reinsurance Agreement that covers Hospital and Medical services.  This reinsurance agreement has a minimum premium of $50,000 payable in monthly installments of $2,632 through December 31, 2009, even before operations begin in order to satisfy regulatory requirements.

12.  SUBSEQUENT EVENTS

Purchase of Bio-Matrix Scientific Group, Inc. (Bio-Matrix) Stock – On January 12, 2009, the Company paid $105,000 for 1,150,000 common shares and 25,000 of non-convertible preferred shares of Bio-Matrix Scientific Group (Bio-Matrix).  Bio-Matrix is an OTCBB company listed as BMSN.

Purchase of Convertible Note from Accesskey, Inc. (Access) – On January 28, 2009 the Company paid $640,000 to Access in exchange for a convertible note and warrants to purchase 20 million shares of the Access’s common stock.  The convertible note has an interest rate of 10% with payments of $150,000 plus interest due on April 15, 2009, June 15, 2009, and September 15, 2009 with the balance due on January 28, 2010.   The April 15, 2009 and June 30, 2009 payments were not received, which causes the interest rate to increase to 18%.  The Company also has the right to convert $300,000 of the debt to equity based on a conversion price determined by the average bid price of Access’s common stock but no more than 50% of $0.0125 per share.  The Company may not convert if such conversion would result in beneficial ownership of more than 4.99% of the outstanding shares of Access.

Purchase of ZST Digital Networks, Inc. Preferred Stock – At December 31, 2008 the Company had $500,000 held in escrow for the purchase of 312,500 shares of preferred stock in ZST Digital Networks, Inc., a Chinese manufacturer of optical and digital network equipment.  On April 30, 2009, the transaction was closed through a Regulation D private placement.

Purchase of Underwriters Common Stock from Atlas - On February 27, 2009, pursuant to a settlement agreement, the Company paid $590,000 to Atlas for:

•	1,062 shares (42.5% ) of Underwriters’ stock,
•	$600,000 surplus note payable by Physhield with all its accrued interest ($120,780 owed by Underwriters and $60,666 owed by Physhield at December 31, 2008)
•	$100,000 start-up loan payable by Physhield

After this purchase, the Company owns 92.5% of Underwriters and will consolidate Underwriters in the Company’s future financial statements.  See note 5 for description of Underwriters and Atlas.

Loan of Funds – On May 15, 2009 the Company loaned $250,000 to a Company under a 10% promissory note, which is guaranteed by the Company’s owner/manager and secured by 100,000 free-trading shares of Wound Management Technologies, Inc. common stock, an OTCBB Company listed as WNDM.  Repayment of the loan principal and interest was due on June 15, 2009, but an extension in the maturity date is being negotiated in exchange for additional shares of common stock issued to the Company as additional compensation.

Physicians Healthcare Management Group, Inc.
(a development stage company)

Consolidated Financial Statements

Six Months Ended June 30, 2009 and 2008

Physicians Healthcare Management Group, Inc. and subsidiaries
(a development stage company)

Physicians Healthcare Management Group, Inc. and Subsidiaries
(a development stage company)
Consolidated Balance Sheets

	June 30, 2009 (unaudited)	December 31, 2008
ASSETS
Current assets:
Cash	$219,088	$2,567,171
Certificates of deposit	750,000	-
HMO deposits	-	310,000
Investments	890,000	-
Prepaid expenses	30,316	9,764
Total current assets	1,889,404	2,886,935

Cash held in escrow for investment	-	500,000
Investments	605,000	-
Surplus notes and interest receivable	361,636	-
Website costs, net	8,067	8,100
Furniture and equipment, net	7,611	8,753
Other assets	2,533	2,533
Due from related party, net of allowance for loans of $510,019
and $262,732 for 2009 and 2008, respectively	-	-
Goodwill	487,320	-
Total assets	$3,361,571	$3,406,321

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$14,046	$857
Payroll taxes payable	16,796	9,928
Note payable - related party	-	100,000
Total current liabilities	30,842	110,785

TEMPORARY EQUITY
Series B convertible preferred stock, $0.001 par value, 38,000,000
shares authorized, 31,116,176 issued and outstanding	7,467,883	7,467,883

STOCKHOLDERS' DEFICIT
Saries A Convertible preferred stock, $0.001 par value, 162,000,000
shares authorized, issued and outstanding	162,000	162,000
Common stock, $0.001 par value, 425,000,000 authorized, 156,073,725
issued in 2009 and 2008, 155,925,507 and 155,944,466 outstanding in 2009 and 2008, respectively	156,074	156,074
Additional paid-in capital	100,000	99,383
Deficit accumulated during the development stage	(4,552,203)	(4,589,044)
Total paid-in capital and accumulated deficit	(4,134,129)	(4,171,587)
Less: treasury stock, at cost (148,218 and 129,259 common shares in 2009 and 2008, respectively)	(991)	(760)
Noncontrolling Interest	(2,034)	-
Total stockholders' deficit	(4,137,154)	(4,172,347)
Total liabilities and stockholders' deficit	$3,361,571	$3,406,321

The accompanying notes are an integral part of these consolidated financial statements.

Physicians Healthcare Management Group, Inc. and Subsidiaries
(a development stage company)
Consolidated Statements of Operations - Unaudited

			February 14 2005 (Inception) to June 30, 2009
	Six Months Ended June 30,
	2009	2008
Operating expenses:
Officer compensation	$115,332	$203,503	$762,890
Consulting and professional fees	99,510	343,161	1,016,147
HMO reinsurance, network and administration	(29,987)	121,941	139,270
Bad debt expense	(256,903)	4,980	5,829
General and administration	44,963	94,754	331,291
Total operating expense	(27,085)	768,339	2,255,427

Income (loss) from operations	27,085	(768,339)	(2,255,427)

Equity method loss in joint venture	-	-	(250)
Interest expense	-	(1,467,962)	(1,765,669)
Interest income	7,434	3,484	25,081
Other income	250	-	250
Net income (loss)	$34,769	$(2,232,817)	$(3,996,015)
Add: net loss attributable to noncontrolling interest	2,072	-	2,072
Net income (loss) attributable to Company	$36,841	$(2,232,817)	$(3,993,943)

Net loss per share - basic and diluted	$-	$(0.01)	$(0.02)

Weighted average shares outstanding - basic	155,925,507	155,973,728	163,998,380
Weighted average shares outstanding - diluted	1,602,572,547	155,973,728	163,998,380

The accompanying notes are an integral part of these consolidated financial statements.

Physicians Healthcare Management Group, Inc. and Subsidiaries
(a development stage company)
Consolidated Statement of Changes in Stockholders' Deficit - Unaudited
For the six months ended June 30, 2009

							Deficit Accumulated during Development Stage
						Additional Paid-in Capital		Non- controlling Interest	Total Stockholders' Equity
	Preferred Stock		Common Stock		Treasury Stock
	Shares	Amount	Shares	Amount

Balance - December 31, 2008	162,000,000	$162,000	156,073,725	$156,074	$(760)	$99,383	$(4,589,044)	$-	$(4,172,347)

Options issued to employees	-	-	-	-	-	617	-	-	617

Acquisition of Underwriters' stock	-	-	-	-	-	-	-	38	38

Purchase of treasury stock- 18,959 shares	-	-	-	-	(231)	-	-	-	(231)

Net income	-	-	-	-	-	-	36,841	(2,072)	34,769

Balance - June 30, 2009	162,000,000	$162,000	156,073,725	$156,074	$(991)	$100,000	$(4,552,203)	$(2,034)	$(4,137,154)

The accompanying notes are an integral part of these consolidated financial statements.

Physicians Healthcare Management Group, Inc. and Subsidiaries
(a development stage company)
Consolidated Statements of Cash Flows - Unaudited

	Six months ended June 30,		February 14, 2005 (inception) to June 30, 2008
	2009	2008
Cash from operating activities:
Net income (loss)	$36,841	$(2,232,817)	$(3,993,943)
Adjustments to reconcile net loss to net
cash used in operating activities:
Loss attributable to noncontrolling interest	(2,072)	-	(2,072)
Gain on return of application fee	(25,000)	-	(25,000)
Equity method loss in joint venture	-	-	250
Gain on Underwriters stock previously held	(250)		(250)
Adjustment to stock purchase agreement	-	-	100
Interest expense paid in stock	-	1,514,371	1,765,671
Expenses paid by related party	-	-	26,888
Bad debt expense (reversal)	(256,903)	4,980	5,829
Issuance of stock to founders and for services	-	-	251,572
Issuance of options for services	617	86,781	102,000
Depreciation and amortization	3,035	4,912	16,002
Changes in assets and liabilities:
Prepaid expenses	-	(20,293)	(30,316)
Other assets	(20,552)	-	(2,533)
Surplus note interest receivable	(2,005)		(2,005)
Accounts payable	13,188	15,680	14,045
Accrued payroll liabilities	6,868	(8,659)	16,796
Due from related party	(8,802)	(4,980)	(271,534)
Net cash used in operating activities	(255,035)	(640,025)	(2,128,500)

Cash flows from investing activities:
Investment in joint venture	-	-	(250)
Purchase of certificates of deposit	(750,000)	-	(750,000)
Deposit (return of deposit) for HMO	335,000	(310,000)	25,000
Purchase of investments	(995,000)	-	(1,495,000)
Purchase of surplus note, loan and accrued interest	(589,788)	-	(589,788)
Purchase of Underwriters' stock, net of cash received	8,831	-	8,831
Purchase of furniture, equipment and software	(1,860)	-	(31,680)
Net cash used in investing activities	(1,992,817)	(310,000)	(2,832,887)

Cash flows from financing activities:
Proceeds from capital contributions	-	-	512,319
Purchase of treasury stock	(231)	-	(991)
Payment on notes payable	(100,000)	-	(100,000)
Proceeds from issuance of note payable	-	-	71,035
Proceeds from sale of series B preferred stock	-	-	100,000
Change in restricted cash	-	(3,189,010)	-
Proceeds from issuance of note payable	-	4,114,153	4,598,112
Net cash provided by (used in) financing activities	(100,231)	925,143	5,180,475

Net increase (decrease) in cash	(2,348,083)	(24,882)	219,088
Cash, beginning of period	2,567,171	32,653	-
Cash, end of period	$219,088	$7,771	$219,088

Supplemental disclosures:
Interest paid	$-	$-	$-
Taxes paid	$-	$-	$-
Repurchase Company stock with convertible note	$-	$-	$1,031,177
Discount on note payable	$-	$50,959	$50,959
Settlement of escrow to acquire investment	$500,000	$-	$500,000
Acquisition of Underwriters
Underwriters liabilities assumed	$495,863	$-	$495,863
Gain on Underwriters' stock previously held	250	-	250
Noncontrolling interest	38	-	38
Goodwill recognized	(487,320)	-	(487,320)
Cash received at purchase, net of amount paid	$8,831	$-	$8,831

The accompanying notes are an integral part of these consolidated financial statements

Physicians Healthcare Management Group, Inc. and Subsidiaries
(a development stage company)
Notes to Consolidated Financial Statements
Six Months Ended June 30, 2009 and 2008

1.NATURE OF BUSINESS, BASIS OF PRESENTATION AND GOING CONCERN

Basis of Presentation and Principles of Consolidation – The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position and results of operations.  It is management's opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.  For further information, refer to the audited financial statements and footnotes of the company for the year ending December 31, 2008 and 2007.

The consolidated financial statements include the accounts of Physicians Healthcare Management Group, Inc., (“Company”, “Phyhealth” or “Parent”) which is a Nevada corporation and includes its wholly owned and majority owned subsidiaries as described below.  All material intercompany balances and transactions have been eliminated in consolidation.

The Company was formed on February 14, 2005 and has been in the development stage and its efforts through June 30, 2009 have been principally devoted to organizational activities, raising capital, evaluating operational opportunities and fulfilling regulatory requirements.  Since its formation the Company has not realized any revenues from its planned operations.

Physicians Healthcare Management Group, Inc., (“Phyhealth Old” or “Subsidiary”), an Illinois corporation, was the original operating entity but is now an inactive subsidiary of the Company as a result of a recapitalization which occurred in 2006.

On November 29, 2007, the Company filed with the state of Florida to create a limited liability company named Florida Physicians, LLC (“Florida Physicians” or “LLC”).  The Company is the managing member of the LLC and the LLC is the immediate parent of Phyhealth Plan Corporation as discussed below.

On September 4, 2007 the Company filed with the state of Florida to create Phyhealth Plan Corporation (“Plancorp” or “HMO”).   There were 10 million, no par, shares authorized upon filing.  This wholly owned subsidiary of Florida Physicians, discussed above, was created to operate as an HMO.

On February, 27, 2009 the Company purchased an additional 42.5% (1,062 shares) of the common stock of Phyhealth Underwriters, Inc. (Underwriters) for a total of 92.5% ownership.  Underwriters was originally incorporated on July 1, 2005 in the state of Illinois.  On December 12, 2005 it was redomesticated by incorporating in Nevada.  Underwriters was originally created, with equal ownership being held by the Company and an equity partner (“Equity Partner”), as a joint venture to act as the Attorney-in-fact for a risk retention group named “Physhield Insurance Exchange, a Risk Retention Group” (Physhield), a Nevada Association Captive.  By law, neither Underwriters nor the Equity Partner has an ownership interest in Physhield.  Underwriters has also been in the development stage and its efforts through June 30, 2009 have been principally devoted to organizational activities and regulatory compliance.

Nature of Business and Current Operations - The Company is a developer of community-based health maintenance organizations (HMOs) that are owned and operated in partnership with the participating physicians.  Phyhealth Plans are designed to deliver high-quality affordable healthcare by enabling physicians to assume end-to-end management of healthcare for their patients.  The Phyhealth model empowers physicians to provide preventive healthcare and proactively manage their patient's general health by aligning incentives among the HMO, physician and the patient. Phyhealth intends to offer additional value-added products and services in cooperation with physicians, including medical malpractice insurance, local care facilities and wellness programs, as well as information technologies such as secure electronic medical records.

Physicians Healthcare Management Group, Inc. and Subsidiaries
(a development stage company)
Notes to Consolidated Financial Statements
Six Months Ended June 30, 2009 and 2008

Liquidity - The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company and its ability to meet its ongoing obligations. The Company has a net income of $36,841 and net cash used in operations of $252,675 for the first six months in 2009 and a positive working capital, stockholders’ deficit and a deficit accumulated during the development stage of $1,858,562, $4,137,154 and $4,552,203, respectively, at June 30, 2009.  In addition, the Company has not generated any operating revenues through June 30, 2009.

These conditions, as well as the conditions noted below, were considered when evaluating the Company’s liquidity and its ability to meet its ongoing obligations. These consolidated financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of these uncertainties.

Management had previously submitted an application to operate an HMO in the state of Florida but had to withdraw that application in order to improve the Company’s leverage ratio by converting the Company’s  debt and temporary equity to permanent equity and raising additional capital, as required by Florida regulators. The Company intends on restructuring and recapitalizing the current temporary equity to permanent equity and has made strategic investments to raise the additional capital necessary to reapply for its HMO certificate of authority.  Although, the Company has enough funds to operate through the end of 2009 there can be no assurance that management can earn enough revenues from their investment strategies to resubmit its application for an HMO certificate of authority, or if the application is resubmitted that the State of Florida will approve the application.  However, management believes that they will be successful in obtaining a certificate of authority to operate an HMO, and that they will be able to sustain operations well into the future.

On February 27, 2009, management obtained 92.5% control over Underwriters and, consequently, control over the assets of Physhield Insurance Exchange, a Risk Retention Group (see Note 2). While there can be no assurance of success, management believes that with this acquisition they are in a position to invest in the marketing programs and devote the resources necessary for Physhield to underwrite physician groups and to commence operations, which would produce a revenue stream.

Goodwill - The Company tests goodwill for impairment in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets." Accordingly, goodwill is tested for impairment at least annually or whenever events or circumstances indicate that goodwill might be impaired. As of June 30, 2009, no adjustment to the carrying value of goodwill was required.

2. ACQUISITION OF PHYHEALTH UNDERWRITERS, GOODWILL AND OTHER ASSETS

On February 27, 2009, the Company purchased the following from the other Underwriters equity partner for $590,000:

•	1,062 shares (42.5% ) of Underwriters’ common stock,
•	$600,000 surplus note, and $45,707 of accrued interest (variable rate tied to US Treasury Bills), payable by Physhield upon the approval of the State of Nevada Department of Insurance.
•	$100,000 Underwriters start-up loan and $25,824 of accrued interest, payable by Underwriters.
•	Accrued interest of $104,331 due to 10% guarantee on the $600,000 surplus note owed by Underwriters.

The purchase price was allocated to the assets acquired as follows:

Common Stock of Underwriters	$212
$600,000 surplus note receivable and accrued interest payable by Physhield	359,631
Start-up loan and accrued interest payable by Underwriters	230,157
$590,000

The purchase of the common stock of Underwriters was recorded in accordance with Statement of Financial Accounting Standards 141(r) (SFAS 141(r)), Business Combinations and SFAS 160, Noncontrolling Interest in Consolidated Financial Statements.  The other assets acquired in this transaction were recorded as purchase of assets with no gain recognition for the value of the assets in excess of the consideration paid.

Physicians Healthcare Management Group, Inc. and Subsidiaries
(a development stage company)
Notes to Consolidated Financial Statements
Six Months Ended June 30, 2009 and 2008

Since the allocated purchase price fell below the face value of the other assets acquired, the $600,000 surplus note receivable was recorded at less than face value since its value has the most uncertainty.  Because Physhield is a Nevada captive insurer, any repayment of the surplus note by Physhield must be approved by the State of Nevada Department of Insurance. The start-up loan and accrued interest payable by Underwriters were eliminated against the receivables in the parent company upon consolidation.

The Company purchased Underwriters in stages as described by SFAS 146(r).  Since Underwriters is in the development stage, the value of the entire corporation is estimated to be its $500 cost of organization.   Therefore, the value of the 42.5% interest purchased by the Company is valued at $212.  The Company had a net book value of $0 on the 1,250 shares of Underwriters stock it had acquired at the inception of Underwriters in 2005.  Its original book value of $250 had previously been written off due to Underwriters’ operating losses recognized under the equity method of accounting for investments. The Company recognized a $250 gain when it re-measured its equity interest in Underwriters immediately before the transaction.  That gain is presented as Other Income in the accompanying statement of operations.  Underwriters has not earned any revenue from operations since its inception and therefore, none has been included in the accompanying statement of operations.

The computation of goodwill recorded on the February 27, 2009 purchase of the 1,062 shares is as follows:

Purchase price allocation - paid for Underwriters common stock		$212
Fair value of the 7.5% minority interest in Underwriters		38
Fair value of stock held by the Company prior to stock purchase		250
Total value of company		500

Cash	$9,044
Due from Physhield, net of $483,221 allowance	-
Accrued interest payable	(130,264)
Loans payable	(365,600)
Liabilities in excess of assets		486,820

Goodwill		$487,320
Goodwill attributed to noncontrolling interest		36,550
Goodwill attributed to the Company		$450,770

The Company had a previous relationship with Underwriters as a 50% partner in a joint venture.  As part of the previous relationship the Company had written off approximately $265,600 of cost reimbursements that Underwriters owed the Company because of the uncertainty of collecting these amounts from Underwriters.   Since all receivables and payables are eliminated in the consolidation process, a $265,600 reversal of bad debt allowance is reflected in the accompanying financial statements.

Pro forma results:
If the Company had purchased 92.5% of Underwriters on February 14, 2005 (inception) the results of operations would be as follows:

	Six months ended June 30, 2009	Six months ended June 30, 2008	February 14, 2005 (Inception) to June 30, 2009
Revenues	$-	$-	$-
Operating expenses	238,515	777,937	2,306,813
Other income (expenses)	7,434	(1,464,478)	(1,740,838)
Net loss	(231,081)	(2,242,415)	(4,047,651)
Net loss - noncontrolling interest	2,999	2,381	31,994
Net loss attributable to the Company	$(228,082)	$(2,240,034)	$(4,015,657)

Physicians Healthcare Management Group, Inc. and Subsidiaries
(a development stage company)
Notes to Consolidated Financial Statements
Six Months Ended June 30, 2009 and 2008

3. INVESTMENTS

Investments made by the Company in the six months ended June 30, 2009 were made in debt and equity securities of companies that it believes have the potential to provide a better than average rate of return in order to build up the assets required to resubmit its application to operate an HMO.   Each of these investments are in companies that at the time of purchase did not have readily determinable fair values because they were either not publicly traded or were thinly traded and the Company did not have the ability to easily or readily convert its investment to cash in the open market.  Each of these investments has been accounted for under the cost basis of accounting since we hold under 20% of the investments.  Under the cost basis of accounting, the investment is recorded at cost and dividends received from earnings are recognized as income.  The investment is reviewed for impairment if factors indicate that a decrease in value of the investment has occurred.

Current Investments:

Purchase of Convertible Note from AccessKey IP, Inc. (AccessKey) – On January 28, 2009 the Company paid $640,000 to AccessKey in exchange for a convertible note and warrants to purchase 20 million shares of AccessKey’s common stock at $0.005 per share through December 31, 2013.  The convertible note calls for an interest rate of 10% with payments of $150,000 plus interest due on April 15, 2009, June 15, 2009, and September 15, 2009 with the balance due on January 28, 2010.   The note allows the Company to convert $300,000 of the note to equity based on a conversion price of 50% of the lesser of $0.0125 per share or the common stock’s bid price as defined by the agreement.

AccessKey defaulted on the first two note payments and, on July 31, 2009, the note was renegotiated to eliminate the partial payments and to allow all the principle and interest to be paid on January 28, 2010, the original maturity date.  AccessKey’s management believes they can make the entire payment after sales from the retail holiday season of 2009.  In consideration of the note modification AccessKey has agreed to a higher interest rate of 22% and has increased the warrants to 25 million shares of stock at $0.005 per share through December 31, 2014.  As an additional consideration, AccessKey agreed to issue 15,000,000 shares of its common stock to Phyhealth.  The total amount of interest and principle refinanced on July 31, 2009 was $715,015.  However, no interest income has been recorded on this note and the principle balance remains at $640,000 in the accompanying financial statements because, while Company management believes the face value of the note is still collectable, the collectability of the interest income cannot be reasonably assured.

In addition, the $300,000 portion of the note receivable that is subject to conversion into AccessKey’s common stock was evaluated to see if it met the definition of a derivative asset as described by Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities,” Emerging Issue Task Force (EITF) 00-19, "Accounting for Derivative Instruments Indexed to and Potentially Settled in a Company’s Own Stock” and EITF 05-2, "The Meaning of Conventional Convertible Debt Instrument in Issue No. 00-19."  It was determined that while this note meets the definition of a derivative asset, a derivative asset was not be recorded because realization of this asset over and above the face value of the receivable is not reasonably assured due to the low trading volume of the stock.

Note Receivable to MLH Investments, Inc (MLH)– On May 15, 2009 the Company loaned $250,000 to MLH under a 10% promissory note due June 15, 2009, which was guaranteed by MLH’s owner/manager and secured by 100,000 free-trading shares of Wound Management Technologies, Inc.’s (Wound Management) common stock, an OTCBB Company listed as WNDM.  The note was extended to July 17, 2009, and was paid off in full by MLH.  As consideration for extending the term of the note, Phyhealth received 100,000 shares of Wound Management’s restricted common stock.  MLH agreed to a Put Option effective from September 15 to October 15, 2009, to purchase 75,000 of the 100,000 shares at $3.00 per share.  Since the investment was recorded at cost the 100,000 shares of common stock is recorded at $0 in the accompanying financial statements.

Physicians Healthcare Management Group, Inc. and Subsidiaries
(a development stage company)
Notes to Consolidated Financial Statements
Six Months Ended June 30, 2009 and 2008

Long-Term Investments:

Purchase of ZST Digital Networks, Inc. Convertible Preferred Stock – On April 30, 2009, the Company paid $500,000 for 312,500 shares of convertible preferred stock in ZST Digital Networks, Inc. (ZST Digital), a Chinese supplier of optical and digital network equipment.  Each share of preferred stock is convertible into one share of common stock.  ZST Digital has filed an S-1 to register the shares purchased by the Company.

Purchase of Bio-Matrix Scientific Group, Inc. (Bio-Matrix) Stock – On January 12, 2009, the Company paid $105,000 for 1,150,000 common shares and 25,000 of non-convertible preferred shares of Bio-Matrix Scientific Group (Bio-Matrix).  Bio-Matrix is an OTCBB company listed as BMSN.

4. RELATED PARTIES

The management of the Company devoted significant time and resources to establish a 50% owned joint venture, Underwriters, and a risk retention group, Physhield.  As described in Note 2, on February 27, 2009 the Company purchased another 42.5% of Underwriter’s common stock from the other joint venture partner which gave the Company 92.5% interest in Underwriters, making it a consolidated subsidiary.  Prior to this Underwriter stock purchase, the expenses associated with the development of these two entities incurred by the Company and allocated to Underwriters totaled $2,868, $34,487 and $265,600 for the six months ended June 30, 2009 and 2008 and the period beginning February 14, 2005 (inception) to June 30, 2009, respectively.  The Company recorded these expenses as a receivable and reserved 100% of the receivable as an allowance for bad debts due to the uncertainty of collecting the amounts due.  At the date of the stock purchase this allowance was reversed since no uncertainty remained since both entities are consolidated in the accompanying financial statements.

Subsequent to the February 27, 2009 stock purchase all such costs are included in the statement of operation and the corresponding receivables and payables between the Underwriters and Phyhealth for these cost allocations are eliminated upon consolidation.

Underwriters is the attorney in fact for Physhield (see Note 1) and the Parent company has purchased the surplus note from the other Underwriters equity partner as more fully described in Note 2.

5.  SUBSEQUENT EVENTS

Employment contract adjustments – On January 10, 2008 the management team took a voluntary reduction in their pay under their employment contract whereby the President/Chief Executive Officer/Board Chair reduced his base compensation from $150,000 to $120,000 and the Chief Operating Officer and Corporate Director reduced his base compensation from $120,000 to $90,000.  Effective July 1, 2009, both of these voluntary reductions have been cancelled and both management members are being compensated based on their original management contract.

Note Receivable to Bottled Water Media (BWM) - On July 29, 2009, the Company loaned $250,000 to BWM for a 36% note receivable with a maturity date of December 29, 2009.  Part of the compensation to the Company includes warrants to purchase 7% of the BWM’s common stock and 7% of the BWM’s preferred stock for $200,000, which expires on December 29, 2010.  BWM has the right to purchase 50% of the Warrants from the Company for $500,000.  The Company is also entitled to future advertising through BWM at BWM’s cost for a period of 24 months not to exceed $250,000 or 25% of BWM’s annual revenues.  The note is collateralized by Bottled Water’s intellectual property and personally guaranteed by BWM’s Chief Executive Officer.

Phyhealth Underwriters, Inc.
(a development stage company)

Financial Statements

Years ended December 31, 2008 and 2007

Phyhealth Underwriters, Inc.
 (a development stage company)

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of
Phyhealth Underwriters, Inc.

We have audited the accompanying balance sheets of Phyhealth Underwriters, Inc. (a development stage company) as of December 31, 2008 and 2007 and the related statements of operations, changes in stockholders' deficit, and cash flows for the years ended December 31, 2008 and 2007 and the period from July 1, 2005 (inception) to December 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Phyhealth Underwriters, Inc. as of December 31, 2008 and 2007 and the results of its operations and its cash flows for the years ended December 31, 2008 and 2007 and the period from July 1, 2005 (inception) to December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
May 21, 2009

Phyhealth Underwriters, Inc.
(a development stage company)
 Balance Sheets
December 31, 2008 and 2007
	2008	2007
ASSETS
Current assets:
Cash	$9,078	$10,867
Due from related party, net of $470,870 and $401,384 allowance for doubtful accounts in 2008 and 2007, respectively (Note 3)	-	-
Total assets	$9,078	$10,867

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Due to related parties (Note 3)	483,512	414,027
Total current liabilities	483,512	414,027

STOCKHOLDERS' DEFICIT
Common stock, no par value, 2,500 shares authorized,
issued and outstanding	250	250
Deficit accumulated during the development stage	(474,684)	(403,410)
Total stockholders' deficit	(474,434)	(403,160)
Total liabilities and stockholders' deficit	$9,078	$10,867

The accompanying notes are an integral part of these financial statements.

Phyhealth Underwriters, Inc.
(a development stage company)
 Statements of Operations

	Year Ended December 31,		July 1, 2005 (inception) to December 31, 2008
	2008	2007
Operating expenses:
Bad debt expense	$69,485	$92,145	$470,869
Other general and administrative	1,789	1,052	3,815
Total operating expense	71,274	93,197	474,684
Net loss	$(71,274)	$(93,197)	$(474,684)

Net loss per share - basic and diluted	$(28.51)	$(37.28)	$(189.87)

Weighted average shares outstanding during
the period - basic and diluted	2,500	2,500	2,500

The accompanying notes are an integral part of these financial statements.

Phyhealth Underwriters, Inc.
(a development stage company)
 Statements of Changes in Stockholders' Deficit
Years ended December 31, 2008 and 2007
and from July 1, 2005 (inception) to December 31, 2008

				Accumulated Deficit during Development Stage
			Subscriptions Receivable
	Common Stock				Total
	Shares	Amount

Shares issued to founders	2,500	$250	$(250)	-	$-

Net loss July 1, 2005 (inception) to December 31, 2005	-	-	-	(117,748)	(117,748)

Balance December 31, 2005	2,500	$250	$(250)	$(117,748)	$(117,748)

Payment of subscription receivable by founder	-	-	250	-	250

Net loss for the year ended December 31, 2006	-	-	-	(192,465)	(192,465)

Balance December 31, 2006	2,500	$250	$-	$(310,213)	$(309,963)

Net loss for the year ended December 31, 2007	-	-	-	(93,197)	(93,197)

Balance December 31, 2007	2,500	$250	$-	$(403,410)	$(403,160)

Net loss for the year ended December 31, 2008	-	-	-	(71,274)	(71,274)

Balance December 31, 2008	2,500	$250	$-	$(474,684)	$(474,434)

The accompanying notes are an integral part of these financial statements.

Phyhealth Underwriters, Inc.
(a development stage company)
 Statements of Cash Flows

	Year Ended December 31,		July 1, 2005 (inception) to December 31, 2008
	2008	2007
Cash flows from operating activities:
Net loss	$(71,274)	$(93,197)	$(474,684)
Adjustments to reconcile net loss to net cash
used in operating activities:
Bad debt expense	69,485	92,145	470,870
Changes in assets and liabilities:
Due from related party	(69,485)	(92,145)	(470,870)
Due to related party	69,485	92,145	383,512
Net cash used in operating activities	(1,789)	(1,052)	(91,172)
Cash flows from financing activities:
Loan from shareholder	-	-	100,000
Proceeds from shareholder capital contribution	-	-	250
Net cash provided by financing activities	-	-	100,250

Net increase (decrease) in cash	(1,789)	(1,052)	9,078
Cash, beginning of period	10,867	11,919	-
Cash, end of period	$9,078	$10,867	$9,078

Supplemental non-cash disclosures:
Interest paid	$-	$-	$-
Taxes paid	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

Phyhealth Underwriters, Inc.
 (a development stage company)
Notes to Financial Statements
December 31, 2008

1.ORGANIZATION

Organization - The financial statements include the accounts of Phyhealth Underwriters, Inc., (the “Company” or “Underwriters”).  The Company was originally incorporated on July 1, 2005 in the state of Illinois.  On December 12, 2005 it was redomesticated by incorporating in Nevada.

The Company was created as a result of a 2005 Memorandum of Understanding (Memorandum) between Physicians Healthcare Management Group, Inc. (PHMG) and an equity partner (“Equity Partner”) as a joint venture to act as the Attorney-in-fact for a risk retention group named “Physhield Insurance Exchange, a Risk Retention Group, a Nevada Captive Insurer” (Physhield).  The Memorandum specified that PHMG and the Equity Partner each have a 50% ownership and voting interest in Underwriters and share the profits and losses 50% each.  By law, neither of the joint venture partners have an ownership interest in Physhield.  The Equity Partner ultimately sold its interest in the Company to a Second Equity Partner as described in Note 3 below. On February 27, 2009, the Second Equity partner sold 1,062 shares, or 42.4% of the Company’s outstanding stock to PHMG, who owns 92.5% of the Company after the sale.

The Company has been in the development stage and its efforts through December 31, 2008 have been principally devoted to organizational activities and regulatory compliance.  Since its formation the Company has not realized any revenues from its planned operations.

Liquidity - The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company and its ability to meet its ongoing obligations. The Company has not yet started operations and has a working capital deficit of $474,434, accumulated deficit of $474,684 and stockholders' deficit of $474,434 at December 31, 2008.  The Company had a net loss and cash used in operations of $71,274 and $1,789, respectively in 2008.

These conditions were considered when evaluating the Company’s liquidity and its ability to meet its ongoing obligations. These financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of these uncertainties.

As described in Note 8, on February 27, 2009 PHMG purchased the rights to all the debt owed by the Company and additional shares of its common stock to give PHMG 92.5% ownership of the Company.   PHMG has no plans to demand the amounts owed until the Company’s management has an opportunity to execute their business plan by finding a physician organization that will take advantage of the risk retention group.  Although there can be no assurance, management believes that they will be successful in finding such a physicians’ organization and that this will produce the necessary revenue to sustain operations well into the future.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and cash equivalents - The Company considers deposits that can be redeemed on demand and investments that have original maturities of less than three months when purchased to be cash equivalents.

Fair Value of Financial Instruments - Due to their short-term nature of all financial assets and liabilities, their carrying value approximates their fair value as of the date of the balance sheet.

Allowance for Loans – The Company evaluates collectability of loans made to third parties or affiliates based on factors such as experience with the borrower, the borrower’s willingness to pay and the borrower’s ability to pay based on its current financial condition.  The Company establishes an allowance for loan loss if management believes collection may be doubtful.

Income Taxes - The Company accounts for income taxes using the liability method, which requires the determination of deferred tax assets and liabilities based on the differences between the financial and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which differences are expected to reverse.

Deferred tax assets are adjusted by a valuation allowance, if based on the weight of available evidence it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Use of Estimates in Financial Statements - The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates in 2008 and 2007 and for the period July 1, 2005 (inception) to December 31, 2008 include the valuation allowance on due from related party and deferred tax assets and the allocation of service expenses contributed and treated as a loan from a joint venture partner.

Net Earnings (Loss) Per Share - Basic net earnings (loss) per common share is based on the weighted-average number of all common shares outstanding. The computation of diluted net earnings (loss) per share does not assume the conversion, exercise or contingent issuance of securities that would have an anti-dilutive effect on earnings (loss) per share.  There were no anti-dilutive instruments outstanding at December 31, 2008.

Recent Accounting Pronouncements

The following is a summary of recent authoritative pronouncements that affect accounting, reporting, and disclosure of financial information by the Company.

SFAS No. 141 (revised 2007), “Business Combinations” (“SFAS 141R”): In December 2007, the Financial Accounting Standards Board issued SFAS 141R which replaces SFAS 141. SFAS 141R establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any resulting goodwill, and any noncontrolling interest in the acquiree. The Statement also provides for disclosures to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS is effective for the Company’s fiscal year end December 31, 2009, and must be applied prospectively to business combinations completed on or after that date. The Company will evaluate how the new requirements could impact the accounting for any acquisitions completed beginning in fiscal 2009 and beyond, and the potential impact on its financial statements.

SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of Accounting Research Bulletin No. 51” (“SFAS 160”): In December 2007, the FASB issued SFAS 160, which establishes accounting and reporting standards for noncontrolling interests (“minority interests”) in subsidiaries. SFAS 160 clarifies that a noncontrolling interest in a subsidiary should be accounted for as a component of equity separate from the parent’s equity. SFAS 160 is effective the Company’s fiscal year end December 31, 2009, and must be applied prospectively, except for the presentation and disclosure requirements, which will apply retrospectively. The Company will evaluate how the new requirements could impact the accounting for any acquisitions completed beginning in fiscal 2009 and beyond, and the potential impact on its financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” ("SFAS No. 162"). This statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements in conformity with generally accepted accounting principles (GAAP) in the United States. This statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”. The Company does not expect the adoption of SFAS No. 162 to have a material effect on the financial condition or results of operations of the Company.

Recently Adopted Accounting Standards - The following is a summary of recent authoritative pronouncements that were adopted in the attached financial statements by the Company.

Statement No. 157, “Fair Value Measurements” (“SFAS No. 157”):  In September 2006, the FASB issued  SFAS No. 157 which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. The statement was implemented for the Company’s fiscal year end December 31, 2008, and interim periods beginning January 1, 2008.  This statement did not have a material impact to these financial statements.

SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”):  In February 2007, the FASB issued this statement which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. SFAS 159 was implemented for the Company’s fiscal year end December 31, 2008, and interim periods beginning January 1, 2008.  This statement did not have a material impact to these financial statements.

3. MEMORANDUM OF UNDERSTANDING AND SUBSEQUENT ADDENDUM

The Company was created as a result of a 2005 Memorandum of Understanding (Memorandum) between Physicians Healthcare Management Group, Inc. (PHMG) and an equity partner (“Equity Partner”) as a joint venture to act as the Attorney-in-fact for “Physhield Insurance Exchange, A Risk Retention Group, a Nevada Captive Insurer” (Physhield).  The Memorandum, as amended on September 21, 2006, required:

•
The Equity Partner to loan $600,000 to create the capital surplus required to organize Physhield and to loan an additional $100,000 to Underwriters in order to fund the capital start-up costs of Physhield.  Any start up costs expended by Underwriters is reimbursable by Physhield (if approved by Physhield’s Subscriber Advisory Committee).

•	Equity Partner to be paid a coupon of 10% per annum with subsequent capital contributions to Physhield to be used to repay the $600,000 to the Equity Partner over a two to three year period.

In an Addendum to the Memorandum of Understanding (Addendum), dated September 21, 2006, a second Equity Partner (“Second Equity Partner”) took the place of the first Equity Partner as a 50% Partner and contracting entity.  The Addendum requires interest to be computed not only on the $600,000 capital surplus but also on the start-up costs incurred through the date of the Addendum.  It also required Underwriters to pay any unpaid interest costs which Physhield is unable to pay from the investment earning on assets contributed by the partners.

On February 27, 2009, PHMG paid $590,000 to the second equity partner to purchase,
•	42.5% of Underwriter’s common stock, giving PHMG a total of 92.5% ownership of Underwriters
•	The $600,000 surplus note owed by Physhield,
•	The $100,000 loan receivable owed by Underwriters,
•	All interest receivable owed by Physhield and Underwriters under the 10% coupon described below

Since Physhield’s net investment earnings do not cover the entire 10% coupon, the Company has accrued an interest payable for the difference. Once Physhield issues the first policy, Underwriters will continue to be responsible for the payment of the difference in interest payable to the Second Equity Partner on the $600,000 capital surplus loan and start up costs.  However, these amounts will no longer be reimbursable by Physhield to the Company.

As of December 31, 2008, the Company has recorded interest costs of $53,802, $37,871 and $120,780 in 2008, 2007 and for the period from July 1, 2005 (inception) through December 31, 2008, respectively.  Since Physhield was not able to pay these costs they are recorded as both “due from related party” (Physhield) and as “due to related party” (Atlas) at December 31, 2008 pursuant to the “Addendum to the Memorandum of Understanding.” These costs are reimbursable by Physhield to the Company if approved by Physhield’s Subscriber Advisory Committee.  Due to the uncertainty of collecting these interest costs from Physhield, the Company has recorded an allowance for doubtful accounts for the entire $120,780 in the accompanying financial statements and such amount is included in bad debt expense for the period from July 1, 2005 (inception) to December 31, 2008.

The entire $100,000 loaned to the Company in 2006 for start-up costs described above has been recorded as “due to related party.”  Of the amount loaned, $87,358 has been expended on start up costs in 2006 which has been recorded as “due from related party” since it is reimbursable by Physhield (if approved by Physhield’s Subscriber Advisory Committee).  Due to the uncertainty of collecting this amount, the Company has recorded an allowance for doubtful accounts for the entire $87,358 in the accompanying financial statements.

PHMG paid for certain joint costs, a portion of which were the responsibility of Underwriters and are reimbursable by Physhield. These joint costs included mostly the compensation paid to two officers of PHMG and the associated costs of getting the Underwriters started.  The costs were allocated based on the estimated time and expenses expended by the two corporate officers on Underwriters and totaled $15,683, $54,274, and $262,732 for the years ended 2008 and 2007 and the period beginning July 1, 2005 (inception) through December 31, 2008, respectively.  Management believes the allocation is reasonable.

These costs have been recorded as both “due from related party” and as “due to related party” pursuant to the “Addendum to the Memorandum of Understanding,” These costs are reimbursable by Physhield (if approved by Physhield’s Subscriber Advisory Committee) to the Company and by the Company to PHMG.  Due to the uncertainty of collecting these allocated costs from Physhield, the Company has recorded an allowance for doubtful accounts in the accompanying financial statements for the entire amount.

4. STOCKHOLDERS DEFICIT

Effective July 1, 2005 the Company issued 2,500 shares of its common stock, 1,250 shares to each PHMG and the Equity Partner.  The payment for that stock was not received in 2005 so a $250 stock receivable was recorded on July 1, 2005 until paid in 2006.

As described in Note 8, on February 27, 2009 PHMG purchased 1,062 shares of common stock from the Equity Partner which gave PHMG 92.5% ownership of the Company subsequent to the purchase of shares.

5.  INCOME TAXES

The Company files U.S. income tax returns; however, there was no income tax expense for the years ended December 31, 2008 and 2007 and for the period July 1, 2005 (inception) through December 31, 2008 due to the Company's net losses.

The blended Corporate U.S. federal and state tax rate of 39.5% applies to loss before taxes.  The Company's tax expense differs from the “expected” tax expense for Federal income tax purposes for the years ended December 31, 2008 and 2007 and for the period from July 1, 2005 (inception) through December 31, 2008, as follows:

	Year Ended December 31, 2008	Year Ended December 31, 2007	Period Ended July 1, 2005 (inception) through December 31, 2008

Computed “expected” tax benefit	$28,153	$36,813	$187,500
Change in deferred tax asset valuation allowance	(28,153)	(36,813)	(187,500)
	$-	$-	$-

The effects of temporary differences that gave rise to significant portions of deferred tax assets at December 31, 2008 and 2007 are as follows:

Deferred tax assets:	2008	2007
Net operating loss carry forward	$1,507	$800
Accounts receivable allowance	185,993	158,546
Total gross deferred tax assets	187,500	159,346
Less valuation allowance	(187,500)	(159,346)
Net deferred tax assets	$-	$-

The valuation allowance at December 31, 2008 and 2007 was $187,500 and $159,346, respectively.  The net change in valuation allowance during the years ended December 31, 2008 and 2007 increased by $28,154 and $36,813, respectively. The Company's net operating loss carry forward of $3,815 is available to offset future U.S. net income for 20 years through 2028.

The utilization of the net operating loss carryforwards is dependent upon the ability of the Company to generate sufficient taxable income during the carryforward period. In addition, utilization of these carryforwards may be limited due to ownership changes as defined in the Internal Revenue Code.

For financial reporting purposes, the Company has incurred a loss since its date of inception to December 31, 2008.  The Company provided for a full valuation allowance against its net deferred tax assets at December 31, 2008.  All tax years since inception are subject to audit by the Internal Revenue Service.

6.  CONCENTRATIONS

All expenses and activity of the Company are related to its role as the attorney-in-fact for Physhield. (See Note 1)

7.  RELATED PARTIES

The Company owes PHMG and the Second Equity Partner $262,732 and $220,780, respectively, at December 31, 2008, and $247,049 and $166,978, respectively, at December 31, 2007 for costs incurred to start the operations of Physhield and the Company.  See Note 3 for a full description of these costs.

The Company is owed $470,870 and $401,384 at December 31, 2008 and 2007, respectively, by Physhield Subscriber Advisory Committee for those same expenses described in Note 3, but has taken a 100% reserve on the receivable.  This reserve was recognized because of the uncertainty regarding Physhield’s ability to pay this debt if it does not obtain an appropriate physician organization to take advantage of the risk retention group and the fact that the reimbursement of these expenses would need to be approved by a Physhield Subscriber Committee that will be reconstituted to include physician subscribers once that physician organization becomes insured by Physhield.

8.  SUBSEQUENT EVENTS

On February 27, 2009, PHMG purchased from Atlas the following for $590,000:

•	1,062 shares (42.5% ) of Underwriters’ stock,
•	$600,000 surplus note with all its accrued interest ($120,780 owed by Underwriters and $60,666 owed by PhyShield at December 31, 2008)
•	$100,000 start-up loan payable by Physhield

After this purchase, PHMG owns 92.5% of Underwriters’ common stock.

PHYHEALTH CORPORATION AND SUBSIDIARIES
Pro forma Consolidated Financial Information

SELECTED UNAUDITED PRO FORMA FINANCIAL DATA

The following unaudited pro forma financial statements present the spinoff/restructuring of the operations of Physician Healthcare Management Group, Inc. (PHYH) into Phyhealth Corporation (Phyhealth).  Phyhealth has been a dormant subsidiary of PHYH created for the sole purpose of receiving the assets, liabilities and operation of PHYH upon this registration statement being declared effective.

The unaudited pro forma consolidated balance sheets are presented as if the transaction was consummated as of June 30, 2009.  The unaudited pro forma consolidated statements of operations are presented as if the transaction was consummated at the inception of PHYH, February 14, 2005.

The unaudited pro forma consolidated financial statements should be read in conjunction with the accompanying notes and the separate audited and interim financial statements and notes thereto for PHYH and Phyhealth.  The unaudited pro forma consolidated statements of operations may not be indicative of the results that may be obtained in the future.

Phyhealth Corporation and Subsidiaries
(a development stage company)
Pro Forma Consolidated Balance Sheet at June 30, 2009
(Unaudited)

		Pro Forma
	PHYH	Adjustments	Phyhealth
ASSETS
Current assets:
Cash	$219,088	$(50,000)	$169,088
Certificates of deposit	750,000	-	750,000
Investments	890,000	-	890,000
Prepaid expenses	30,316	-	30,316
Total current assets	1,889,404	(50,000)	1,839,404

Investments	605,000	-	605,000
Surplus notes and interest receivable	361,636	-	361,636
Other assets	18,211	-	18,211
Goodwill	487,320	-	487,320
Total assets	$3,361,571	$(50,000)	$3,311,571

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable and other current liabilities	$30,842	$-	$30,842

TEMPORARY EQUITY
Series B convertible preferred stock, $0.0001 par value, 5,000,000
shares authorized , 622,324 issued and outstanding	7,467,883	-	7,467,883

STOCKHOLDERS' DEFICIT
Series A Convertible preferred stock, $0.0001 par value, 5,000,000
shares authorized. 3,240,000 shares issued and outstanding	162,000	(161,676)	324
Common stock, $0.0001 par value, 40,000,000 authorized,
6,591,223 issued and outstanding	156,074	(155,415)	659
Additional paid-in capital	100,000	266,100	366,100
Deficit accumulated during the development stage	(4,552,203)	-	(4,552,203)
Total paid-in capital and accumulated deficit	(4,134,129)	(50,991)	(4,185,120)
Less: treasury stock, at cost (148,218 shares)	(991)	991	-
Noncontrolling Interest	(2,034)	-	(2,034)
Total stockholders' deficit	(4,137,154)	(50,000)	(4,187,154)
Total liabilities and stockholders' deficit	$3,361,571	$(50,000)	$3,311,571

The accompanying notes are an integral part of these pro forma consolidated financial statements.

Phyhealth Corporation and Subsidiaries
(a development stage company)
Pro Forma Consolidated Statement of Operations

	Six Months			February 14, 2005
	Ended	Year Ended December 31,		(Inception) to
	June 30, 2009	2008	2007	June 30, 2009
	(Unaudited)			(Unaudited)

Operating expenses (reimbursement)	(27,085)	1,093,845	599,168	2,255,427
Other income (expenses)	7,684	(1,748,022)	-	(1,740,588)
Net income (loss)	$34,769	$(2,841,867)	$(599,168)	$(3,996,015)
Subtract: net loss attributable to noncontrolling interest	2,072	-	-	2,072
Net income (loss) attributable to Company	$36,841	$(2,841,867)	$(599,168)	$(3,993,943)

Net loss per share - basic	$0.01	$(0.43)	$(0.07)	$(0.59)
Net loss per share - diluted	$0.00	$(0.43)	$(0.07)	$(0.59)
Weighted average shares outstanding - basic	6,591,223	6,592,690	8,295,609	6,751,681
Weighted average shares outstanding - diluted	35,524,164	6,592,690	8,295,609	6,751,681

The accompanying notes are an integral part of these pro forma consolidated financial statements.

PHYHEALTH CORPORATION AND SUBSIDIARIES
Notes to Pro forma Consolidated Financial Information

Upon this registration statement being declared effective, substantially all the assets (including subsidiaries ownership) and all the liabilities and operations of Physician Healthcare Management Group, Inc. (PHYH) will be transferred into Phyhealth Corporation (Phyhealth).  The assets not included in this transfer consist of $50,000 in cash and 148,218 shares of PHYH treasury stock that have a recorded book value of $991.  The transfer will occur simultaneously to Phyhealth common and preferred stock being issued and distributed to PHYH and its stockholders.  In addition to the 1,000 shares of Phyhealth common stock that PHYH currently owns, PHYH will receive 3,471,713 additional shares of Phyhealth common stock.  Each PHYH stockholder will receive 1 share of Phyhealth common stock for every 50 shares of PHYH common stock that they own as of September 30, 2009.  There will be a total of 6,591,223 shares of common stock issued and outstanding after the spin-off is complete.  The weighted average shares outstanding and the net loss per share values on the pro forma consolidated statement of operations have been presented as if these 3,472,713 additional shares have been issued since the inception of the PHYH.

There are 50,000,000 shares authorized all of which have a par value of $0.0001 per share.  Of these authorized shares 40,000,000 shares have been designated as common shares, 5,000,000 shares have been designated as series A convertible preferred shares and 5,000,000 shares have been designated as series B convertible preferred shares.  The PHYH preferred stock shareholders will also receive one series A or series B share of Phyhealth convertible preferred stock for every 50 shares of series A or series B PHYH convertible preferred stock that they own as of October 31, 2009.  There will be a total of 3,240,000 series A Phyhealth convertible preferred shares and 622,323 series B Phyhealth convertible preferred shares issued and outstanding once the spin-off is complete.  The conversion features of the convertible preferred shares are the same as the PHYH preferred shares.  Each series A share will be convertible into one common share and each series B share can be converted into forty (40) common shares.

The Phyhealth consolidated financial statements after the spinoff/restructuring will be the same as the PHYH financial statement prior to the spinoff/restructuring except for the assets not transferred and the change in the capital structure.  The accompanying pro forma consolidated balance sheet has been adjusted for the assets not being transferred and for the change in the capital structure.

Except for the change in the weighted average shares outstanding, the consolidated statement of operations has not been adjusted because the historical activity would not have changed had the transaction occurred at the beginning of the reporting period.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution *

The expenses relating to the registration of the securities will be borne by Registrant. Such expenses are estimated to be as follows: The following table sets forth an itemized statement of all cash expenses in connection with the issuance and distribution of the securities being registered:

SEC registration fee*	$2,500
Blue sky fees and expenses*	14,500
Printing and related expenses*	1,500
Legal fees**	35,000
Accounting fees and expenses	20,000
Transfer Agent fees	0
Miscellaneous	1,500
TOTAL	$75,000
*	Estimated
**	Counsel, in addition, is being issued 35,000 shares of Registrant (approximately of 1% of its outstanding shares ) as of the date this Registration Statement is declared effective.

Item 14. Indemnification of Directors and Officers

Reference is made to “Certain Related Party Transactions” and “Description of Capital Stock” contained in the Prospectus relating to the indemnification of Registrant’s officers, directors, stockholders, employees and affiliates.  The Registrant is prohibited from indemnifying its affiliates for liabilities resulting from violations or alleged violations of the Securities Act of 1933 or any state securities laws in connection with the issuance or sale of the shares of common stock, except in the case of successful defense of an action in which such violations are alleged, and then only if a court approves such indemnification after being appraised of relevant regulatory positions on indemnification.

Specifically, each director or officer of Registrant will be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with the defense or settlement of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which he is involved by reason of the fact that he is or was a director or officer of Registrant; such indemnification, of course, is conditioned upon such officer or director having acted in good faith and in a manner that he reasonably believed to be in the best interests of Registrant and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful.  If, however, any threatened, pending or completed action, suit or proceeding is by or in the right of Registrant, the director or officer shall not be indemnified in respect to any claim, issue or matter as to which he is adjudged to be liable to us unless a court determines otherwise.

Moreover, the Certificate of Incorporation of Registrant provides that no director of Registrant shall be personally liable to us or any of our shareholders for monetary damages for any breach of fiduciary duty as a director, except with respect to:  (i) any breach of the director’s duty of loyalty to us or its shareholders; (ii) for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of the law; (iii) violation of the Uniform Securities Act; or (iv) for any transaction from which the director derived an improper personal benefit.  In addition, such Certificate of Incorporation authorizes us to indemnify any person to the fullest extent permitted by The Code.

The foregoing summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the amended and restated certificate of incorporation and the amended and restated bylaws of the Registrant and the common shares of PhyHealth Corp., being a spin-off pursuant to the Registration Statement (“PhyHealth”).

Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") applicable to Phyhealth Corporation and Chapter 78,752 Nevada Revised Statutes pertaining to Nevada Corporation (the “NRS”), applicable to the Registrant, each provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person's conduct was unlawful. A Delaware corporation and a Nevada Corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

Article SIXTH of the Registrant's amended and restated certificate of incorporation provides for the indemnification of its directors and officers to the fullest extent permitted by law.

The indemnification permitted under the DGCL is not exclusive, and pursuant to Section 145 of the DGCL, and Chapter 78.752 of the NRS, a corporation is empowered to purchase and maintain insurance against liabilities whether or not indemnification would be permitted by statute. The directors and officers of the Registrant are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act of 1933 that might be incurred by them in such capabilities and against which they cannot be indemnified by the Registrant. In addition, Registrant has agreed to maintain an insurance policy for directors, officers and employees of PhyHealth, the Registrant, and their respective subsidiaries for losses relating to the spin-off, the redemption and/or this registration statement.

Under separate indemnification agreements with Registrant, each director of the Registrant is indemnified to the fullest extent permitted by law against all liabilities relating to his or her service as a director of Registrant, arising out of or relating to or resulting from the spinoff, the redemption and/or this registration statement. Under the separation agreement, the Registrant will be required to indemnify each director for one-half of any amounts paid by the Registrant pursuant to such indemnification agreements.

In addition, the Registrant has entered into separate indemnification agreements with each of its directors, under which each director is indemnified to the fullest extent of the law against claims and expenses arising from their service as a director on behalf of the Registrant.

Section 102(b)(7) of the DGCL allows a Delaware corporation and Chapter; 78.7502 of the NRS, allows a Nevada Corporation, to eliminate or limit the personal liability of directors to a corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

Pursuant to Section 102(b)(7) of the DGCL, and pursuant to Chapter 78.7502 of the NRS, Article SIXTH of the Registrant's amended and restated certificate of incorporation eliminates a director's personal liability for monetary damages to the Registrant and its stockholders arising from a breach or alleged breach of a director's fiduciary duty except for liability under Section 174 of the DGCL (Chapter 78.138 of the NRS), for liability for any breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or for any transaction  from which the director derived an improper personal benefit.

Item 15.                 Recent Sales of Unregistered Shares [Guys, your input, please.]

While relatively illiquid, there is a trading market for the Predecessor’s common stock on PinkSheets.com trading as PHYH.  There is no trading market for Phyhealth Corporation.  As of October 31, 2009, PHYH  had approximately 455 common shareholders of record owning its 155,925,507 outstanding shares of common stock in the circumstances described below.  Registrant has at no time issued options and/or warrants to employees, affiliates and/or service providers.

Since inception, Registrant has funded its developmental stage activities through investments over time by eleven different investment funds that, in total, contributed $512,319 of capital contributions and purchased $4,598,112 of convertible debentures.  No underwriter was employed in connection with the offer and sale of such convertible debentures.  Registrant claimed the exemption from registration in connection with such private placement offering provided under Section 4(2) of the Securities Act of 1933 and Rule 505 or Regulation D thereunder.  Such debt and the accumulated interest, was ultimately converted to $7,467,883 of series B convertible preferred shares between August 11, 2008 and September 11, 2008.  No underwriter was employed in connection with such conversion.  Registrant claimed the exemption from registration in connection with such exchange with its existing convertible debenture holders provided under Section 3(a)(9) of the Securities Act of 1933.

Item 16.                 Index to Appendix

(a)(1)	Index to Financial Statements -- Included in Prospectus

Index to December 31, 2008 financial statements of Phyhealth Corporation	F-1

Index to June 30, 2009 financial statements of Phyhealth Corporation	F-10

Index to December 31, 2008 & 2007 consolidated financial statements of Physician Healthcare Management Group, Inc. and Subsidiaries	F-17

Index to June 30, 2009 consolidated financial statements of Physician Healthcare Management Group, Inc. and Subsidiaries	F-37

Index to December 31, 2008 & 2007 financial statements of Phyhealth Underwriters, Inc.	F-48

Index to June 30, 2009 Consolidated Pro Forma financial statements of Phyhealth Corporation and Subsidiaries	F-61

(a)(2)	Included Separately from Prospectus: Consent of Independent Registered Public Accountants. (See Exhibits 23.2 and 23.3 below.)

Other than the Financial Data Schedule, no schedules are included for the reason that all required information is contained in the financial statements included in the Prospectus.

(b)           Financial Statement Schedules.  Schedules not listed above have been omitted because the information to be set forth therein is not material, not applicable or is shown in the financial statements or notes thereto.

(c)           Exhibits:

3.1.1	Certificate of Incorporation of Physicians Healthcare Management Group, Inc.
3.1.2	Certificate of Incorporation of Registrant
3.1.3.	Certificate of Amendment to Certificate of Incorporation regarding Increased Authorization ofRegistrant
3.1.4	Certificate of Amendment to Certificate of Incorporation regarding Preferred Shares of Registrant
3.2.1	Bylaws of Physicians Healthcare Management Group, Inc.
3.2.2	Bylaws of Registrant
3.3.1	Form of Stock Certificate of Physicians Healthcare Management Group, Inc.
3.3.2	Form of Stock Certificate of Registrant
5.1	Opinion of Counsel as to the Legality of the Shares Being Spun Off
10.1	Florida Department of State Doing Business Qualification of Physicians Healthcare Management Group, Inc.
10.2	Florida Certificate of Good Standing dated August 2009
10.3	Nevada Certificate of Designation Regarding Convertible Preferred Stock of Physicians Healthcare Management Group, Inc.
10.4	Form of Convertible Preferred Stock Certificate of Physicians Healthcare Management Group, Inc.
10.5	Certificate of Amendment to Certificate of Incorporation re Convertible Preferred Stock
10.6	Nevada Certificate of Designation regarding Series B Preferred Stock of Physicians Healthcare Management Group, Inc.
10.7	Form of Series B Preferred Stock Certificate of Physicians Healthcare Management Group, Inc.
10.8	Office Lease of Physicians Healthcare Management, Inc. and Associated Renewals
10.9	Marketing Joint Venture Agreement dated January 10, 2008 between Physicians Healthcare Management Group, Inc. and Sorry Works, Inc.
10.10	Engagement Agreement dated October 6, 2006 between Physicians Healthcare Management Group, Inc. and CFO Professional Services, LLC
10.11	Stock Purchase Agreement dated May 9, 2006 between Physicians Healthcare Management Group, Inc. and Tiger Team Technologies, Inc. et al
10.12	Employment Agreement between Physicians Healthcare Management Group, Inc. and Robert L. Trinka
10.13	Employment Agreement between Physicians Healthcare Management Group, Inc. and Fidel R. Rodriguez
10.14	Employment Agreement between Registrant and Robert L. Trinka, effective as of Date of Spinoff
10.15	Employment Agreement between Registrant and Fidel R. Rodriguez, effective as of Date of Spinoff
10.16	Form of Stock Options Agreement
10.17	Form of Warrant Agreement
10.18	Separation Agreement between the Registrant and PhyHealth Corporation
10.19	Tax Matters Agreement between the Registrant and PhyHealth Corporation
23.1	Consent of Counsel (Carl N. Duncan, Esq., LLC)
23.2	Consent of Independent Registered Public Accountant Firm (Salberg and Company, P.A.)

Item 17.	Undertakings

A.	Certificates:

B.	Rule 415 Offering Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:  (i) include any prospectus required by Section 10(a) (3) of the Securities Act of 1933 (the “1933 Act”); (ii) reflect in the Prospectus any  facts or events which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement; and (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)
For determining liability under the 1933 Act, treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

C.	Request for Acceleration of Effective Date

The Registrant may elect to request acceleration of the effective date of the Registration Statement under Rule 461 of the 1933 Act.

D.	Indemnification

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

E.	Liability to Any Purchase in Initial Distribution of Securities

Registrant undertakes that in a primary offering of its securities pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to have offered or sold such securities to such purchaser:

(i)	Any Preliminary Prospectus or Prospectus of the Registrant relating to the Offering required to be filed pursuant to Rule 424 under the 1933 Act;
(ii)	Any free writing Prospectus relating to the Offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii)	The portion of any other free writing Prospectus relating to the Offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and
(iv)	Any other communication that constitutes an offer in the Offering made by the Registrant to the purchaser.

The Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s Annual Report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the Undersigned, thereunto duly authorized, in the City of Miami, Florida, on the 11th day of November, 2009.

PHYSICIANS HEALTHCARE MANAGEMENT GROUP, INC.

Date	By:	/s/ Robert L. Trinka
Robert L. Trinka
Chairman and President

                                                                                                  ,
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their respective capacity as officer and/or director of the Registrant on the date indicated.

Signatures/Title	Date

/s/ Robert L. Trinka	November 11, 2009
Robert L. Trinka, Chairman, President, CEO, Principal Executive Officer and Principal Financial Officer

/s/ Fidel Rodriguez	November 11, 2009
Fidel Rodriguez, V.P./Chief Operating Officer, Director and Treasurer

/s/ Richard E. Goulding	November 11, 2009
Richard E. Goulding, Director and Corporate Secretary